FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-04

Free Writing Prospectus

Structural and Collateral Term Sheet

$531,901,217

(Approximate Initial Pool Balance)

$467,408,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2022-C62

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

LMF Commercial, LLC

Argentic Real Estate Finance LLC

BSPRT CMBS Finance, LLC

UBS AG

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2022-C62

March 28, 2022

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner		UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approx. Initial Credit Support(4)	Pass-Through Rate Description	Weighted Average Life (Years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Certificate Principal U/W NOI Debt Yield(7)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$6,056,000	$5,837,000	$219,000	30.000%	(8)	2.49	5/22–2/27	40.8%	15.9%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$38,861,000	$37,462,000	$1,399,000	30.000%	(8)	4.87	2/27-3/27	40.8%	15.9%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$11,189,000	$10,786,000	$403,000	30.000%	(8)	7.23	3/27-9/31	40.8%	15.9%
A-3(9)	AAAsf/AAA(sf)/Aaa(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)	(10)	(10)	40.8%	15.9%
A-4(9)	AAAsf/AAA(sf)/Aaa(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)	(10)	(10)	40.8%	15.9%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$372,330,000(11)	$358,926,000(11)	$13,404,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$95,078,000(13)	$91,655,000(13)	$3,423,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
A-S(9)	AAAsf/AAA(sf)/Aa2(sf)	$46,542,000(9)	$44,866,000(9)	$1,676,000(9)	21.250%	(8)	9.91	3/32-3/32	45.8%	14.2%
B(9)	AA-sf/AA-(sf)/NR	$24,600,000(9)	$23,714,000(9)	$886,000(9)	16.625%	(8)	9.91	3/32-3/32	48.5%	13.4%
C(9)	A-sf/A-(sf)/NR	$23,936,000(9)	$23,074,000(9)	$862,000(9)	12.125%	(8)	9.95	3/32-4/32	51.2%	12.7%
Non-Offered Certificates
X-D	BBB-sf/BBB-(sf)/NR	$24,600,000(15)	$23,714,000(15)	$886,000(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-F	BB-sf/NR/NR	$15,292,000(17)	$14,741,000(17)	$551,000(17)	N/A	Variable(18)	N/A	N/A	N/A	N/A
D	BBBsf/BBB(sf)/NR	$15,292,000	$14,741,000	$551,000	9.250%	(8)	9.99	4/32–4/32	52.8%	12.3%
E	BBB-sf/BBB-(sf)/NR	$9,308,000	$8,972,000	$336,000	7.500%	(8)	9.99	4/32–4/32	53.9%	12.1%
F	BB-sf/NR/NR	$15,292,000	$14,741,000	$551,000	4.625%	(8)	9.99	4/32–4/32	55.5%	11.7%
G-RR	B-sf/NR/NR	$5,319,000	$5,127,000	$192,000	3.625%	(8)	9.99	4/32–4/32	56.1%	11.6%
H-RR	NR/NR/NR	$19,282,216	$18,587,216	$695,000	0.000%	(8)	9.99	4/32–4/32	58.2%	11.1%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B, X-D and X-F Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated March 28, 2022 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller in connection with any variation in the Certificate Balance of the VRR Interest and/or the Horizontal Risk Retention Certificates following the calculation of the actual fair value of all of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. The actual initial Certificate Balances and Notional Amounts also depend on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B, X-D and X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts, and, if, as a result of such pricing, the pass-through rate of any of the class of the Class X-A, X-B, X-D and X-F Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(3)	On the closing date, the Certificates with the initial Certificate Balances or Notional Amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” (such Certificates, collectively the “VRR Interest”) are expected to be purchased for cash from the underwriters by a majority-owned affiliate of Argentic Real Estate Finance LLC (a sponsor and affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support with respect to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate initial credit enhancement for the underlying Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate initial credit enhancement for the underlying Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate initial credit enhancement for the underlying Class C trust component.
(5)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 or A-4 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certificate Structure

(7)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, A-4, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of such Classes of Certificates (or, with respect to the Class A-3 and Class A-4 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(8)	The pass-through rates for the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E, F, G-RR and H-RR Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)

The Class A-3-1, A-3-2, A-3-X1, A-3-X2, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S-1, A-S-2, A-S-X1, A-S-X2, B-1, B-2, B-X1, B-X2, C-1, C-2, C-X1 and C-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-3, A-4, A-S, B and C Certificates, constitute the “Exchangeable Certificates”. The Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates, together with the Exchangeable Certificates with a Certificate Balance, are referred to as the “Principal Balance Certificates.” Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”

(10)	The exact initial Certificate Balances or Notional Amounts of the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components (and consequently, the exact initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components is expected to be approximately $316,224,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and A-3-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 trust component. The Class A-4-X1 and A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. In the event that the Class A-4 Certificates are issued at $316,224,000, the Class A-3 Certificates will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$0 – $155,000,000	N/A – 9.79	N/A / 9/31 – 2/32
Class A-4	$161,224,000 – $316,224,000	9.82 – 9.86	9/31 – 3/32 / 2/32 – 3/32

(11)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C trust components outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(16)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and E Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(17)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.
(18)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
LMF Commercial, LLC	16	19	$145,385,000	27.3%
Argentic Real Estate Finance LLC	11	14	140,378,871	26.4
BSPRT CMBS Finance, LLC	7	7	85,299,134	16.0
UBS AG	7	32	84,175,000	15.8
Wells Fargo Bank, National Association	5	10	76,663,212	14.4
Total	46	82	$531,901,217	100.0%

Loan Pool:

Initial Pool Balance:	$531,901,217
Number of Mortgage Loans:	46
Average Cut-off Date Balance per Mortgage Loan:	$11,563,070
Number of Mortgaged Properties:	82
Average Cut-off Date Balance per Mortgaged Property(1):	$6,486,600
Weighted Average Mortgage Interest Rate:	4.3758%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	48.6%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	2.23x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	58.2%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	56.1%
% of Mortgage Loans with Additional Subordinate Debt(3):	2.8%
% of Mortgage Loans with Single Tenants(4):	6.2%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	For certain of the mortgage loans, underwritten net cash flow, underwritten net operating income and appraised values of the related mortgaged properties were determined, or were calculated based on information as of a date, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the loan-to-value, debt service coverage and debt yield metrics presented in this term sheet may not reflect current market conditions.

(3)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(4)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 23.2% of the mortgage pool (12 mortgage loans) has scheduled amortization, as follows:

13.5% (9 mortgage loans) require amortization during the entire loan term; and

9.7% (3 mortgage loans) provide for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 76.8% of the mortgage pool (34 mortgage loans) provide for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 57.3% and 2.28x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 33.1% of the mortgage pool (11 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	89.4% of the pool
Insurance:	81.1% of the pool
Capital Replacements:	91.3% of the pool
TI/LC:	64.0% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

80.3% of the mortgage pool (40 mortgage loans) feature a lockout period, then defeasance only until an open period;

7.6% of the mortgage pool (1 mortgage loan) feature the greater of a prepayment premium (1%) or yield maintenance until an open period;

4.8% of the mortgage pool (2 mortgage loans) feature a lockout period, then the greater of a prepayment premium (1%) or yield maintenance until an open period;

4.5% of the mortgage pool (2 mortgage loans) feature a lockout period, then the greater of a prepayment premium (1%) or yield maintenance or defeasance until an open period; and

2.8% of the mortgage pool (1 mortgage loan) feature the greater of a prepayment premium (0.5%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$467,408,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of thirty classes (Classes A-1, A-2, A-SB, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-4, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, B-1, B-2, B-X1, B-X2, C, C-1, C-2, C-X1, C-X2, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	LMF Commercial, LLC (“LMF”), Argentic Real Estate Finance LLC (“AREF”), BSPRT CMBS Finance, LLC (“BSPRT”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS”) and Wells Fargo Bank, National Association (“WFB”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Argentic Services Company LP
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Majority Controlling Class Certificateholder:	Argentic Securities Holdings Cayman Limited, an affiliate of Argentic Real Estate Finance LLC and Argentic Services Company LP
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Argentic Real Estate Finance LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance LLC, the retaining sponsor, intends to cause Argentic Securities Holdings Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates representing approximately 1.4% of the fair value of all of the ABS interests issued, which will be comprised of the Class G-RR and H-RR certificates (other than the portion that comprises the VRR Interest) and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 3.6% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU/UK Credit Risk Retention

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” in the Preliminary Prospectus.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the payment due date for the monthly debt service payment that is due in April 2022 (or, in the case of any mortgage loan that has its first payment due date in May 2022, the date that would have been its payment due date in April 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about April 18, 2022.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in May 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Issue Characteristics

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in May 2022.
Rated Final Distribution Date:	The Distribution Date in April 2055.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of two or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF	Cut-off Date Balance Per SF	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
AREF	Pacific Castle Portfolio	Various	Various	1 / 4	$44,700,000	8.4%	Retail	465,115	$139	60.0%	60.0%	2.43x	10.2%
BSPRT	Whizin Market Square	Agoura Hills	CA	1 / 1	40,250,000	7.6	Retail	136,746	294	62.9	62.9	1.83	9.2
LMF	Midtown Central Square	Houston	TX	1 / 1	36,000,000	6.8	Office	269,800	133	59.8	59.8	2.31	12.8
WFB	Artthaus Studios	Oakland	CA	1 / 1	23,750,000	4.5	Office	104,802	227	50.4	50.4	2.34	9.5
AREF	Long Lake Crossing	Troy	MI	1 / 1	21,000,000	3.9	Office	171,994	122	58.0	58.0	1.68	11.1
LMF	Forum Office West Palm Beach	West Palm Beach	FL	1 / 1	20,500,000	3.9	Office	185,771	110	68.6	62.3	1.89	11.6
UBS AG	530 Bush Street	San Francisco	CA	1 / 1	19,500,000	3.7	Office	104,737	186	36.9	36.9	3.58	14.8
UBS AG	KNP Portfolio	Various	Various	1 / 8	18,000,000	3.4	Retail	62,675	287	60.0	60.0	2.12	8.9
WFB	GS Foods Portfolio	Various	Various	1 / 6	17,520,000	3.3	Industrial	516,288	111	67.2	60.9	1.45	8.6
WFB	Conyers Plaza	Conyers	GA	1 / 1	17,500,000	3.3	Retail	171,374	102	69.2	69.2	3.02	13.0
Top Three Total/Weighted Average				3 / 6	$120,950,000	22.7%				60.9%	60.9%	2.19x	10.6%
Top Five Total/Weighted Average				5 / 8	$165,700,000	31.2%				59.0%	59.0%	2.15x	10.5%
Top Ten Total/Weighted Average				10 / 25	$258,720,000	48.6%				59.4%	58.5%	2.25x	10.9%
Non-Top Ten Total/Weighted Average				36 / 57	$273,181,217	51.4%				57.1%	53.8%	2.21x	11.4%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

No.	Loan Name	Mortgage Loan Seller in WFCM 2022-C62	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Pacific Castle Portfolio	AREF	$44,700,000	$64,700,000	WFCM 2022-C62	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitizations	$20,000,000
9	GS Foods Portfolio	WFB	$17,520,000	$57,520,000	BANK 2022-BNK40	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	BANK 2022-BNK40	$40,000,000
13	ILPT Logistics Portfolio	UBS AG	$15,000,000	$341,140,000	ILPT 2022-LPFX	Berkadia Commercial Mortgage, LLC	Situs Holdings, LLC	ILPT 2022-LPFX	$326,140,000
17	The Hallmark	BSPRT	$12,175,118	$34,040,636	BBCMS 2022-C14	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association	BBCMS 2022-C14	$21,865,518
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
13	UBS AG	ILPT Logistics Portfolio	$15,000,000	2.8%	$103,860,000	$255,000,000	4.4170%	3.12x	1.33x	13.2%	6.4%	29.0%	59.6%
Total/Weighted Average			$15,000,000	2.8%	$103,860,000	$255,000,000	4.4170%	3.12x	1.33x	13.2%	6.4%	29.0%	59.6%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
2	BSPRT	Whizin Market Square	Agoura Hills	CA	Retail	$40,250,000	7.6%	BSPRT 2018-FL4
5	AREF	Long Lake Crossing	Troy	MI	Office	21,000,000	3.9	WFRBS 2012-C10
16	BSPRT	Residence Inn Chester Richmond	Chester	VA	Hospitality	12,936,722	2.4	UBSCM 2012-C1
17	BSPRT	The Hallmark	Herndon	VA	Office	12,175,118	2.3	CMLT 2008-LS1
24	AREF	Four Points Arlington	Arlington	TX	Hospitality	8,752,214	1.6	MSC 2012-C4
27	BSPRT	Orchard West Georgia Student Housing	Carrollton	GA	Multifamily	6,492,442	1.2	JPMBB 2013-C17
Total						$101,606,497	19.1%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity or ARD($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity or ARD (mos.)
5	AREF	Long Lake Crossing	MI	Office	$21,000,000	3.9%	$21,000,000	54.0%	171,994	$122	1.68x	11.1%	58.0%	58.0%	59	59
10	WFB	Conyers Plaza	GA	Retail	17,500,000	3.3	17,500,000	45.0	171,374	102	3.02	13.0	69.2	69.2	58	58
Total/Weighted Average					$38,500,000	7.2%	$38,500,000	99.1%			2.29x	12.0%	63.1%	63.1%	59	59

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	20	$159,653,064	30.0%	62.5%	61.2%	2.16	x	10.1%	9.5%	4.2741%
Anchored	8	118,488,064	22.3	63.4	61.6	2.23		10.5	9.8	4.2280
Single Tenant	12	41,165,000	7.7	59.8	59.8	1.96		8.9	8.7	4.4067
Office	8	147,725,118	27.8	56.0	54.1	2.34		12.0	11.2	4.5587
Suburban	5	82,425,118	15.5	58.1	54.6	2.16		11.4	10.6	4.4002
CBD	2	55,500,000	10.4	51.8	51.8	2.76		13.5	12.6	4.6333
Medical	1	9,800,000	1.8	62.9	62.9	1.49		8.3	8.2	5.4700
Industrial	26	61,870,000	11.6	49.8	48.0	2.25		10.5	9.8	3.9717
Flex	3	29,350,000	5.5	50.1	50.1	2.28		10.3	9.6	4.1350
Warehouse/Distribution	14	13,984,071	2.6	29.0	29.0	3.12		13.2	12.2	3.8647
Cold Storage	2	10,363,713	1.9	67.2	60.9	1.45		8.6	8.1	3.7900
Warehouse/Cold Storage	2	5,159,327	1.0	67.2	60.9	1.45		8.6	8.1	3.7900
Cold Storage/Warehouse/Distribution	1	1,495,160	0.3	67.2	60.9	1.45		8.6	8.1	3.7900
Manufacturing/Warehouse	3	1,015,929	0.2	29.0	29.0	3.12		13.2	12.2	3.8647
Manufacturing/Cold Storage/Warehouse	1	501,800	0.1	67.2	60.9	1.45		8.6	8.1	3.7900
Mixed Use	10	53,745,000	10.1	63.1	62.6	1.94		9.2	8.9	4.5762
Multifamily/Retail	5	31,895,000	6.0	67.1	67.1	1.75		8.1	8.0	4.6656
Multifamily/Office/Retail	1	6,200,000	1.2	57.9	57.9	2.51		11.6	10.7	4.2250
Self Storage/Industrial	1	6,150,000	1.2	56.6	56.6	2.28		9.4	9.2	3.9710
Retail/Multifamily	1	4,750,000	0.9	64.2	64.2	1.71		8.4	8.2	4.7500
Self Storage/Recreational Vehicle Community	1	2,750,000	0.5	51.9	43.4	1.99		13.7	13.4	5.4400
Office/Retail	1	2,000,000	0.4	47.6	47.6	2.74		13.7	12.5	4.5000
Multifamily	6	47,692,442	9.0	59.9	57.0	1.89		9.8	9.4	4.2746
Mid Rise	2	19,500,000	3.7	65.6	65.6	1.97		9.3	9.0	4.5336
Garden	2	18,850,000	3.5	56.6	52.6	1.85		9.7	9.4	3.8420
Student Housing	1	6,492,442	1.2	50.7	41.3	1.92		12.3	11.8	4.6100
Low Rise	1	2,850,000	0.5	63.6	63.6	1.62		7.7	7.6	4.6000
Hospitality	5	40,615,593	7.6	54.4	45.7	2.96		18.4	16.8	4.4557
Limited Service	3	18,926,656	3.6	56.7	50.0	2.93		18.7	16.9	5.0191
Extended Stay	1	12,936,722	2.4	43.9	34.2	3.68		21.1	19.5	3.3410
Full Service	1	8,752,214	1.6	64.8	53.3	1.97		13.8	12.6	4.8850
Self Storage	7	20,600,000	3.9	57.2	57.2	1.98		9.4	9.2	4.6197
Self Storage	7	20,600,000	3.9	57.2	57.2	1.98		9.4	9.2	4.6197
Total	82	$531,901,217	100.0%	58.2%	56.1%	2.23	x	11.1%	10.5%	4.3758%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	9	$145,253,189	27.3%	56.4%	56.1%	2.27x	10.2%	9.7%	4.3099%
Northern California	5	81,866,897	15.4	51.9	51.9	2.59	10.9	10.4	3.9878
Southern California	4	63,386,293	11.9	62.2	61.5	1.84	9.3	8.9	4.7260
Texas	13	86,742,214	16.3	59.1	57.1	2.07	11.2	10.6	4.6636
Florida	4	38,126,656	7.2	63.2	56.5	2.11	13.1	12.1	4.3553
New York	7	35,945,000	6.8	66.3	66.3	1.77	8.4	8.2	4.7186
Virginia	3	26,719,197	5.0	51.6	40.9	2.89	16.8	15.2	3.4905
Other(2)	46	199,114,959	37.4	57.6	55.8	2.29	11.2	10.5	4.3593
Total/Weighted Average	82	$531,901,217	100.0%	58.2%	56.1%	2.23x	11.1%	10.5%	4.3758%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Includes 22 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
2,000,000	1	$2,000,000	0.4%
2,000,001 - 3,000,000	3	8,275,000	1.6
3,000,001 - 4,000,000	3	10,945,000	2.1
4,000,001 - 5,000,000	7	31,809,852	6.0
5,000,001 - 6,000,000	2	10,393,683	2.0
6,000,001 - 7,000,000	5	31,942,442	6.0
7,000,001 - 8,000,000	1	7,232,973	1.4
8,000,001 - 9,000,000	2	17,702,214	3.3
9,000,001 - 10,000,000	2	19,800,000	3.7
10,000,001 - 15,000,000	8	101,330,051	19.1
15,000,001 - 20,000,000	6	104,270,000	19.6
20,000,001 - 30,000,000	3	65,250,000	12.3
30,000,001 - 44,700,000	3	120,950,000	22.7
Total	46	$531,901,217	100.0%
Average	$11,563,070
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.43 - 1.50	3	$23,370,000	4.4%
1.51 - 1.60	2	26,470,000	5.0
1.61 - 1.70	3	18,225,000	3.4
1.71 - 1.80	5	47,994,852	9.0
1.81 - 1.90	2	17,950,000	3.4
1.91 - 2.00	4	54,457,442	10.2
2.01 - 2.25	8	97,578,399	18.3
2.26 - 2.50	7	92,400,118	17.4
2.51 - 2.75	3	67,150,000	12.6
2.76 - 3.00	1	2,000,000	0.4
3.01 - 3.50	3	37,793,683	7.1
3.51 - 4.00	3	35,111,722	6.6
4.01 - 5.34	2	11,400,000	2.1
Total	46	$531,901,217	100.0%
Weighted Average	2.37x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.41 - 1.50	4	$40,890,000	7.7%
1.51 - 1.60	2	13,244,852	2.5
1.61 - 1.70	6	57,175,000	10.7
1.71 - 1.80	1	4,750,000	0.9
1.81 - 1.90	5	90,443,212	17.0
1.91 - 2.00	6	32,942,630	6.2
2.01 - 2.25	4	58,775,118	11.1
2.26 - 2.50	8	141,175,000	26.5
2.51 - 2.75	2	8,200,000	1.5
2.76 - 3.00	1	5,293,683	1.0
3.01 - 3.50	2	32,500,000	6.1
3.51 - 4.00	3	35,111,722	6.6
4.01 - 4.79	2	11,400,000	2.1
Total	46	$531,901,217	100.0%
Weighted Average	2.23x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	25	$198,945,180	37.4%
Acquisition	15	174,356,037	32.8
Acquisition/Refinance	2	84,950,000	16.0
Recapitalization	4	73,650,000	13.8
Total	46	$531,901,217	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
3.3410 - 3.5000	3	$20,611,722	3.9%
3.5001 - 3.7500	2	25,925,118	4.9
3.7501 - 4.0000	9	182,620,000	34.3
4.0001 - 4.2500	4	39,293,212	7.4
4.2501 - 4.5000	9	59,603,535	11.2
4.5001 - 4.7500	5	27,267,442	5.1
4.7501 - 5.0000	8	95,597,214	18.0
5.0001 - 5.2500	2	40,200,000	7.6
5.2501 - 5.5000	3	19,782,973	3.7
5.5001 - 6.1100	1	21,000,000	3.9
Total	46	$531,901,217	100.0%
Weighted Average	4.3758%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.2 - 8.0	5	$29,370,000	5.5%
8.1 - 9.0	9	80,060,000	15.1
9.1 - 10.0	7	123,750,000	23.3
10.1 - 11.0	6	79,569,852	15.0
11.1 - 12.0	4	59,443,212	11.2
12.1 - 13.0	4	72,167,560	13.6
13.1 - 14.0	5	31,177,214	5.9
14.1 - 15.0	1	19,500,000	3.7
15.1 - 16.0	1	7,232,973	1.4
16.1 - 19.0	2	10,293,683	1.9
19.1 - 22.5	2	19,336,722	3.6
Total	46	$531,901,217	100.0%
Weighted Average	11.1%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.1 - 8.0	5	$29,370,000	5.5%
8.1 - 9.0	11	131,560,000	24.7
9.1 - 10.0	9	142,594,852	26.8
10.1 - 11.0	6	68,668,212	12.9
11.1 - 12.0	4	72,167,560	13.6
12.1 - 13.0	3	25,752,214	4.8
13.1 - 14.0	4	32,157,973	6.0
14.1 - 17.0	1	5,000,000	0.9
17.1 - 18.0	1	5,293,683	1.0
18.1 - 20.0	1	12,936,722	2.4
20.1 - 20.2	1	6,400,000	1.2
Total	46	$531,901,217	100.0%
Weighted Average	10.5%
ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	2	$38,500,000	7.2%
114 - 120	44	493,401,217	92.8
Total	46	$531,901,217	100.0%
Weighted Average	116 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
58 - 60	2	$38,500,000	7.2%
113 - 120	44	493,401,217	92.8
Total	46	$531,901,217	100.0%
Weighted Average	114 months
ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	34	$408,460,000	76.8%
360	12	123,441,217	23.2
Total	46	$531,901,217	100.0%
Weighted Average(3)	360 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	34	$408,460,000	76.8%
356 - 360	12	123,441,217	23.2
Total	46	$531,901,217	100.0%
Weighted Average(5)	359 months

(4)    The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Springing	31	$313,269,322	58.9%
Hard/ Springing Cash Management	10	155,288,683	29.2
Soft/ Springing Cash Management	4	42,343,212	8.0
Hard/ In Place Cash Management	1	21,000,000	3.9
Total	46	$531,901,217	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Lockout / Defeasance / Open	40	$427,281,217	80.3%
GRTR 1% or YM / Open	1	40,250,000	7.6
Lockout / GRTR 1% or YM / Open	2	25,700,000	4.8
Lockout / GRTR 1% or YM or Defeasance / Open	2	23,670,000	4.5
GRTR 0.50% or YM / Open	1	15,000,000	2.8
Total	46	$531,901,217	100.0%
(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
29.0 - 30.0	1	$15,000,000	2.8%
30.1 - 40.0	2	22,175,000	4.2
40.1 - 45.0	2	17,936,722	3.4
45.1 - 50.0	3	23,250,000	4.4
50.1 - 55.0	7	61,932,442	11.6
55.1 - 60.0	10	158,763,535	29.8
60.1 - 65.0	12	123,560,306	23.2
65.1 - 70.0	6	83,970,000	15.8
70.1 - 73.6	3	25,313,212	4.8
Total	46	$531,901,217	100.0%
Weighted Average	58.2%
BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
29.0 - 30.0	1	$15,000,000	2.8%
30.1 - 35.0	1	12,936,722	2.4
35.1 - 40.0	2	22,175,000	4.2
40.1 - 45.0	3	14,242,442	2.7
45.1 - 50.0	6	45,013,653	8.5
50.1 - 55.0	8	82,425,188	15.5
55.1 - 60.0	8	147,168,212	27.7
60.1 - 65.0	11	133,420,000	25.1
65.1 - 70.0	4	45,950,000	8.6
70.1 - 73.6	2	13,570,000	2.6
Total	46	$531,901,217	100.0%
Weighted Average	56.1%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Interest Only	34	$408,460,000	76.8%
Amortizing Balloon	9	71,671,217	13.5
Interest Only, Amortizing Balloon	3	51,770,000	9.7
Total	46	$531,901,217	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60	3	$51,770,000	9.7%
Total	3	$51,770,000	9.7%
Weighted Average	60 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0	6	$75,550,000	14.2%
1	18	178,714,189	33.6
2	19	235,005,188	44.2
3	2	30,456,722	5.7
4	1	12,175,118	2.3
Total	46	$531,901,217	100.0%
Weighted Average	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

V.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. For any Distribution Date, prepayment interest shortfalls allocated to a trust component will be allocated amongst the related Classes of Exchangeable Certificates, pro rata, in accordance with their respective interest accrual amounts for that distribution date. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D, X-F and Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-F or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B, X-D and X-F Certificates and, therefore, the amount of interest they accrue.

(1) The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-3 and Class A-4 trust components discussed in footnote (10) to the table under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

“Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.  The relative priorities of the Exchangeable Certificates are described more fully under "Exchangeable Certificates."

(2)   The Class X-A, X-B, X-D and X-F Certificates are interest-only certificates.

(3)   Non-Offered Certificates.

(4)   Other than the Class X-D, X-F and R Certificates

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-SB, X-A, X-B, X-D and X-F Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components: To interest on the Class A-1, A-2, A-SB, X-A, X-B, X-D and X-F Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components: To principal on the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 trust component until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 trust component until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components, has been reduced to zero as a result of the allocation of mortgage loan losses and expenses and any of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components remaining outstanding, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3. Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components: To reimburse the holders of the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.   Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.   Class B, B-X1, B-X2 trust components: To make distributions on the Class B, B-X1 and B-X2 trust components as follows: (a) first, to interest on the Class B, B-X1 and B-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4 and A-S trust components), to principal on the Class B trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B trust component

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

      for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

6.   Class C, C-X1, C-X2 trust components: To make distributions on the Class C, C-X1 and C-X2 trust components as follows: (a) first, to interest on the Class C, C-X1 and C-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4, A-S and B trust components), to principal on the Class C trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

7.   Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-SB Certificates and the Class A-3, A-4, A-S, B and C trust components), to principal on the Class D Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.   After the Class A-1, A-2, A-SB and D Certificates and the Class A-3, A-4, A-S, B and C trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class E, F, G-RR and H-RR Certificates sequentially in that order in a manner analogous to the Class D Certificates.

Principal and interest payable on the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2, A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Exchangeable Certificates:

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding certificate balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

On the closing date, the issuing entity will issue the following “trust components,” each with the initial certificate balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (10) to the table under “Certificate Structure”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	See footnote (10) to the table under “Certificate Structure”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$46,542,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$24,600,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$23,936,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of certificates, divided by (y) the Certificate Balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S trust component (if such class of Exchangeable Certificates has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B trust component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C trust component. The maximum Certificate Balances of Class A-3, A-4, A-S, B and C Certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 trust components discussed in footnote (10) to the table under “Certificate Structure”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 trust component, Class A-4 trust component, Class A-S trust component, Class B trust component or Class C trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3 Certificates, Class A-4 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above.
Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(1)     to each class of the Class A-1, A-2, A-SB, A-3, A-3-1, A-3-2, A-4, A-4-1, A-4-2, A-S, A-S-1, A-S-2, B, B-1, B-2, C, C-1, C-2, D and E Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2)     to the Class A-3-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 Certificates and the applicable principal prepayment,

(3)     to the Class A-3-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 Certificates and the applicable principal prepayment,

(4)     to the Class A-4-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 Certificates and the applicable principal prepayment,

(5)     to the Class A-4-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 Certificates for that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

        Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 Certificates and the applicable principal prepayment,

(6)     to the Class A-S-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7)     to the Class A-S-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8)     to the Class B-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 Certificates and the applicable principal prepayment,

(9)   to the Class B-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 Certificates and the applicable principal prepayment,

(10)   to the Class C-X1 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

        applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment,

(11)   to the Class C-X2 Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment,

(12)   to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB Certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above, and

(13)   to the Class X-B Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, X-F, F, G-RR, H-RR or R Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-SB, D, E, F, G-RR and H-RR Certificates and the Class A-3, A-4, A-S, B and C trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C trust component; seventh, to the Class B trust component; eighth, to the Class A-S trust component; and, finally, pro rata, to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-3, A-4, A-S, B or C trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 and A-SB Certificates and the Class A-3 and A-4 trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B and C trust components as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

designations (except that interest payments on the Class A-1, A-2, A-SB, A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2, X-A, X-B, X-D and X-F Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 12 months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-SB, D and E Certificates and the Class A-3, A-4, A-S, B and C trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class G-RR and H-RR Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class(es)) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class G-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class or (ii) a holder of the Class G-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the WFCM 2022-C62 pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2022-C62 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2022-C62 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There is expected to be no initial risk retention consultation party as of the closing date.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the VRR Interest or the risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the risk retention

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.
Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2022-C62 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder, Operating Advisor and/or Risk Retention Consultation Party, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2022-C62 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan) as a whole loan. The directing certificateholder for this securitization generally will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●    reviewing for accuracy and consistency with the WFCM 2022-C62 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

      Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2022-C62 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2022-C62 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Certain Terms and Conditions

respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2022-C62 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2022-C62 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2022-C62 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that Argentic Securities Holdings Cayman Limited, an affiliate of Argentic Real Estate Finance LLC and Argentic Services Company LP or an affiliate will be the initial majority controlling class certificateholder.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

VONS
Pharmacy

Rimrock Plaza

T.J.maxx
HomeGoods

Sandstone Village

CVS/pharmacy

SAFEWAY
SAFEWAY

Prune Tree Center

ROSS
DRESS FOR LESS

Marshalls

Rancho Cordova Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

Scotts Valley
Felton
SANTA CRUZ COUNTY
SANTA CRUZ MOUNTAINS
Morgan Hill
San Martin
SANTA CLARA COUNTY
Gilroy
Day Valley
Soquel
Aptos
Corralitos
Santa Cruz
Capitola
Rio del Mar
Amesti
Interlaken
Freedom
Watsonville
Pajaro Dunes
Pajaro
Las Lomas
Aromas
SAN BENITO COUNTY
Hollister
Monterey Bay
Moss Landing
Elkhorn
Prunedale
Castroville
GABILAN RANGE
MONTEREY COUNTY
Boronda
Marina
Salinas
SALINAS VALLEY
Pacific Grove
Seaside
Monterey
Sand City
Pebble Beach
Carmel-by-the-Sea
SANTA LUCIA RANGE
Chualar

Roseville
Granite Bay
Folsom Lake
EL DORADO COUNTY
Foothill Farms
Rio Linda
McClellan Park
Citrus Heights
Orangevale
Eldorado Hills
North Highlands
Folsom
Fair Oaks
Carmichael
Arden-Arcade
Rancho Cordova
Rosemont
SACRAMENTO
SACRAMENTO COUNTY
Rancho Murieta
Florin
Vineyard
Elk Grove
Wilton

Pacific Castle Portfolio

1 Rancho Cordova Town Center	Rancho Cordova, CA
2 Prune Tree Center	Prunedale, CA
3 Rimrock Plaza	Palm Springs, CA
4 Sandstone Village	St. George, UT

North Palm Springs
PALM SPRINGS
COACHELLA VALLEY
Palm Springs International Airport
Cathedral City
Thousand Palms
Mt. San Jacinto State Park
RIVERSIDE COUNTY
Rancho Mirage
PALM DESERT
AGUA CALIENTE INDIAN RESERVATION
SAN JACINTO MOUNTAINS
SAN BERNARDINO NATIONAL FOREST

Ivins
Red Cliffs National Conservation Area
Santa Clara
St. George
Washington
WASHINGTON COUNTY
Virgin River
St. George Regional Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Pacific Castle Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Retail - Anchored
Original Principal Balance(1):	$44,700,000			Location:	Various
Cut-off Date Balance(1):	$44,700,000			Size:	465,115 SF
% of Initial Pool Balance:	8.4%			Cut-off Date Balance Per SF(1):	$139.11
Loan Purpose(2):	Acquisition/Refinance			Maturity Date Balance Per SF(1):	$139.11
Borrower Sponsors:	Wayne Cheng and Cheng Family Trust, dated December 21, 2001			Year Built/Renovated:	Various/Various
Guarantors:	Wayne Cheng and Cheng Family Trust, dated December 21, 2001			Title Vesting:	Fee
Mortgage Rate:	3.8850%			Property Manager:	Pacific Castle Management, Inc.
Note Date:	February 2, 2022			Current Occupancy (As of):	92.0% (1/1/2022)
Seasoning:	2 months			YE 2020 Occupancy:	86.0%
Maturity Date:	February 6, 2032			YE 2019 Occupancy(4):	91.4%
IO Period:	120 months			YE 2018 Occupancy(4):	90.7%
Loan Term (Original):	120 months			As-Is Appraised Value(5):	$107,800,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF(5):	$231.77
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date(5):	December 28, 2021
Call Protection:	L(26),D(89),O(5)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(6)
Additional Debt(1):	Yes			TTM NOI (9/30/2021)(7):	$5,675,258
Additional Debt Type (Balance)(1):	Pari Passu ($20,000,000)			YE 2020 NOI:	$5,089,684
				YE 2019 NOI(8):	$5,607,506
				YE 2018 NOI:	$5,234,513
				U/W Revenues:	$9,182,898
				U/W Expenses:	$2,601,302
Escrows and Reserves(3)				U/W NOI(7):	$6,581,596
	Initial	Monthly	Cap	U/W NCF:	$6,192,992
Taxes	$373,548	$74,710	NAP	U/W DSCR based on NOI/NCF(1):	2.58x / 2.43x
Insurance	$106,062	$11,785	NAP	U/W Debt Yield based on NOI/NCF(1):	10.2% / 9.6%
Replacement Reserve	$0	$5,814	$348,836	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.2% / 9.6%
TI/LC Reserve	$300,000	$29,070	$1,046,509	Cut-off Date LTV Ratio(1)(5):	60.0%
Immediate Repairs	$40,063	$0	NAP	LTV Ratio at Maturity(1)(5):	60.0%

Sources and Uses
Sources			Uses
Original whole loan amount	$64,700,000	83.6%	Purchase price(2)	$50,847,934	65.7%
Equity contribution	12,719,130	16.4	Loan payoff(2)	24,582,758	31.8
			Closing costs	1,168,766	1.5
			Reserves	819,673	1.1
Total Sources	$77,419,130	100.0%	Total Uses	$77,419,130	100.0%
(1)	The Pacific Castle Portfolio Mortgage Loan (as defined below) is part of the Pacific Castle Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $64,700,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Pacific Castle Portfolio Whole Loan.

(2)	The Pacific Castle Portfolio Whole Loan facilitated the acquisition of the Sandstone Village Property (as defined below) for approximately $18.3 million and the Rancho Cordova Town Center Property (as defined below) for $32.5 million, and the refinance of the Prune Tree Center Property (as defined below) and Rimrock Plaza Property (as defined below).

(3)	See “Escrows” section below.

(4)	The Rimrock Plaza Property was acquired in 2020 and the prior owner did not provide historical occupancy statistics. The occupancy figures used in the calculation were obtained from the appraisal.

(5)	The As-Is Appraised Value represents the portfolio market value of the Pacific Castle Portfolio Properties (as defined below) as of December 28, 2021, if the entire property portfolio is marketed to a single purchaser. Based on the sum of the appraised values of the individual properties which equals $101,350,000, the As-Is Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are $217.90, 63.8% and 63.8%, respectively.

(6)	While the Pacific Castle Portfolio Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Pacific Castle Portfolio Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

(7)	The difference between UW NOI and TTM NOI is primarily attributed to (i) $124,146 of rent steps, (ii) an increase in recoveries, and (iii) recent leasing resulting in an increase in occupancy from 87.2% as of September 30, 2021 to 92.0% as of January 1, 2022.
(8)	Represents 2019 NOI for the Sandstone Village Property, Rancho Cordova Town Center Property, and Prune Tree Center Property. Represents the 6/30/2019 T6 annualized NOI for the Rimrock Plaza Property. The Rimrock Plaza Property was acquired in 2020 and the prior owner did not provide full year 2019 operating statements.

The Mortgage Loan. The mortgage loan (the “Pacific Castle Portfolio Mortgage Loan”) is part of a whole loan (the “Pacific Castle Portfolio Whole Loan”) that is evidenced by four promissory notes secured by a first priority fee mortgage encumbering a 465,115 square foot portfolio of four anchored retail properties located in California and Utah (the “Rancho Cordova Town Center Property”, “Prune Tree Center Property”, “Rimrock Plaza Property”, and “Sandstone Village Property”, and collectively, the “Pacific Castle Portfolio Properties”). Proceeds from the Pacific Castle Portfolio Whole Loan were used to facilitate the refinance and acquisition of the Pacific Castle Portfolio Properties, fund reserve accounts, and pay closing costs.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	WFCM 2022-C62	Yes
A-2	$20,000,000	$20,000,000	MSC 2022-L8(1)	No
A-3	$10,000,000	$10,000,000	WFCM 2022-C62	No
A-4	$4,700,000	$4,700,000	WFCM 2022-C62	No
Total	$64,700,000	$64,700,000
(1)	MSC 2022-L8 is expected to close on or about April 7, 2022.

The Borrowers and Borrower Sponsors. The borrowers are PC Prunetree, LLC, Pacific Castle Rimrock, LLC, Pacific Castle Sandstone, LLC, and Pacific Castle Rancho, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Each borrower owns one individual Pacific Castle Portfolio Property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pacific Castle Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors of the Pacific Castle Portfolio Whole Loan are Wayne Cheng and the Cheng Family Trust, dated December 21, 2001. Wayne Cheng is the founder and CEO of Pacific Castle, a real estate investment company founded in 1993 that has executed over $1.0 billion in transactions since its founding. Affiliates of Pacific Castle currently own and/or manage a portfolio of shopping centers in the western United States. The total portfolio is comprised of nearly 2.0 million square feet.

The Properties. The Pacific Castle Portfolio Whole Loan is secured by four anchored retail properties totaling 465,115 square feet located in California (81.0% of NRA) and Utah (19.0% of NRA). The Pacific Castle Portfolio Properties were 92.0% occupied by 85 tenants as of January 1, 2022. Ten tenants occupying approximately 31.3% of the NRA are investment grade tenants. Thirty-nine tenants occupying approximately 61.6% of the NRA have renewed their respective leases one or more times.

The following table presents certain information relating to the Pacific Castle Portfolio Properties:

Portfolio Summary

Property Name	City, State(1)	Net Rentable Area (SF)(2)	Year Built/ Renovated(1)	Occupancy %(2)	Allocated Cut-off Date Balance(3)	% of ALA	“As-Is” Appraised Value(1)	U/W NCF
Rancho Cordova Town Center	Rancho Cordova, CA	148,656	1988/NAP	94.2%	$21,704,983	33.5%	$34,000,000	$2,592,361
Prune Tree Center	Prunedale, CA	131,655	1989/2016	93.7%	$17,906,611	27.7%	$28,050,000	$1,637,749
Rimrock Plaza	Palm Springs, CA	96,348	1982/NAP	81.0%	$13,086,828	20.2%	$20,500,000	$934,939
Sandstone Village	St. George, UT	88,456	2004-2005/NAP	97.7%	$12,001,579	18.5%	$18,800,000	$1,027,943
Total/Wtd. Avg.		465,115		92.0%	$64,700,000	100.0%	$107,800,000(4)	$6,192,992
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll as of January 1, 2022.

(3)	Based on the Pacific Castle Portfolio Whole Loan.

(4)	The Total As-Is Appraised Value represents the portfolio market value of the Pacific Castle Portfolio Properties as of December 28, 2021, if the entire property portfolio is marketed to a single purchaser. The sum of the appraised values of the individual properties equals $101,350,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

Rancho Cordova Town Center Property (32.0% of NRA; 33.5% of Allocated Loan Amount (“ALA”)): The Rancho Cordova Town Center Property is a 148,656 square foot anchored retail shopping center located in a commercial hub in Rancho Cordova, California, north of Highway 50. The improvements were constructed in 1988 and are situated on an approximately 12.2-acre site. The Rancho Cordova Town Center Property is anchored by Ross, Marshall’s, and Michael’s Stores, Inc. Both Ross and Marshall’s have been in occupancy since 2012 and have a lease expiration in January 2027 with three, five-year renewals remaining and August 2027 with three, five-year renewals remaining, respectively. Marshall’s recently executed a five-year extension in February 2022. Michael’s Stores, Inc has been in occupancy since 1988 and has a lease expiration in June 2024. The Rancho Cordova Town Center Property is also shadow anchored by a Super Target store which is not part of the collateral for the Pacific Castle Portfolio Whole Loan. As of January 1, 2022, the Rancho Cordova Town Center Property was 94.2% occupied by 30 tenants. The Rancho Cordova Town Center Property features 690 surface parking spaces (4.6 per 1,000 SF).

Prune Tree Center Property (28.3% of NRA; 27.7% of ALA): The Prune Tree Center Property is a 131,655 square foot anchored retail shopping center located in Prunedale, California, approximately five miles north of Salinas and approximately 21 miles northeast of Monterey. The improvements consist of five retail buildings situated on an 18.85-acre site and were constructed in 1989 and most recently renovated in 2016. The Prune Tree Center Property contains 121,849 square feet of retail space and 9,806 square feet of office space (on the second floor of one of the five buildings). The Prune Tree Center Property also features 561 surface parking spaces (4.3 per 1,000 SF). The Prune Tree Center Property is anchored by Safeway and CVS. Safeway has been in occupancy since 1989 and has a lease expiration in May 2024 with six, five-year renewal options remaining. CVS has been in occupancy since 1989 and has a lease expiration in June 2024 with five, five-year renewal options remaining. Safeway and CVS have in place rents that are 14.9% and 29.8% below market rents concluded in the appraisal. Three of the five buildings are pad buildings that are currently ground leased to McDonald’s, Starbucks, and Taco Bell. As of January 1, 2022, the Prune Tree Center Property was 93.7% occupied by 29 tenants.

Rimrock Plaza Property (20.7% of NRA; 20.2% of ALA): The Rimrock Plaza Property is a 96,348 square foot anchored retail shopping center located in Palm Springs, California, on the southeast corner of East Palm Canyon Drive and Matthew Drive. The improvements consist of four buildings that were constructed in 1982. The Rimrock Plaza Property is situated on an approximately 9.4-acre site with 437 surface parking spaces (4.5 per 1,000 SF). The Rimrock Plaza Property is anchored by Vons supermarket. Vons has been in occupancy since 1981 and has a lease expiration in May 2026 with one, five-year renewal option remaining. Furthermore, Vons’ current rent is approximately 48.7% below the market rents concluded in the appraisal. According to the appraisal, the Rimrock Plaza Property reached 100% occupancy in late 2013 and remained fully occupied from 2014 to 2019. The borrower sponsor acquired the Rimrock Plaza Property in 2020 and began converting leases from modified gross to triple net as leases expired causing the occupancy to gradually decreased in first quarter of 2020 and dropping below 80% in 2021. Occupancy has increased to 81.0% as of January 1, 2022 across 18 tenants and the borrower sponsor currently has several letters of intent under negotiation. The appraisal concluded to a stabilized occupancy of 92.5% for the Rimrock Plaza Property.

Sandstone Village Property (19.0% of NRA; 18.5% of ALA): The Sandstone Village Property is an 88,456 square foot anchored retail shopping center located in St. George, Utah, at the southeast quadrant of the St. George Boulevard exit on Interstate 15. The improvements consist of three buildings that were constructed in 2004-2005. The Sandstone Village Property is situated on a 6.8-acre site with 365 surface parking spaces (4.1 per 1,000 SF) and is anchored by TJ Maxx. TJ Maxx has been a tenant at the Sandstone Village Property since 2004 and has a lease expiration in May 2024 with two, five-year renewal options remaining. As of January 1, 2022, the Sandstone Village Property was 97.7% occupied by nine tenants.

Major Tenants.

Largest Tenant: TJ Maxx (48,067 square feet; 10.3% of net rentable area; 8.3% of underwritten base rent; May 31, 2024 lease expiration; Sandstone Village Property) – TJ Maxx is a leading off-price retailer founded in 1977, with more than 1,200 stores spanning 49 states and Puerto Rico. The lease is signed by The TJX Companies, Inc. (NYSE: TJX, rated A2/A by Moody’s/S&P), the parent company of TJ Maxx. TJX operates more than 4,500 stores in nine countries across three continents, as well as four e-commerce businesses. TJ Maxx has been a tenant at the Sandstone Village Property since 2004 when it commenced a ten-year lease. The tenant has renewed its lease on two separate occasions, most recently for five years commencing in June 2019. TJ Maxx has two, five-year renewal options remaining. TJ Maxx has the right to terminate its lease if occupancy (excluding the TJ Maxx space) at Sandstone Village Property remains below 22,000 SF for 180 consecutive days. TJ Maxx reported sales of $409 PSF and $331 PSF for 2019 and 2020, respectively.

Second Largest Tenant: Vons (41,330 square feet; 8.9% of net rentable area; 4.6% of underwritten base rent; May 31, 2026 lease expiration; Rimrock Plaza Property) – Vons is a Southern California and Southern Nevada supermarket chain owned by Albertsons (NYSE: ACI, rated Ba3/BB by Moody’s/S&P). Vons is headquartered in Fullerton, California and operates stores under the Vons and Pavilions banners. Vons stores offer a bakery, deli, seafood counter, liquor store, floral department, pharmacy and various other services. Vons has been a tenant at the Rimrock Plaza Property for over 40 years and has exercised four renewal options since the original lease expired. Vons has one, five-year renewal option remaining and no termination options. Vons reported sales of $596 PSF, $703 PSF and $701 PSF for 2019, 2020 and 2021, respectively.

Third Largest Tenant: Safeway (35,722 square feet; 7.7% of net rentable area; 4.7% of underwritten base rent; May 31, 2024 lease expiration; Prune Tree Center Property) – Safeway (rated Ba3/BB by Moody’s/S&P) is an American supermarket chain founded in 1915 in American Falls, Idaho. The chain provides grocery items, food and general merchandise and features a variety of specialty departments, such as bakery, delicatessen, floral department and pharmacy, as well as coffee shops and fuel centers. It has been a subsidiary of Albertsons since January 2015 after being acquired by private equity investors led by Cerberus Capital Management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

Safeway is headquartered in Pleasanton, California, with its parent company, Albertsons, headquartered in Boise, Idaho. Safeway has been a tenant at the Prune Tree Center Property since June 1989 when it commenced a 25-year lease. The tenant has exercised two, five-year renewal options since the original lease term expired. The most recent renewal commenced in June 2019 and expires in May 2024. Safeway has six, five-year renewal options remaining that will be automatically exercised unless the tenant gives landlord notice to terminate the lease at least 180 days prior to expiration. Safeway has no termination options. Safeway reported sales of $801 PSF, $906 PSF, and $827 PSF for 2019, 2020, and 2021, respectively.

The following table presents certain information relating to the tenancy at the Pacific Castle Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Property Name	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
TJ Maxx	NR/A2/A	Sandstone Village	48,067	10.3%	$12.00	$576,804	8.3%	5/31/2024	2, 5-year	N(3)
Vons	NR/Ba3/BB	Rimrock Plaza	41,330	8.9%	$7.70	$318,260	4.6%	5/31/2026	1, 5-year	N
Safeway	NR/Ba3/BB	Prune Tree Center	35,722	7.7%	$9.19	$328,296	4.7%	5/31/2024	6, 5-year	N
CVS	NR/Baa2/BBB	Prune Tree Center	31,472	6.8%	$7.58	$238,558	3.4%	6/30/2024	5, 5-year	N
Ross	NR/A2/BBB+	Rancho Cordova Town Center	26,968	5.8%	$11.28	$304,202	4.4%	1/31/2027	3, 5-year	N(4)
Marshall's	NR/A2/A	Rancho Cordova Town Center	25,252	5.4%	$10.50	$265,146	3.8%	8/31/2027	3, 5-year	N(5)
Michael's Stores, Inc	NR/NR/NR	Rancho Cordova Town Center	20,800	4.5%	$16.20	$336,960	4.8%	6/30/2024	None	N
Eisenhower Medical Center	NR/NR/NR	Rimrock Plaza	14,895	3.2%	$19.84	$295,538	4.3%	Various(6)	None	N
Hive	NR/NR/NR	Sandstone Village	13,488	2.9%	$10.76	$145,075	2.1%	10/31/2025	1, 5-year	N
Minky Couture	NR/NR/NR	Sandstone Village	9,250	2.0%	$15.50	$143,375	2.1%	6/30/2027	3, 5-year	N
Total Major Tenants			267,244	57.5%	$11.05	$2,952,213	42.5%
Other Tenants			160,747	34.6%	$24.86	$3,996,262	57.5%
Occupied Space			427,991	92.0%	$16.24	$6,948,475	100.0%
Vacant Space			37,124	8.0%
Collateral Total			465,115	100.0%

(1)	Certain ratings are those of the parent company, regardless of whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll, including rent increases occurring through November 2022.

(3)	No unilateral termination options; however, TJ Maxx has the right to terminate its lease if occupancy at the other retail spaces at the Sandstone Village Property stays below 22,000 SF for 180 consecutive days.

(4)	No unilateral termination options; however, Ross has the right to terminate its lease if, for 12 consecutive months, (a) the required co-tenants (defined as Target, Michael’s Stores, Inc and (i) one anchor tenant (greater than or equal to 20,000 SF) or, (ii) two soft goods anchor tenants (greater than or equal to 20,000 SF)) are not open and operating for business, or (b) the retail tenants, including the required co-tenants, are not open and operating in at least 70% of the leasable floor area of the property.

(5)	No unilateral termination options; however, Marshall’s has the right to terminate its lease if, for any period of more than 745 consecutive days, (i) either of the inducement tenants (Target and a retail store of at least 25,000 SF that is part of a national chain of not less than 75 store locations, or a regional chain of not less than 50 store locations) are not open for business or (ii) less than 50% of the gross leasable area in the shopping center is occupied.

(6)	Eisenhower Medical Center has 9,790 SF expiring on October 31, 2025 and 5,105 SF expiring on December 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

Major Tenants Sales(1)

Tenant Name	Property Name	Tenant NRSF	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	Occupancy Cost(2)
TJ Maxx	Sandstone Village	48,067	$409	$331	N/A	4.2%
Vons	Rimrock Plaza	41,330	$596	$703	$701	1.9%
Safeway	Prune Tree Center	35,722	$801	$906	$827	1.4%
CVS	Prune Tree Center	31,472	$254	$283	$277	3.3%
Ross	Rancho Cordova Town Center	26,968	N/A	N/A	$337(3)	4.2%
Marshall's	Rancho Cordova Town Center	25,252	N/A	N/A	$309(3)	4.3%
Michael's Stores, Inc	Rancho Cordova Town Center	20,800	$143	$136	$147(4)	15.9%
Target (Non-owned)	Rancho Cordova Town Center	NAP	N/A	N/A	$444(3)	0.2%
(1)	Information obtained from the underwritten rent roll.

(2)	Represents the occupancy cost of latest available sales figures to underwritten gross rents which include any applicable rent increases occurring through November 2022.

(3)	Represent estimated sales as per third party market reports.

(4)	Represents trailing twelve months ending September 2021 sales for Michael’s Stores, Inc.

The following table presents certain information relating to the lease rollover schedule at the Pacific Castle Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	4,060	0.9%	4,060	0.9%	$93,734	1.3%	$23.09
2022	11	16,183	3.5%	20,243	4.4%	$323,246	4.7%	$19.97
2023	10	15,217	3.3%	35,460	7.6%	$402,244	5.8%	$26.43
2024	20	165,404	35.6%	200,864	43.2%	$2,220,309	32.0%	$13.42
2025	12	48,223	10.4%	249,087	53.6%	$1,003,519	14.4%	$20.81
2026	10	55,951	12.0%	305,038	65.6%	$694,632	10.0%	$12.42
2027	9	77,081	16.6%	382,119	82.2%	$1,066,444	15.3%	$13.84
2028	4	8,118	1.7%	390,237	83.9%	$221,164	3.2%	$27.24
2029	3	7,700	1.7%	397,937	85.6%	$176,760	2.5%	$22.96
2030	1	2,044	0.4%	399,981	86.0%	$44,212	0.6%	$21.63
2031	3	16,744	3.6%	416,725	89.6%	$351,225	5.1%	$20.98
2032	0	0	0.0%	416,725	89.6%	$0	0.0%	$0.00
Thereafter	4	11,266	2.4%	427,991	92.0%	$350,986	5.1%	$31.15
Vacant	0	37,124	8.0%	465,115	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	89	465,115	100.0%			$6,948,475	100.0%	$16.24(3)
(1)	Based on the underwritten rent roll, including rent increases occurring through November 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date that are not reflected in the Lease Expiration Schedule.

(3)	Excludes NRA of underwritten vacant space.

The following table presents historical occupancy percentages at the Pacific Castle Portfolio Properties:

Historical Occupancy

Property Name	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	1/1/2022(3)
Rancho Cordova Town Center	82.1%	85.5%	83.0%	94.2%
Prune Tree Center	87.5%	89.9%	90.0%	93.7%
Rimrock Plaza	100.0%(2)	100.0%(2)	83.4%	81.0%
Sandstone Village	100.0%	93.9%	88.1%	97.7%
Wtd. Avg. Occupancy	90.7%	91.4%	86.0%	92.0%
(1)	Occupancy figures were calculated using leases and historical rent rolls.

(2)	The Rimrock Plaza Property was acquired in 2020 and the prior owner did not provide historical occupancy statistics. The figures shown were obtained from the appraisal.

(3)	Information obtained from the underwritten rent roll dated January 1, 2022.

COVID-19 Update. As of March 9, 2022, the Pacific Castle Portfolio Properties were open and operating. The borrower sponsors reported that 11 tenants representing 29.3% of the total NRA across the Pacific Castle Portfolio Properties received rent relief as a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

result of the pandemic. The rent relief provided came in the form of partial rent abatements and rent deferrals. All deferred rents have since been paid back. Based on an account receivables report dated March 9, 2022, approximately $46,129 consisting primarily of CAM reimbursements were over 30 days delinquent and $8,526 of accounts receivables were over 60 days delinquent, representing a collection rate (over underwritten in-place gross rents) of 93.9% and 98.9% for February and January 2022, respectively. As of March 9, 2022, the Pacific Castle Portfolio Whole Loan is current on its debt service payment and is not subject to any modification or forbearance request.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pacific Castle Portfolio Properties:

Cash Flow Analysis

	2018	2019(1)	2020	TTM 9/30/2021	U/W	%(2)	U/W $ per SF
Base Rent	$6,021,406	$6,265,442	$5,642,871	$6,346,990	$6,824,329	67.7%	$14.67
Contractual Rent Steps(3)	0	0	0	0	124,146	1.2	0.27
Grossed Up Vacant Space	0	0	0	0	870,959	8.6	1.87
Gross Potential Rent	$6,021,406	$6,265,442	$5,642,871	$6,346,990	$7,819,434	77.5%	$16.81
Other Income(4)	3,366	146,132	86,967	39,436	39,436	0.4	0.08
Total Recoveries	1,667,462	1,787,126	1,703,113	1,771,598	2,227,293	22.1	4.79
Net Rental Income	$7,692,234	$8,198,699	$7,432,951	$8,158,024	$10,086,163	100.0%	$21.69
(Vacancy & Credit Loss)	0	0	0	0	(903,265)(5)	(11.6)	(1.94)
Effective Gross Income	$7,692,234	$8,198,699	$7,432,951	$8,158,024	$9,182,898	91.0%	$19.74

Real Estate Taxes	693,199	708,787	792,827	809,338	870,735	9.5	1.87
Insurance	124,260	135,393	116,776	127,203	141,417	1.5	0.30
Management Fee	438,456	445,980	277,442	323,822	366,747	4.0	0.79
Other Operating Expenses	1,201,806	1,301,034	1,156,224	1,222,403	1,222,403	13.3	2.63
Total Operating Expenses	$2,457,721	$2,591,194	$2,343,268	$2,482,766	$2,601,302	28.3%	$5.59

Net Operating Income(6)	$5,234,513	$5,607,506	$5,089,684	$5,675,258	$6,581,596	71.7%	$14.15
Capital Expenditures	0	0	0	12,863	69,767	0.8	0.15
TI/LC	0	0	0	0	318,836	3.5	0.69
Net Cash Flow	$5,234,513	$5,607,506	$5,089,684	$5,662,394	$6,192,992	67.4%	$13.31

NOI DSCR(7)	2.05x	2.20x	2.00x	2.23x	2.58x
NCF DSCR(7)	2.05x	2.20x	2.00x	2.22x	2.43x
NOI Debt Yield(7)	8.1%	8.7%	7.9%	8.8%	10.2%
NCF Debt Yield(7)	8.1%	8.7%	7.9%	8.8%	9.6%
(1)	Based on the full year 2019 operating statements for the Sandstone Village Property, Rancho Cordova Town Center Property, and Prune Tree Center Property. Based on the 6/30/2019 T6 annualized financials for the Rimrock Plaza Property. The Rimrock Plaza Property was acquired in 2020 and the prior owner did not provide full year 2019 operating statements.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Contractual Rent Steps are through November 2022.

(4)	Other Income consists of miscellaneous charges such as lease termination fees.

(5)	The underwritten economic vacancy is 9.0%. The Pacific Castle Portfolio Properties were 92.0% leased as of January 1, 2022.

(6)	The increase in U/W Net Operating Income from TTM 9/30/2021 Net Operating Income is primarily attributed to (i) $124,146 of rent steps, (ii) an increase in recoveries, and (iii) recent leasing resulting in an increase in occupancy from 87.2% as of September 30, 2021 to 92.0% as of January 1, 2022.

(7)	Debt service coverage ratios and debt yields are based on the Pacific Castle Portfolio Whole Loan.

Appraisals. According to the appraisal, the Pacific Castle Portfolio Properties had an “as-is” appraised value of $107,800,000 as of December 28, 2021. The as-is appraised value represents the portfolio market value of the Pacific Castle Portfolio Properties as if the entire property portfolio is marketed to a single purchaser. The sum of the appraised values of the individual properties is $101,350,000 when excluding the portfolio premium.

Environmental Matters. According to the Phase I environmental reports dated September 24, 2021 through December 8, 2021, there are no recognized environmental conditions or recommendations for further action at the Pacific Castle Portfolio Properties. However, the environmental reports indicated that there is a controlled recognized environmental condition (“CREC”) related to elevated concentrations of perchloroethylene in soil vapor and indoor air at the Rimrock Plaza Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

Market Overview and Competition. The Pacific Castle Portfolio Properties are located in California (81.5% of ALA) and Utah (18.5% of ALA).

The table below presents certain market information with respect to the Pacific Castle Portfolio Properties:

Market Overview(1)

Property Name	City, State	Estimated 2021 Population (5-mile Radius)	Estimated 2021 Average Household Income (5-mile Radius)	Submarket Inventory (SF)	Submarket Vacancy	Appraisal Concluded Vacancy	Appraisal Market Rent PSF - Anchor	Appraisal Market Rent PSF – Inline
Rancho Cordova Town Center	Rancho Cordova, CA	220,273	$106,692	5,638,213	9.7%	10.0%	$11.40	$27.00
Prune Tree Center	Prunedale, CA	135,187	$82,874	3,692,087	2.9%	7.0%	$10.80	$12.00 - $21.00
Rimrock Plaza	Palm Springs, CA	105,259	$94,358	26,927,952	9.2%	7.5%	$15.00	$12.00 - $30.00
Sandstone Village	St. George, UT	116,424	$85,132	8,927,867	2.6%	5.0%	$12.00	$18.00
Weighted Average(2)		152,614	$93,295		6.3%	7.7%
(1)	Information obtained from the appraisals.

(2)	Information as of third quarter 2021 for the Rancho Cordova Town Center Property and Prune Tree Center Property and as of second quarter 2021 for the Rimrock Plaza Property and Sandstone Village Property.

(3)	Weighted Averages are based on NRA.

Rancho Cordova Town Center (32.0% of NRA; 33.5% of ALA): The Rancho Cordova Town Center Property is located approximately 13.7 miles east of downtown Sacramento, California. Primary access to the area is provided by US Highway 50 and Folsom Boulevard, which are both approximately 0.5 miles from the Rancho Cordova Town Center Property. According to the appraisal, the Rancho Cordova Town Center Property is located in the Highway 50 Corridor Retail submarket within the Sacramento Metropolitan Statistical Area (“MSA”). The Sacramento MSA is representative of a typical state capital economy with high levels of government employment and healthcare workers. The top three employers in the Sacramento MSA are the University of California Davis Health System, Sutter/California Health Services, and Dignity/Mercy Healthcare. As of the third quarter of 2021, the Highway 50 Corridor Retail submarket had approximately 5.6 million square feet of inventory and a vacancy rate of 9.7% with an average asking rent of $16.08 PSF. The appraisal concluded to market rents of $11.40 PSF, $27.00 PSF, $33.00 PSF, $21.00 PSF and $24.00 PSF for the anchor, inline retail, pad, junior anchor, and large inline retail on a triple-net basis, respectively.

The following tables present certain information relating to retail rental and sales comparables to the Rancho Cordova Town Center Property:

Rancho Cordova Town Center – Comparable Leases Summary(1)

Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Yrs)	Lease Type	Rent Increase Projection	Tenant Name	Type of Space
Zinfandel Place	Rancho Cordova, CA	$28.20	3,685	9	NNN	3.0% per annum	CDC Dental Management Co, LLC	Inline
Manzanita Plaza	Carmichael, CA	$29.88	1,166	5	NNN	3.0% per annum	Halal Pizza	Inline
Commercial Retail Property	Elk Grove, CA	$34.80	1,636	7	NNN	3.0% per annum	Nash and Proper	Inline
Antique Plaza	Rancho Cordova, CA	$10.20	20,088	5	NNN	3.0% per annum	Cali Quilt Co	Anchor
Florin Square	Sacramento, CA	$10.32	12,329	7	NNN	2.0% per annum	Bargain World	Anchor
Walerga Plaza	Antelope, CA	$11.40	54,502	15	NNN	2.0% per annum	California Family Fitness	Anchor
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

Rancho Cordova Town Center – Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Town & Country Village	Sacramento, CA	216,320	Nov-21	$62,150,000	$287.31	6.3%
Mitchell Plaza	Ceres, CA	43,200	Apr-21	$9,650,000	$223.38	6.9%
Promenade at Sacramento Gateway	Sacramento, CA	283,341	Oct-19	$56,042,000	$197.79	7.3%
Nut Tree Plaza	Vacaville, CA	241,452	Nov-21	$69,116,000	$286.25	6.7%
Summerhill Plaza	Citrus Heights, CA	108,081	Dec-21	$18,750,000	$173.48	5.8%
Rio Linda Plaza	Rio Linda, CA	77,080	Jun-20	$15,515,000	$201.28	7.4%
(1)	Information obtained from the appraisal.

Prune Tree Center (28.3% of NRA; 27.7% of ALA): The Prune Tree Center Property is located in northeast Monterey County, California, approximately five miles north of Salinas. Primary access to the area is provided by US Highway 101, a major north-south route connecting San Francisco with Los Angeles. The surrounding neighborhood consists primarily of residential properties, with commercial uses located near Highway 101. According to the appraisal, the Prune Tree Center property is located in the North Monterey County retail submarket within the Salinas MSA. The top three industries within the area are Agric/Forestry/Fishing/Hunting, Health Care/Social Assistance and Retail Trade, which represent a combined total of 39% of the population. As of the third quarter of 2021, the North Monterey County retail submarket had approximately 3.7 million square feet of inventory and a vacancy rate of 2.9%, with an average asking rent of $20.37 PSF. The appraisal concluded to market rents of $10.80 PSF, $21.00 PSF, $18.00 PSF, $33.00 PSF, and $12.00 PSF for anchor, high end retail, low end retail, ground lease pad, and office space, respectively.

The following tables present certain information relating to retail rental and sales comparables to the Prune Tree Center Property:

Prune Tree Center – Comparable Leases Summary(1)

Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Yrs)	Lease Type	Rent Increase Projection	Tenant Name	Type of Space
Westgate Shopping Center	Woodland, CA	$7.56	60,115	10	NNN	None	Raley's	Anchor
Pacific Town Center	Stockton, CA	$12.00	30,037	10	NNN	10% / Yr. 5	Smart & Final	Anchor
99 Cents Only and Smart & Final Extra Stores	Hanford, CA	$11.04	23,154	9	NNN	10% / Yr. 6	99 Cents Only Stores	Anchor
Cypress Plaza	Marina, CA	$21.00	1,500	2	NNN	3.0% per annum	Doctor (Family Practice)	Inline
Pajaro Hills Retail Center	Watsonville, CA	$23.40	6,559	10	NNN	3.0% per annum	Confidential	Inline
Mountain Valley Center	Salinas, CA	$24.00	1,500	5	NNN	None	Piara Pizza	Inline
(1)	Information obtained from the appraisal.

Prune Tree Center – Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Rio Linda Plaza	Rio Linda, CA	77,080	Jun-20	$15,515,000	$201.28	8.2%
Pacheco Pass Center	Gilroy, CA	78,215	Nov-19	$22,000,000	$281.28	5.5%
Antioch Crossings	Antioch, CA	120,667	Sep-19	$25,983,207	$215.33	6.6%
Morada Ranch	Stockton, CA	101,842	Apr-19	$30,000,000	$294.57	6.8%
The Dunes at Monterey Bay	Marina, CA	233,892	Sep-18	$45,000,000	$192.40	7.1%
(1)	Information obtained from the appraisal.

Rimrock Plaza (20.7% of NRA; 20.2% of ALA): The Rimrock Plaza Property is located in the Coachella Valley region of Riverside County, California, approximately 61 miles east of San Bernardino. Primary access to the area is provided by the 10 Freeway, which is located approximately five miles north of the Rimrock Plaza Property. The surrounding neighborhood consists primarily of resort residential developments and country club/golf course facilities. The Coachella Valley’s largest industry is tourism, which generates approximately $1 billion in revenue annually. There are over 100 golf courses in the Coachella Valley, with several major tournaments being hosted

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

at these courses each year. According to the appraisal, the Rimrock Plaza Property is located in the Coachella Valley Retail Submarket within the broader Inland Empire Market. The Coachella Valley Retail Submarket had approximately 26.9 million square feet of inventory and a vacancy rate of 9.2% as of the second quarter of 2021, with an average asking rent of $23.04 PSF annually. The appraisal concluded to market rents of $15.00 PSF and $12.00 PSF to $30.00 PSF for grocery and shop spaces, respectively.

The following tables present certain information relating to retail rental and sales comparables to the Rimrock Plaza Property:

Rimrock Plaza – Comparable Leases Summary(1)

Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Yrs)	Lease Type	Tenant Name	Type of Space
Smoke Tree Village	Palm Springs, CA	$17.40	906	3	NNN	Palm Springs Holistic	Inline
Gene Autry Plaza	Palm Springs, CA	$36.00	1,508	5	NNN	Retail Tenant	Inline
Sun Center	Palm Springs, CA	$9.96	6,000	5	NNN	Desert Rose Playhouse	Inline
Crossley Plaza	Palm Springs, CA	$12.00	1,458	5	NNN	Retail Tenant	Inline
Shops at Palm Springs Marketplace	Palm Springs, CA	$10.80	2,070	5	NNN	Bones N Scones	Inline
The Springs	Palm Springs, CA	$32.40	3,360	10	NNN	America's Best Eyeglasses	Inline
(1)	Information obtained from the appraisal.

Rimrock Plaza – Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Magnolia Tyler Center	Riverside, CA	182,653	Apr-21	$39,400,000	$215.71	6.5%
Gene Autry Plaza	Palm Springs, CA	69,652	Mar-21	$23,400,000	$335.96	6.8%
Arlington Plaza	Riverside, CA	126,067	Jan-20	$27,100,000	$214.97	6.5%
Menifee Town Center	Menifee, CA	124,431	Jul-19	$25,350,000	$203.73	7.4%
Palms to Pines West	Palm Desert, CA	82,180	May-19	$10,606,500	$129.06	7.5%
Heritage Plaza	Riverside, CA	124,550	Sep-18	$26,250,000	$210.76	7.6%
(1)	Information obtained from the appraisal.

Sandstone Village (19.0% of NRA; 18.5% of ALA): The Sandstone Village Property is located in Washington County, Utah, approximately 120 miles northeast of Las Vegas. Primary access to the area is provided by Interstate 15 via the St. George Boulevard exit. The immediate area surrounding the Sandstone Village Property consists primarily of commercial development centered around Interstate 15. According to the appraisal, the Sandstone Village Property’s neighborhood is heavily influenced by tourism due to its proximity to Zion National Park, Grand Canyon National Park, Bryce Canyon National Park, and Lake Powell National Recreation Area. As of the second quarter of 2021, the St. George retail market had approximately 8.9 million square feet of inventory and a vacancy rate of 2.6% with an average asking rent of $16.62 PSF. The appraisal concluded to market rents of $12.00 PSF, $18.00 PSF, and $36.00 PSF for anchor, inline shops, and pad shop spaces, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

The following tables present certain information relating to retail rental and sales comparables to the Sandstone Village Property:

Sandstone Village – Comparable Leases Summary(1)

Property Name	Location	Market Rent (PSF/Yr)	Square Footage	Lease Term (Yrs)	Lease Type	Tenant Name	Type of Space
Dinosaur Crossing	St. George, UT	$33.50	1,500	7	NNN	Swig	Inline
Lin's Anchored Retail	St. George, UT	$29.64	1,466	5	NNN	Fortify Physical Therapy	Inline
Green Springs Shopping Center	Washington, UT	$14.00	2,500	6	NNN	Desert Haven Spa	Inline
Pineview Plaza	St. George, UT	$14.00	2,208	2	NNN	Photo Pop	Inline
Cotton Mill Center	Washington, UT	$28.00	2,666	5	NNN	Red Rock Hot Tubs	Inline
Retail Center	Washington, UT	$19.08	1,400	5	NNN	The Crepe Station	Inline
(1)	Information obtained from the appraisal.

Sandstone Village – Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Cap Rate
Foothill Village	Salt Lake City, UT	271,823	Aug-21	$51,000,000	$187.62	5.5%
Parkway Village	Provo, UT	102,298	Jun-21	$26,200,000	$256.11	5.0%
The Center @ Dinosaur Crossing	St. George, UT	21,403	Mar-20	$4,600,000	$214.92	6.8%
Jordan Square	West Jordan, UT	108,627	Mar-20	$17,000,000	$156.50	7.2%
Interpointe Shopping Center	South Salt Lake, UT	99,809	Feb-20	$20,660,000	$207.00	6.9%
Promenade at Red Cliffs	St. George, UT	95,304	Jan-19	$22,750,000	$238.71	7.5%
(1)	Information obtained from the appraisal

Escrows.

Real Estate Taxes – The Pacific Castle Portfolio Whole Loan documents require an upfront real estate tax reserve of approximately $373,548 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $74,710).

Insurance – The Pacific Castle Portfolio Whole Loan documents require an upfront insurance reserve of approximately $106,062 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $11,785).

Replacement Reserve – The Pacific Castle Portfolio Whole Loan documents require ongoing monthly replacement reserves of approximately $5,814, subject to a cap of $348,836.

TI/LC Reserve – The Pacific Castle Portfolio Whole Loan documents require an upfront TI/LC reserve of approximately $300,000 and monthly deposits of $29,070, subject to a cap of $1,046,509.

Immediate Repairs – The Pacific Castle Portfolio Whole Loan documents require an upfront immediate repairs reserve of approximately $40,063.

Lockbox and Cash Management. The Pacific Castle Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). Revenues from the Pacific Castle Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited into the lockbox account within three business days of receipt. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Pacific Castle Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Pacific Castle Portfolio Whole Loan, and operating expenses) are required to be held as additional collateral for the Pacific Castle Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

A “Cash Management Period” will commence upon the earliest of the following:

(i)	The maturity date has occurred;

(ii)	a default or an event of default;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.30x as of the last day of any calendar quarter; or

(iv)	the commencement of a Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	if (1) the Pacific Castle Portfolio Whole Loan and all other obligations under the Pacific Castle Portfolio Whole Loan documents have been repaid in full or (2) the maturity date has not occurred and

●	with regard to clause (ii) above, the cure of such default or event of default and no other default or event of default has occurred and is continuing;

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio for the Pacific Castle Portfolio Properties in the aggregate being at least 1.35x for two consecutive calendar quarters; or

●	with regard to clause (iv) above, the Lease Sweep Period being cured as set forth in the definition of such term below.

A “Lease Sweep Period” will commence upon the occurrence of:

(i)	the earlier of (a) the date that is nine months prior to the end of the term of the Lease Sweep Lease (as defined below) (including any renewal terms) (or six months with respect to Vons), or (b) the date the applicable tenant under a Lease Sweep Lease actually gives such written notice of its intention not to renew or extend;

(ii)	the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option (and such renewal has not been exercised) or the date that any tenant under a Lease Sweep Lease gives written notice of its intention not to renew or extend;

(iii)	any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Lease Sweep Lease gives written notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof);

(iv)	any tenant under a Lease Sweep Lease discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives written notice that it intends to do the same;

(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or non-monetary default under any Lease Sweep Lease by the applicable tenant; or

(vi)	any tenant under a Lease Sweep Lease becomes subject to an insolvency proceeding.

A Lease Sweep Period will end upon the earlier to occur of (a) the date on which the amount in the special rollover reserve account is equal to $25.00 per square foot for each Lease Sweep Lease space that gave rise to the Lease Sweep Period, or (b) the occurrence of any of the following:

●	with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve to pay for all anticipated leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Pacific Castle Portfolio Whole Loan documents, and all approved leasing expenses for such Lease Sweep Lease (and any other expenses in connection with the re-tenanting of such space) have been paid in full;

●	with regard to clause (v) above, the default under the Lease Sweep Lease has been cured and no other default under a Lease Sweep Lease has occurred for a period of three consecutive months following such cure;

●	with regard to clause (vi) above, the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means Safeway, CVS, Michael’s, TJ Maxx, Vons, and any other lease (leased by such tenant and/or its affiliates) that covers 27,000 or more rentable square feet at an individual Pacific Castle Portfolio Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #1	Cut-off Date Balance:	$44,700,000
Property Addresses - Various	Pacific Castle Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	10.2%

Property Management. The Pacific Castle Portfolio Properties are currently managed by Pacific Castle Management, Inc., an affiliate of the borrowers.

Partial Release. At any time after the earlier to occur of (x) February 2, 2025 and (y) the date that is two years from the closing date of the securitization of the last promissory note comprising the Pacific Castle Portfolio Whole Loan, the borrowers may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) a partial defeasance of the principal of the Pacific Castle Portfolio Whole Loan by an amount equal to the greater of (x) 95% of the net proceeds from such sale, and (y) 125% of the allocated loan amount of the applicable property, (ii) satisfaction of all REMIC requirements, and (iii) a requirement that after giving effect to such release, the debt yield is not less than the greater of (A) the debt yield immediately prior to such release and (B) 9.08%.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Pacific Castle Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Pacific Castle Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of the casualty event.

Earthquake Insurance. Seismic risk assessments dated December 8, 2021 indicated probable maximum losses for the Rancho Cordova Town Center Property, Prune Tree Center Property, and Rimrock Plaza Property of 7.0%, 14.0%, and 15.0%, respectively. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

Upper Los Virgenes Canyon Open Space Preserve
Russell Dr
North Ranch Country Club
Oak Canyon Community Park
VENTURA COUNTY
Kanan Rd
SANTA MONICA MTS. NATL. RECREATION AREA
CONEJO VALLEY
Thousand Oaks
Lindero Canyon Rd
Agoura Hills
Yarrow Family YMCA
Lindero Country Club
Twin Oaks Shopping Center
Four Seasons Westlake Village
Thousand Oaks Blvd
Agoura Meadows Shopping Ctr.
LOS ANGELES COUNTY
101
Reyes Adobe Historical Site
Reyes Adobe Rd
Realtor.com
Westlake Village GC
JD Power
Shoppes at Westlake Village
Ventura Fwy
Driver Ave
Homewood Suites by Hilton Agoura Hills
Los Angeles 33 miles
LA Rams HQ
Agoura Rd
Westlake Village City Hall and Library
Sheraton Agoura Hills
Agoura Hills Town Center
Agoura Hills Recreation and Events Center
Liberty Canyon Trail head
Alcatel-Lucent, Canon Solutions America
Westlake Village
Malibu Family Wines Corp. Office
Pepperdine University - Calabasas
Spirent Communications
Ladyface 2,031 Feet
Agoura Hills/ Calabasas Community Center
Lost Hills Rd
Whizin Market Square
28854, 28912, 29000, 28750 & 28752 Roadside Drive,
28851-28857 Agoura Road, 5050 Cornell Road
Agoura Hills, CA 91301
N9
Calabasas
Triunfo Canyon Vineyards
Paramount Ranch
SANTA MONICA MTS. NATL. RECREATION AREA
Cornell
Mulholland Hwy
Ballard Mountain 2,030 Feet
Malibu Lake
SANTA MONICA MTS.
Malibu Creek State Park
Castro Peak 2,805 Feet
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Castaic
Santa Clarita
Ojai
Fillmore
Piru
Valencia
Newhall
Mira Monte
Santa Paula
SANTA SUSANA MTS.
San Fernando
Ventura
Moorpark
Somis
Camarillo
Simi Valley
Oxnard
Thousand Oaks
Port Hueneme
VENTURA COUNTY
Agoura Hills
Westlake Village
Calabasas
Beverly Hills
SANTA MONICA MTS.
LOS ANGELES
Malibu
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Whizin Market Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$40,250,000		Location:	Agoura Hills, CA
	Cut-off Date Balance:	$40,250,000		Size:	136,746 SF
	% of Initial Pool Balance:	7.6%		Cut-off Date Balance Per SF:	$294.34
	Loan Purpose:	Acquisition/Refinance		Maturity Date Balance Per SF:	$294.34
	Borrower Sponsors:	Various(1)		Year Built/Renovated:	1954-1985/2014; 2017
	Guarantors:	Various(1)		Title Vesting:	Fee
	Mortgage Rate:	4.7600%		Property Manager(3):	Kennedy-Wilson Properties Ltd.
	Note Date:	March 14, 2022		Current Occupancy (As of)(4):	95.7% (2/24/2022)
	Seasoning:	0 months		YE 2021 Occupancy :	90.9%
	Maturity Date:	April 6, 2032		YE 2020 Occupancy:	92.3%
	IO Period:	120 months		YE 2019 Occupancy:	90.9%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	88.7%
	Amortization Term (Original):	NAP		Appraised Value:	$64,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF:	$468.02
	Call Protection:	YM1(116),O(4)		Appraisal Valuation Date:	December 26, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information (5)
	Additional Debt:	None		YE 2021 NOI (6)(7):	$2,245,518
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(6):	$1,541,593
				YE 2019 NOI(6):	$2,000,325
				YE 2018 NOI(6):	$2,088,151
Escrows and Reserves(2)				U/W Revenues:	$5,098,914
	Initial	Monthly	Cap	U/W Expenses:	$1,379,925
Taxes	$61,226	$30,613	NAP	U/W NOI(7):	$3,718,989
Insurance	$188,125	$18,813	NAP	U/W NCF:	$3,552,159
Replacement Reserve	$0	$2,507	NAP	U/W DSCR based on NOI/NCF:	1.91x / 1.83x
TI/LC Reserve	$0	$11,396	$685,000	U/W Debt Yield based on NOI/NCF:	9.2% / 8.8%
Deferred Maintenance	$20,040	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.2% / 8.8%
Unfunded Obligations Reserve	$331,503	$0	NAP	Cut-off Date LTV Ratio:	62.9%
Free Rent Reserve	$73,669	$0	NAP	LTV Ratio at Maturity:	62.9%
Wood Ranch Security Deposit Reserve	$9,310	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$40,250,000	89.6%	Loan Payoff(8)	$28,364,156	63.1%
Borrower Equity	4,679,820	10.4	Purchase Price(9)	15,187,500	33.8
			Upfront reserves	683,873	1.5
			Closing costs	694,290	1.5
Total Sources	$44,929,820	100.0%	Total Uses	$44,929,820	100.0%
(1)	The Borrower Sponsors and Guarantors are William P. Tucker and William Paul Tucker as Trustee of the Survivor's Trust created under restatement in its entirety of the William P. and Rise S. Tucker Living Trust dated September 23, 1998, amended and restated in its entirety as of February 16, 1999.

(2)	See “Escrows” below for a full description of the Escrows and Reserves.

(3)	The Whizin Market Parcel (as defined below) of the Whizin Market Square Property (as defined below) is managed by Kennedy-Wilson Properties Ltd. The Roadside Parcel (as defined below) of the Whizin Market Square Property is self-managed.

(4)	Occupancy figure includes four tenants totalling 8,542 square feet of space that are in various stages of buildout and not yet in occupancy.

(5)	While the Whizin Market Square Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Whizin Market Square Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	Historical financials do not include financials for the Roadside Parcel (which corresponds to the parcel occupied by DIY Home Center) because that parcel was acquired in conjunction with the origination of the Whizin Market Square Mortgage Loan.

(7)	The increase in U/W Net Operating Income from YE 2021 Net Operating Income is primarily attributable to the acquisition of the Roadside Parcel, the burn off of free rent associated with The Canyon Club as part of their new lease executed in March 2020 and approximately 7% occupancy increase since mid-year 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

(8)	Previous debt was originated by Benefit Street Partners Operating Partnership, L.P. and was securitized in the BSPRT 2018-FL4 transaction.

(9)	Purchase price reflects acquisition of the Roadside Parcel.

The Mortgage Loan. The mortgage loan (the “Whizin Market Square Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 136,746 square foot anchored retail property located in Agoura Hills, California (the “Whizin Market Square Property”).

The Borrower and Borrower Sponsors. The borrowers are Whizin Market, LLC and Whizin Roadside, LLC (individually and collectively, the “Whizin Market Square Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Whizin Market Square Borrower delivered a non-consolidation opinion in connection with the origination of the Whizin Market Square Mortgage Loan. The non-recourse carveout guarantors and the borrower sponsors of the Whizin Market Square Mortgage Loan are William P. Tucker and William Paul Tucker as Trustee of the Survivor's Trust created under restatement in its entirety of the William P. and Rise S. Tucker Living Trust dated September 23, 1998, amended and restated in its entirety as of February 16, 1999 (collectively, the “Borrower Sponsors” or the “Guarantors”). Mr. Tucker is the founder and president of Tucker Investment Group, LLC (“TIG”). TIG mainly focuses on improving properties in partnership with cities and urban redevelopment agencies in Southern California. TIG has multiple investments in Long Beach, Santa Monica, Burbank, Sacramento and Oxnard, California, and has a history of working with local governments to establish business improvement districts. As president of TIG, Mr. Tucker has been involved in the development, investment, and management of 25 revitalization projects in Southern California. Mr. Tucker and TIG are involved in a litigation related to a non-collateral property in which the plaintiff seeks damages of $5 million. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus for additional information.

The Property. The Whizin Market Square Property is an anchored retail shopping center, containing 136,746 square feet of net rentable area located in Agoura Hills, California. The Whizin Market Square Property was developed from 1954 through 1985, and partially renovated in 2014 and 2017. The Whizin Market Square Property features a 96,246 square foot, five-building, retail shopping center (the “Whizin Market Parcel”) and a contiguous 40,500 square foot retail building (the “Roadside Parcel”) that is occupied by DIY Home Center. The Whizin Market Square Property is spread across six separate buildings that share a common parking lot containing 550 spaces, resulting in a parking ratio of 4.02 spaces per 1,000 square feet of net rentable area. The Whizin Market Square Property is situated on 12.8 acres of land adjacent to U.S. Highway 101, which traverses through the area in an east/west direction in the southern portion of the city. As of February 24, 2022, the Whizin Market Square Property was 95.7% occupied by 51 tenants that range across a broad spectrum of industries.

Major Tenants. Largest Tenant: DIY Home Center (40,500 square feet; 29.6% of NRA; 15.4% of U/W base rent; 12/31/2026 lease expiration)- Founded in 1948, DIY Home Center (“DIY”) is a home improvement retailer that is based in Chatsworth, California and has over 600 employees. DIY offers a range of products for maintenance, repair, remodeling and home decorating. DIY provides home improvement products under the categories of appliances, lawn and landscape, electrical lumber, building materials, paint, home fashion, plumbing, flooring, tools, seasonal living, millwork, hardware, fashion plumbing, nursery, and more. There are currently nine store locations throughout California. DIY has been a tenant at the Whizin Market Square Property since 1987. DIY recently extended its lease under a lease that commenced on January 1, 2022 and expires on December 31, 2026, with one, five-year renewal option remaining and no termination options.

Second Largest Tenant: The Canyon Club (16,000 square feet; 11.7% of NRA; 13.4% of U/W base rent; 3/6/2030 lease expiration)- The Canyon Club was founded in 2001 and operates as a restaurant and music venue. The venue has a capacity of 1,000 and hosts various concerts and events each year including legacy acts such as Kenny Rogers, Willie Nelson, Foo Fighters, and various tribute/cover bands. The Canyon Club has been a tenant at the Whizin Market Square Property since 2001 and has two, five-year renewal options remaining. The Canyon Club has the right to terminate its lease with 12 months’ written notice.

Third Largest Tenant: Agoura Antique Mart (9,034 square feet; 6.6% of NRA; 7.3% of U/W base rent; 1/31/2023 lease expiration)- Agoura Antique Mart is a collection of 50 antique dealers whose wares include a mix of vintage and antique furniture, lighting, textiles, signage and garden décor. Agoura Antique Mart has been a tenant at the Whizin Market Square Property since 2017. The tenant has no renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the Whizin Market Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
DIY Home Center	NR/NR/NR	40,500	29.6%	$15.00	$607,500	15.4%	12/31/2026	1, 5-year	N
The Canyon Club	NR/NR/NR	16,000	11.7%	$33.00	$528,000	13.4%	3/6/2030	2, 5-year	Y(2)
Agoura Antique Mart	NR/NR/NR	9,034	6.6%	$31.79	$287,194	7.3%	1/31/2023	N	N
Wood Ranch Agoura Hills	NR/NR/NR	8,269	6.0%	$43.16	$356,887	9.0%	12/31/2026	N	Y(3)
Cleo’s Salon(4)	NR/NR/NR	5,500	4.0%	$40.20	$221,100	5.6%	1/31/2032	1, 5-year	N

Total Major Tenants		79,303	58.0%	$25.23	$2,000,681	50.7%
Non-Major Tenant(5)		51,538	37.7%	$37.72	$1,944,023	49.3%

Occupied Collateral		130,841	95.7%	$30.15	$3,944,704	100.0%

Vacant		5,905	4.3%

Collateral Total		136,746	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through October 2022 totaling $39,788.

(2)	The Canyon Club has the right to terminate its lease with 12 months’ written notice.

(3)	Wood Ranch Agoura Hills has the right to terminate its lease with 90 days’ written notice and by agreeing to not relocate within a five mile radius from the Whizin Market Square Property.

(4)	Cleo’s Salon signed a lease but has yet to take occupancy as their space is currently being built out. A total of $18,425 of the Free Rent Reserve is associated with Cleo’s Salon which will be disbursed in May 2022.

(5)	Includes non-revenue space of 245 square feet attributable to the Whizin Market Square Property’s manager office.

The following table presents certain information relating to the lease rollover schedule at the Whizin Market Square Property:

Lease Expiration Schedule (1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	8	2,960	2.2%	2,960	2.2%	$93,612	2.4%	$31.63
2022	7	9,934	7.3%	12,894	9.4%	$313,900	8.0%	$31.60
2023	10	19,377	14.2%	32,271	23.6%	$718,632	18.2%	$37.09
2024	9	10,169	7.4%	42,440	31.0%	$326,679	8.3%	$32.12
2025	4	2,741	2.0%	45,181	33.0%	$117,917	3.0%	$43.02
2026	8	54,115	39.6%	99,296	72.6%	$1,212,235	30.7%	$22.40
2027	2	2,197	1.6%	101,493	74.2%	$105,456	2.7%	$48.00
2028	0	0	0.0%	101,493	74.2%	$0	0.0%	$0.00
2029	2	7,603	5.6%	109,096	79.8%	$307,174	7.8%	$40.40
2030	1	16,000	11.7%	125,096	91.5%	$528,000	13.4%	$33.00
2031	0	0	0.0%	125,096	91.5%	$0	0.0%	$0.00
2032	1	5,500	4.0%	130,596	95.5%	$221,100	5.6%	$40.20
Thereafter(3)	1	245	0.2%	130,841	95.7%	$0	0.0%	$0.00
Vacant	0	5,905	4.3%	136,746	100.0%	$0	0.0%	$0.00
Total/Weighted Average	53	136,746	100.0%			$3,944,704	100.0%	$30.15 (4)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Represents non-revenue space of 245 square feet attributable to the Whizin Market Square Property’s manager office.

(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

The following table presents historical occupancy percentages at the Whizin Market Square Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	2/24/2022(2)
90.9%	92.3%	90.9%	95.7%
(1)	Information obtained from the Whizin Market Square Borrower.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of March 16, 2022, the Whizin Market Square Property is open and operating. The Whizin Market Square Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the Whizin Market Square Mortgage Loan is due May 6, 2022.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Whizin Market Square Property:

Cash Flow Analysis

	2018(1)	2019(1)	2020(1)	2021(1)	U/W	%(2)	U/W $ per SF
Base Rent	$2,315,974	$2,235,760	$1,976,717	$2,534,325	$4,156,459(3)	77.4%	$30.40
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,315,974	$2,235,760	$1,976,717	$2,534,325	$4,156,459	77.4%	$30.40
Percentage Rent	48,209	72,269	98,964	230,705	279,402	5.2	2.04
Other Income	39,484	49,901	17,364	28,030	28,030	0.5	0.20
Total Recoveries	700,800	658,721	423,622	497,179	908,286	16.9	6.64
Net Rental Income	$3,104,467	$3,016,651	$2,516,667	$3,290,238	$5,372,177	100.0%	$39.29
(Vacancy & Credit Loss)	0	0	0	0	(273,263)	(5.1) (4)	(2.00)
Effective Gross Income	$3,104,467	$3,016,651	$2,516,667	$3,290,238	$5,098,914	94.9%	$37.29

Real Estate Taxes	328,011	333,177	341,950	348,160	527,833	10.4	3.86
Insurance	105,101	111,652	174,841	194,056	214,563	4.2	1.57
Management Fee	130,776	131,609	111,808	129,318	152,967	3.0	1.12
Other Operating Expenses	452,428	439,888	346,474	373,187	484,562	9.5	3.54
Total Operating Expenses	$1,016,316	$1,016,326	$975,074	$1,044,721	$1,379,925	27.1%	$10.09

Net Operating Income (5)	$2,088,151	$2,000,325	$1,541,593	$2,245,518	$3,718,989	72.9%	$27.20
Replacement Reserves	0	0	0	0	30,084	0.6	0.22
TI/LC	0	0	0	0	136,746	2.7	1.00
Net Cash Flow	$2,088,151	$2,000,325	$1,541,593	$2,245,518	$3,552,159	69.7%	$25.98

NOI DSCR	1.07x	1.03x	0.79x	1.16x	1.91x
NCF DSCR	1.07x	1.03x	0.79x	1.16x	1.83x
NOI Debt Yield	5.2%	5.0%	3.8%	5.6%	9.2%
NCF Debt Yield	5.2%	5.0%	3.8%	5.6%	8.8%
(1)	Historical financials do not include financials for the Roadside Parcel as that parcel was acquired in conjunction with the Whizin Mortgage Loan origination.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Underwritten Base Rent includes rent steps of $39,788 through October 2022.

(4)	The underwritten economic vacancy is 5.1%. The Whizin Market Square Property was 95.7% leased as of February 24, 2022.

(5)	The increase in U/W Net Operating Income from 12/31/2021 Net Operating Income is primarily attributable to the acquisition of the Roadside Parcel, the burn off of free rent associated with The Canyon Club as part of its new lease executed in March 2020 and an approximately 7% occupancy increase since mid-year 2020.

Appraisal. The appraiser concluded to an “as-is” appraised value of $64,000,000 as of December 26, 2021.

Environmental Matters. According to a Phase I environmental site assessment dated January 18, 2022, there was no evidence of any recognized environmental conditions at the Whizin Market Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

Market Overview and Competition. The Whizin Market Square Property is located in Agoura Hills, Los Angeles County, California. The Property is situated within the Conejo Valley, an inland valley located approximately 10 miles north of the Malibu coastline. The Conejo Valley includes the incorporated cities of Agoura, Calabasas, Agoura Hills, Westlake Village and Thousand Oaks, and the unincorporated communities of Lake Sherwood and Hidden Valley. The Conejo Valley has a relatively diverse economic base. The existing tenant base primarily consists of companies who migrated from the Greater Los Angeles in search of a lower cost of business, access to a highly educated labor pool and a cleaner environment. Main employers include Dole, Amgen, Wellpoint, Verizon and Blue Cross. Additionally, the Conejo Valley has become a technology and biotechnology hub. A number of new biotech and tech start-ups, along with the continued expansions by Amgen, Inphi, Baxter Pharmaceutical and Skyworks Solutions, have earned the region the nickname “Biotech Valley”. Due to the quality of its residential and commercial base, as well as to the emergence of major sources of employment in the area, the Conejo Valley is perceived as a distinct geographic area in the region with a major economic and employment base of its own. Regional access is provided by the Ventura Freeway (U.S. Highway 101), which traverses through the area in an east/west direction in the southern portion of the city. This freeway provides direct access to the San Fernando Valley to the east and Thousand Oaks to the west.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Whizin Market Square Property was 6,009, 34,941 and 69,630, respectively; and the 2021 average household income within the same radii was $151,751, $180,878 and $183,551, respectively.

Submarket Information - According to a third-party market report, the Whizin Market Square Property is located in the San Fernando Valley-West submarket within the Los Angeles retail market. As of the fourth quarter of 2021, the San Fernando Valley-West retail submarket reported a total inventory of approximately 5.6 million SF, with a 8.4% vacancy rate and average asking rents of $36.46 per SF.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Whizin Market Square Property:

Market Rent Summary(1)

	Retail Shop $3.25 PSF	Retail Shop $4.00 PSF	Large Retail Shop	Atrium Office	Anchor Retail	Canyon Club	Restaurant
Market Rent (PSF)	$3.25	$4.00	$2.75	$3.00	$1.75	$2.75	$3.25
Lease Term (Years)	5	5	5	4	10	10	5
Lease Type (Reimbursements)	NNN	NNN	NNN	None	NNN	NNN	NNN
Rent Increase Projection	3.0%/year	3.0%/year	3.0%/year	3.0%/year	None	None	3.0%/year
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Whizin Market Square Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Conejo Gateway	Newbury Park, CA	47,254	Jul-19	$18,000,000	$381
Gelson's Village At Calabasas	Calabasas, CA	63,789	Jul-19	$39,500,000	$619
El Paseo Simi Shopping Center	Simi Valley, CA	108,734	Jun-19	$38,900,000	$358
Shops at Oak Creek	Agoura Hills, CA	21,186	May-19	$16,395,000	$774
Sand Canyon Plaza	Santa Clarita, CA	78,425	Mar-19	$43,850,000	$559
Office Depot Plaza	Thousand Oaks, CA	33,708	Feb-19	$14,335,000	$425
North Ranch Gateway	Thousand Oaks, CA	86,427	Aug-18	$35,000,000	$405
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable leases to those at the Whizin Market Square Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant	Tenant Size (SF)	Lease Term	Annual Base Rent PSF	Lease Type
Northgate Plaza Retail 101 South Westlake Boulevard Thousand Oaks, CA 91362	1996/NAP	93,181	4.9 miles	Wild Fork Foods Exer Urgent Care	4,500 5,000	10.0 Yrs 10.0 Yrs	$68.00 $61.44	NNN NNN
Kanan Village Shopping Center Retail Building 29281 Agoura Road Agoura Hills, CA 91301	1990/NAP	4,362	0.6 miles	Ladyface Alehouse Brasserie Abby's Millstone Baking Company	4,360 2,400	10.0 Yrs 5.0 Yrs	$45.00 $33.00	NNN NNN
North Ranch Gateway 30805-30895 E. Thousand Oaks Boulevard Westlake Village, CA 91362	1987/NAP	86,582	3.2 miles	Jersey Mike’s Subs Baja Fresh	1,011 2,612	10.0 Yrs 10.0 Yrs	$54.24 $51.00	NNN NNN
Agoura Hills City Mall 5839-5915 Kanan Road Agoura Hills, CA 91301	1970/NAP	75,281	1.4 miles	Confidential Confidential	1,099 2,014	3.0 Yrs 3.0 Yrs	$27.00 $30.00	NNN NNN
Paseo Marketplace 3637-3755 East Thousand Oaks Boulevard Thousand Oaks, CA 91362	1979/1996	132,612	5.6 miles	Block Advisors Westlake Skin Spa Your CBD Store Love At Second Sight, Inc	1,100 1,260 1,235 1,540	3.0 Yrs 5.0 Yrs 5.0 Yrs 1.0 Yrs	$33.00 $30.00 $27.00 $33.00	NNN NNN NNN NNN
County Line Shopping Center 4601-4711 Lakeview Canyon Road Westlake Village, CA 91361	1978/NAP	35,565	4.2 miles	Asking Confidential	1,000 1,000	3.0 Yrs 5.0 Yrs	$30.00 $35.40	NNN NNN
Summit at Calabasas 26767-26787 Agoura Road Calabasas, CA 91301	2010/NAP	66,185	3.0 miles	Asking Chipotle	1,100 2,128	5.0 Yrs 10.0 Yrs	$38.00 $30.40	NNN NNN
Conejo Valley Plaza 1412 Moorpark Road Thousand Oaks, CA 91360	1972/2005	272,491	9.2 miles	Asking Dr. Anne Savko	2,400 1,120	5.0 Yrs 5.0 Yrs	$42.00 $33.12	NNN NNN
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

Escrows.

Real Estate Taxes – The Whizin Market Square Mortgage Loan documents require an upfront real estate tax reserve of $61,226 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially estimated at $30,613).

Monthly deposits for real estate tax reserves do not include real estate taxes for the Roadside Parcel as such deposits have been conditionally waived so long as (i) no event of default has occurred and is continuing, (ii) the Roadside Parcel is its own separate tax lot and not a portion of any other tax lot, (iii) the entire Roadside Parcel is demised to DIY, (iv) DIY’s lease is in full force and effect and such tenant is obligated pursuant to the terms of its lease to pay all real estate taxes and other charges directly to the applicable governmental authority in full, (v) no Specified Tenant Sweep Event (as defined below) has occurred and remains outstanding with respect to DIY, and (vi) such tenant is actually performing its obligations under its lease to timely pay all such real estate taxes and other charges and the Whizin Market Square Borrower provides the lender with evidence of the same in a timely manner.

Insurance – The Whizin Market Square Mortgage Loan documents require an upfront insurance reserve of $188,125 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially estimated at $18,813).

Replacement Reserves – The Whizin Market Square Mortgage Loan documents require ongoing monthly replacement reserves of approximately $2,507.

TI/LC Reserve – The Whizin Market Square Mortgage Loan documents require ongoing monthly TI/LC reserves of approximately $11,396, capped at $685,000.

Unfunded Obligations Reserve – The Whizin Market Square Mortgage Loan documents require an upfront unfunded obligations reserve of approximately $331,503 associated with four tenants that total 8,542 square feet.

Free Rent Reserve – The Whizin Market Square Mortgage Loan documents require an upfront free rent reserve of approximately $73,669 associated with four tenants that total 8,542 square feet.

Wood Ranch Security Deposit Reserve – The Whizin Market Square Mortgage Loan documents require an upfront security deposit reserve of approximately $9,310 associated with the fourth largest tenant, Wood Ranch Agoura Hills.

Lockbox and Cash Management. The Whizin Market Square Mortgage Loan is structured with a springing lockbox and springing cash management. Within ten business days following the occurrence of a Clearing Account Trigger Event (as defined below), the Whizin Market Square Borrower will be required to establish a lender-controlled lockbox account and direct tenants and the property manager to deposit all rents directly into the clearing account. If no Cash Sweep Period (as defined below) is continuing, funds on deposit in the lockbox account will be transferred at the direction of the Whizin Market Square Borrower. After the occurrence and during the continuance of a Cash Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved with the lender as additional security for the Whizin Market Square Mortgage Loan.

A “Clearing Account Trigger Event” will commence upon the earliest of:

(i)	the debt yield being less than 6.75%; or

(ii)	the occurrence of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the debt yield being less than 6.25%; or

(iii)	the occurrence of a Specified Tenant Sweep Event (as defined below).

A Cash Sweep Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the debt yield being greater than or equal to 7.0% for two consecutive calendar quarters; and

●	with regard to clause (iii) above, the cure of such Specified Tenant Sweep Event.

A “Specified Tenant” means, individually and collectively, DIY and The Canyon Club (and any parent company of the foregoing and any guarantor of any such tenant’s lease, as applicable), and any replacement tenant occupying all or portion of the space currently occupied by such tenants at the Whizin Market Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

A “Specified Tenant Sweep Event” will commence upon the occurrence of the following:

(i)	a default by such Specified Tenant under its lease beyond all applicable notice and/or periods;

(ii)	a Specified Tenant going dark, vacating or otherwise failing to occupy 50% or more of its space or giving notice of its intent to do any of the foregoing;

(iii)	any bankruptcy or insolvency of a Specified Tenant;

(iv)	a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing;

(v)	the earlier of (a) the date that is 12 months prior to the scheduled expiration date of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option; or

(vi)	if a Specified Tenant has long term senior unsecured debt that is rated, such Specified Tenant’s rating being downgraded two or more “notches” by any applicable rating agency.

A Specified Tenant Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event (as defined below) or (y) the cure of such event of default has been accepted by the borrower;

●	with regard to clause (ii) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event or (y) (a) the Specified Tenant has resumed occupancy and normal business operations at all of the space leased under such Specified Tenant’s lease and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate;

●	with regard to clause (iii) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event or (y) the bankruptcy proceedings having been terminated in a manner reasonably satisfactory to the lender, the Specified Tenant’s lease being affirmed and the terms of such lease being reasonably satisfactory to the lender;

●	with regard to clause (iv) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event or (y) (a) the Specified Tenant revokes any termination, cancellation or surrender notification, as applicable and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate;

●	with regard to clause (v) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event or (y) the lender receiving (a) acceptable evidence that such Specified Tenant has given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) an acceptable tenant estoppel certificate; and

●	with regard to clause (vi) above, the occurrence of (x) a Specified Tenant Re-Tenanting Event or (y) the lender receiving acceptable evidence that the applicable Specified Tenant’s credit rating is equivalent to or better than the credit rating such Specified Tenant had as of the origination date (or if the applicable lease is entered into following the origination date, on the date such lease is entered into) and maintaining such rating for two consecutive quarters.

A “Specified Tenant Re-Tenanting Event” will occur when the Whizin Market Square Borrower has delivered to the lender: (i) evidence reasonably satisfactory to the lender that the entire space leased to the Specified Tenant has been leased to one or more replacement tenants acceptable to the lender and (ii) tenant estoppel(s) reasonably satisfactory to the lender with respect to all such replacement tenant(s).

Additionally, any Specified Tenant Sweep Event will end if all of the following conditions are satisfied and maintained (a) the Whizin Market Square Borrower deposits into the Lease Sweep Reserve Account an amount equal to $1,250,000 in the form of cash or letter of credit, (b) to the extent that the amount of the TI/LC Reserve on deposit is less than $685,000, the Whizin Market Square Borrower deposits into the TI/LC Reserve an amount equal to the difference between $685,000 and the TI/LC Reserve funds on deposit, and (c) the debt yield (excluding all gross rents attributable to all Specified Tenants) is equal to or greater than 7.25%.

Property Management. The Whizin Market Parcel is managed by Kennedy-Wilson Properties Ltd., an Illinois corporation. The Roadside Parcel is self-managed.

Partial Release. On or after March 14, 2024, the Whizin Market Square Borrower may obtain the release of the Roadside Parcel from the collateral in connection with a transfer of the Roadside Parcel to an affiliate of the borrower or the borrower sponsor or in connection with a third-party, arms-length sale of the Roadside Parcel, provided that the following requirements among others are satisfied, (i) no event of default has occurred and is continuing or will occur as a result of the release, (ii) the LTV for the remaining Whizin Market Square Property is no greater than the lesser of (x) 62.9% and (y) the LTV immediately prior to such permitted release, (iii) the debt yield of the remaining Whizin Market Square Property is equal to or greater than the greater of (x) 8.8% and (y) the debt yield immediately prior to such permitted release, (iv) the DSCR of the remaining Whizin Market Square Property is equal to or greater than the greater of (x) 1.85x and (y) the DSCR immediately prior to such permitted release, and (v) payment of an amount equal to the sum of (x) a release price equal to 130% of the allocated loan amount for the Roadside Parcel, (y) the applicable interest shortfall due in connection with such prepayment and (z) the yield maintenance premium due in respect of the principal amount prepaid. The allocated loan amount for the Roadside Parcel is $10,000,000. In addition, the Whizin Market Square Borrower has the right to obtain one or more releases of all or a portion of certain vacant land and parking spaces adjacent to the Roadside Parcel (such parcel, the “Free Release Parcel”) from the collateral at any time in connection with a transfer of all or a portion of the Free Release Parcel to an affiliate of the borrower or the borrower sponsor or in connection with a third-party, arms-length sale of all or a portion of the Free

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2 Whizin Market Square	Cut-off Date Balance:	$40,250,000
28854, 28912, 29000, 28750 & 28752 Roadside Drive, 28851-28857 Agoura Road, 5050 Cornell Road		Cut-off Date LTV:	62.9%
Agoura Hills, CA 91301		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	9.2%

Release Parcel, provided that (a) the conditions in (i) – (iv) are satisfied and (b) the Whizin Market Square Borrower records a deed restriction in the official records restricting the use of the Free Release Parcel to multifamily apartment units or hotel, in each case, with ground floor retail permitted, provided that such ground floor retail is not greater than 15% of the total square footage of the aggregate developed buildings constructed on the Free Release Parcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None

Terrorism Insurance. The Whizin Market Square Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Whizin Market Square Borrower (or standalone terrorism insurance policy) provides coverage for terrorism in an amount equal to the full replacement cost of the Whizin Market Square Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. Not required. The seismic report indicated a probable maximum loss of 13.0% for the Whizin Market Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

George Bush Intercontinental Airport 21 miles
Northside Village
Sawyer Heights Village
Crockett St
Studemont St
Sawyer St
Houston Ave
Burnett St
White Oak Bayou Greenway
UHD Science & Technology
AMTRAK
The Shops at Memorial Heights
Washington Ave
HOUSTON
Houston Municipal Court
WASHINGTON CEMETERY
Univ. of Houston Downtown
Memorial Dr
The Hobby Center for the Performing Arts
Downtown Aquarium
Wortham Theater Center
Buffalo Bayou
Oktoberfest
Bayou Music Ctr.
Eleanor Tinsley Park
THEATER DISTRICT
Service Corporation International
Federal Reserve Bank
TC Energy Ctr.
METRORail
Main St
San Jacinto St
Heritage Plaza
Crawford St
Dallas St
Tinsley on the Park
Wells Fargo Plaza
Allen Center
Smith St
Capitol St
Rusk St
Minute Maid Park
Montrose Blvd
Fourth Ward
Downtown Houston
Gulf Frwy
Shops at Houston Center
Taft St
Gray St
Dolce Midtown
GreenStreet
Milam St
Jefferson St
Clay St
George R. Brown Conv. Center
Eastex Frwy
PNC Stadium
Metro Midtown
Webster St
Pease St
Toyota Center
St. Emanuel St
Warehouse Live
Midtown Central Square
2100 Travis Street
Houston, TX 77002
St. Joseph Medical Ctr.
Emancipation Ave
Fairview St
Brazos St
McGowen St
Lamar St
Dallas St
Polk St
HARRIS COUNTY
Midtown
East Downtown
Westheimer Rd
Lovett Blvd
Leeland St
MATCH - Midtown Arts & Theater Center Houston
Elgin St
W. Alabama St
The Ensemble Theatre
University of St. Thomas
Houston Comm. College - Central Campus
Alabama St
Richmond Ave
Hutchins St
Southwest Frwy
Houston Museum African American Culture
Almeda Rd
Museum District
HOUSTON
Katy
Sugar Land
Missouri City
Pearland
Pasadena
League City
Texas City
Spring
The Woodlands
Atascocita
Baytown
La Porte

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Midtown Central Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$36,000,000		Location:	Houston, TX
	Cut-off Date Balance:	$36,000,000		Size:	269,800 SF
	% of Initial Pool Balance:	6.8%		Cut-off Date Balance Per SF:	$133.43
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF:	$133.43
	Borrower Sponsor:	Keeley Megarity		Year Built/Renovated:	1961/2015
	Guarantor:	Keeley Megarity		Title Vesting:	Fee
	Mortgage Rate:	5.0800%		Property Manager:	Claremont Property Co. (borrower-related)
	Note Date:	March 10, 2022		Current Occupancy (As of):	85.0% (11/30/2021)
	Seasoning:	1 month		YE 2020 Occupancy:	60.1%
	Maturity Date:	March 6, 2032		YE 2019 Occupancy:	57.9%
	IO Period:	120 months		YE 2018 Occupancy:	29.2%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$60,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$223.13
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	December 1, 2021
	Call Protection:	L(25),D(91),O(4)
	Lockbox Type:	Springing		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		TTM NOI (12/31/2021)(5):	$3,064,759
	Additional Debt Type (Balance)(1):	Future Mezzanine		YE 2020 NOI:	$1,812,790
				YE 2019 NOI:	$955,937
				YE 2018 NOI:	($346,886)
				U/W Revenues:	$6,576,529
				U/W Expenses:	$1,983,220
Escrows and Reserves(2)				U/W NOI(5):	$4,593,309
	Initial	Monthly	Cap	U/W NCF:	$4,283,039
Taxes	$144,762	$45,956	NAP	U/W DSCR based on NOI/NCF:	2.48x / 2.31x
Insurance	$142,078	$16,914	NAP	U/W Debt Yield based on NOI/NCF:	12.8% / 11.9%
Replacement Reserve	$0	$3,373	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.8% / 11.9%
TI/LC Reserve	$1,000,000	$22,483	$1,200,000	Cut-off Date LTV Ratio:	59.8%
Rent Abatement Reserve	$800,587	$0	NAP	LTV Ratio at Maturity:	59.8%
Holdback Reserve(3)	$2,500,000	$0	NAP
New Tenant Improvement Reserve	$1,378,752	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$36,000,000	100.0%	Partner Buy-out	$29,372,043	81.6%
			Upfront Reserves	5,966,179	16.6
			Closing Costs	543,104	1.5
			Return of Equity	118,674	0.3
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)	See “Subordinate and Mezzanine Indebtedness” section for a full description of Additional Debt.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	The Holdback Reserve will be released to the Midtown Central Square Borrower (as defined below) if the Midtown Central Square Property (as defined below) achieves a debt yield of 11.5% based on the in-place rent roll and trailing twelve-month expenses. In the event the debt yield test is not satisfied within 24 months of loan origination, the holdback reserve will be retained as cash collateral for the balance of the term of the Midtown Central Square Mortgage Loan (as defined below). The Midtown Central Square Mortgage Loan is 10% recourse to the borrower sponsor from loan origination until the satisfaction of the holdback release provision.

(4)	While the Midtown Central Square Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Midtown Central Square Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	U/W NOI increase compared to TTM NOI (12/31/2021) is due to the fact that six leases, including the third largest tenant - Feldman Law Group, started in 2022 totalling 43,634 square feet with total in-place rents of $1,150,004.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

The Mortgage Loan. The mortgage loan (the “Midtown Central Square Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 269,800 square foot office property located in Houston, Texas (the “Midtown Central Square Property”).

The Borrower and Borrower Sponsor. The borrower is Midtown 2100, L.L.C. (the “Midtown Central Square Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Midtown Central Square Borrower delivered a non-consolidation opinion in connection with the origination of the Midtown Central Square Mortgage Loan. The nonrecourse carve-out guarantor and borrower sponsor of the Midtown Central Square Mortgage Loan is Keeley Megarity.

Keeley Megarity is the founder and president of Claremont Property Company (“CPC”). Founded in 1995, CPC is a real estate development company specializing in new construction, acquisition/sale, refurbishment, property management, disaster solutions, roofing and coworking spaces. Mr. Megarity has built over 1,500 apartment units, purchased and sold over 5,000 units and renovated over 1,000,000 square feet of office space. Mr. Megarity is involved in current and prior foreclosure litigation and defaults. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Midtown Central Square Property consists of one, fifteen-story, multi-tenant office building situated on a 1.4-acre site located in Houston, Texas. Built in 1961 and renovated in 2015, the Midtown Central Square Property consists of 269,800 rentable square feet, of which 253,596 square feet is office, 15,574 square feet is first-floor retail and 630 square feet is storage. The Midtown Central Square Property features a tenant-only conference facility, dedicated on-site management and state-of-the-art building and energy management system evidenced by a LEED-Gold certification. Since the acquisition of the Midtown Central Square in 2013, the borrower sponsor has had a total cost basis of approximately $43.5 million, which included renovations and building improvements (a new glass façade), tenant improvements, soft costs and miscellaneous items. Parking is provided via an 8-story parking garage that provides 448 parking spaces, resulting in a parking ratio of 1.60 spaces per 1,000 square feet of net rentable area. As of November 30, 2021, the Midtown Central Square Property was 85.0% occupied by 33 international, national, regional and local tenants.

Major Tenants.

Largest Tenant: City of Houston (65,772 square feet, 24.4% of net rentable area; 31.9% of underwritten base rent; 2/28/2024 lease expiration for 21,924 square feet and 12/29/2028 lease expiration for 43,848 square feet; Fitch/Moody’s/S&P: AA/Aa3/AA) – The City of Houston utilizes the premises for its Housing and Community Development Departments (the “HHCDD”). Established in 1989, the HHCDD’s mission is to make investments that serve the citizens of Houston’s housing needs and build an equitable city by creating safe, resilient homes and vibrant, healthy communities. As of June 2021, the HHCDD had total expenditures of approximately $71 million. The City of Houston has been a tenant at the Midtown Central Square Property since 2019 and currently occupies three suites in the Midtown Central Square Property and has two, five-year renewal options remaining. Suite 400 (21,924 square feet) has a lease expiration date of February 28, 2024. The suites relating to Suite 900 (21,924 square feet) and Suite 1000 (21,924 square feet) each have a lease expiration date of December 29, 2028. The City of Houston has the right to terminate its lease at any time after January 1, 2022 by providing at least six-month’s written notice and payment of a termination fee equal to the unamortized portion of the broker commissions. Additionally, the City of Houston has the right to terminate its lease for lack of appropriations in the event allocated funds are exhausted (in which case, the Midtown Central Square Borrower will have no right to damages of any kind except for the recoupment of unpaid rent then due and owing).

2nd Largest Tenant: IQor (34,674 square feet, 12.9% of net rentable area; 10.0% of underwritten base rent; 4/29/2026 lease expiration) – IQor was founded in 1998 and is one of the largest business process outsourcing providers in the world. The company offers customer care, revenue recovery services, customer retention and technical support to a variety of industries, which include communications, banking, insurance, travel and hospitality, retail and e-commerce, energy and utilities and healthcare. IQor employs approximately 35,000 employees throughout nine countries and has over 50 call centers. IQor has been a tenant at the Midtown Central Square Property since 2018, currently occupies two suites within the Midtown Central Square Property and has two, five-year renewal options remaining. IQor has the right to terminate its lease at any time from April 1, 2023 through July 31, 2023 by providing at least six-months written notice and payment of a termination fee equal to the unamortized portions of leasing costs (commissions and tenant improvements) assuming an interest rate of 4.0% annually. Additionally, IQor has the right to go dark so long as it continues to pay all rent due under its lease.

3rd Largest Tenant: Feldman Law Group (20,169 square feet; 7.5% of net rentable area; 11.4% of underwritten base rent; 1/31/2027 lease expiration) – Founded in 1992, Feldman Law Group provides corporate and tax planning for closely held businesses. Feldman Law Group has been a tenant at the Midtown Central Square Property since 2022 and currently occupies two suites within the Midtown Central Square Property with no termination options.

COVID-19 Update. As of March 22, 2022, the Midtown Central Square Property is open and operating. As of March 22, 2022, the Midtown Central Square Mortgage Loan is not subject to any modification or forbearance agreement, and the Midtown Central Square Borrower has not requested any modification or forbearance to the Midtown Central Square Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information relating to the tenancy at the Midtown Central Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
City of Houston	AA/Aa3/AA	65,772	24.4%	$24.00	$1,578,528	31.9%	Various	1, 2 or 5-year	Y(3)
IQor	NR/NR/NR	34,674	12.9%	$14.25	$494,105	10.0%	4/29/2026	2, 5-year	Y(4)
Feldman Law Group(5)	NR/NR/NR	20,169	7.5%	$28.00	$564,732	11.4%	1/31/2027	1, 5-year	N
Summit Industrial Construction	NR/NR/NR	11,915	4.4%	$17.00	$202,555	4.1%	6/29/2024	1, 5-year	N
Powers Brown	NR/NR/NR	11,637	4.3%	$25.50	$296,744	6.0%	10/31/2026	1, 5-year	Y(6)
Total Major Tenants		144,167	53.4%	$21.76	$3,136,663	63.4%

Non-Major Tenants		85,159	31.6%	$21.29	$1,812,651	36.6%

Occupied Collateral Total		229,326	85.0%	$21.58	$4,949,314	100.0%

Vacant Space		40,474	15.0%

Collateral Total		269,800	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2022 totaling $56,858.

(3)	The City of Houston currently occupies three suites within the Midtown Central Square Property. Suite 400 (21,924 square feet) has a lease expiration date of February 28, 2024. The suites related to Suite 900 (21,924 square feet) and Suite 1000 (21,924 square feet) each have a lease expiration date of December 29, 2028. The City of Houston has the right to terminate its lease at any time after January 1, 2022 by providing at least a six-month written notice and payment of a termination fee equal to the unamortized portion of the broker commissions. Additionally, the City of Houston has the right to terminate its lease for lack of appropriations in the event the allocated funds are exhausted (in which case, the Midtown Central Square Borrower will have no right to damages of any kind except for the recoupment of unpaid rent then due and owing).

(4)	IQor has the right to terminate its lease at any time from April 1, 2023 through July 31, 2023 by providing at least six-month’s written notice and payment of a termination fee equal to the unamortized portions of leasing costs (commissions and tenant improvements) assuming an interest rate of 4.0% annually. Additionally, IQor has the right to go dark so long as it continues to pay all rent due under its lease.

(5)	The Feldman Law Group lease commenced but the tenant is not yet in occupancy. According to the borrower sponsor, the Feldman Law Group is expected take occupancy and commence paying rent on April 1, 2022. At origination, the Midtown Central Square Borrower deposited $1,378,752 into a new tenant improvement reserve, of which $543,000 is for Feldman Law Group, and $800,587 into a rent abatement reserve, of which $376,488 is for Feldman Law Group.

(6)	Powers Brown may terminate its lease on June 1, 2023 by providing at least a 12-month written notice and payment of a termination fee equal to (i) all unamortized commissions, tenant improvements, and seven months of abated rent assuming an interest rate of 8% annually plus (ii) three months of base rent and additional rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover schedule at the Midtown Central Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	$0.00
2022	1	5,139	1.9%	5,139	1.9%	$84,794	1.7%	$16.50
2023	6	7,789	2.9%	12,928	4.8%	$116,240	2.3%	$14.92
2024	7	38,906	14.4%	51,834	19.2%	$846,888	17.1%	$21.77
2025	2	7,198	2.7%	59,032	21.9%	$178,996	3.6%	$24.87
2026	11	78,440	29.1%	137,472	51.0%	$1,447,640	29.2%	$18.46
2027	5	34,419	12.8%	171,891	63.7%	$910,648	18.4%	$26.46
2028	2	43,848	16.3%	215,739	80.0%	$1,008,504	20.4%	$23.00
2029	0	0	0.0%	215,739	80.0%	$0.00	0.0%	$0.00
2030	1	8,794	3.3%	224,533	83.2%	$233,041	4.7%	$26.50
2031	2	4,793	1.8%	229,326	85.0%	$122,564	2.5%	$25.57
2032	0	0	0.0%	229,326	85.0%	$0.00	0.0%	$0.00
Thereafter	0	0	0.0%	229,326	85.0%	$0.00	0.0%	$0.00
Vacant	0	40,474	15.0%	269,800	100.0%	$0.00	0.0%	$0.00
Total/Weighted Average	37	269,800	100.0%			$4,949,314	100.0%	$21.58

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Excludes NRA of underwritten vacant space.

The following table presents historical occupancy percentages at the Midtown Central Square Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	11/30/2021
29.2%	57.9%	60.1%	85.0%

(1)	Information obtained from the underwritten rent roll dated November 30, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Midtown Central Square Property:

Cash Flow Analysis

	2018	2019	2020	TTM 12/31/2021	U/W	%(1)	U/W $ per SF
Rents in Place	$1,075,427	$2,433,696	$3,123,077	$3,676,097	$4,892,457	63.2%	$18.13
Contractual Rent Steps(2)	0	0	0	0	56,858	0.7	0.21
Grossed Up Vacant Space	0	0	0	0	861,423	11.1	3.19
Gross Potential Rent	$1,075,427	$2,433,696	$3,123,077	$3,676,097	$5,810,737	75.1%	$21.54
Other Income	92,622	192,058	195,575	382,170	382,170	4.9	1.42
Total Recoveries	179,693	626,473	628,241	799,289	1,542,558	19.9	5.72
Net Rental Income	$1,347,742	$3,252,226	$3,946,894	$4,857,557	$7,735,465	100.0%	$28.67
(Vacancy & Credit Loss)	(243,533)	(424,835)	(399,115)	(0)	(1,158,935)(3)	(19.9)	(4.30)
Effective Gross Income	$1,104,209	$2,827,391	$3,547,778	$4,857,557	$6,576,529	85.0%	$24.38

Real Estate Taxes	451,429	515,590	504,577	504,577	551,594	8.4	2.04
Insurance	72,304	105,482	121,406	147,056	202,968	3.1	0.75
Management Fee	39,001	98,917	111,915	109,803	197,296	3.0	0.73
Other Operating Expenses	888,360	1,151,466	997,091	1,031,362	1,031,362	15.7	3.82
Total Operating Expenses	$1,451,095	$1,871,454	$1,734,989	$1,792,798	$1,983,220	30.2%	$7.35

Net Operating Income(4)	($346,886)	$955,937	$1,812,790	$3,064,759	$4,593,309	69.8%	$17.02
Replacement Reserves	0	0	0	0	40,470	0.6	0.15
TI/LC	0	0	0	0	269,800	4.1	1.00
Net Cash Flow	($346,886)	$955,937	$1,812,790	$3,064,759	$4,283,039	65.1%	$15.87

NOI DSCR	(0.19x)	0.52x	0.98x	1.65x	2.48x
NCF DSCR	(0.19x)	0.52x	0.98x	1.65x	2.31x
NOI Debt Yield	(1.0%)	2.7%	5.0%	8.5%	12.8%
NCF Debt Yield	(1.0%)	2.7%	5.0%	8.5%	11.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through September 2022.

(3)	The underwritten economic vacancy is 15.8%. The Midtown Central Square Property was 85.0% leased as of November 30, 2021.

(4)	U/W Net Operating Income increase compared to TTM 12/31/2021 Net Operating Income is due to the fact that 6 leases, including the third largest tenant - Feldman Law Group, started in 2022 totaling 43,634 square feet with total in-place rents of $1,150,004.

Appraisal. As of the appraisal valuation date of December 1, 2021, the Midtown Central Square Property had an “as-is” appraised value of $60,200,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 15, 2021, there was no evidence of any recognized environmental conditions at the Midtown Central Square Property.

Market Overview and Competition. The Midtown Central Square Property is located in Harris County, Texas within the Houston-Woodlands-Sugar Land metropolitan statistical area. Major employers within the Houston-Woodlands-Sugar Land MSA include ConocoPhillips, Exxon Mobil Corp., Shell Oil Co., Halliburton, Dow Chemical Co., Memorial Hermann Health System and University of Texas MD Anderson Cancer Center. Primary access to the Midtown Central Square Property is provided via Interstate 45 and Interstate 10. Interstate 45 is a ten-lane highway running north/south through Texas. The Midtown Central Square Property is located within the Houston central business district. During the past year approximately 2,299,530 square feet of office space has been delivered in Houston, Texas. The area surrounding the Midtown Central Square Property is characterized by office, retail and multifamily properties. The Midtown Central Square Property is in downtown Houston, which is home to several parks, professional sports venues and retail developments. According to the appraisal, the 2021 population within a one-, three-, and five-mile radius of the Midtown Central Square Property was 28,494, 206,632 and 474,179. The average household income within the same radii was $112,331, $123,142 and $118,542, respectively.

Submarket Information (Office) – According to the appraisal, the Midtown Central Square Property is situated within the Midtown office submarket, which contained 10.9 million square feet of office space as of third quarter 2021. The Midtown office submarket reported a vacancy rate of 12.9% and an average quoted rental rate of $33.82 per square foot. The Midtown office submarket reported no new construction, deliveries of 301,400 square feet and positive absorption of 53,072 square feet.

Appraiser’s Comp Set – The appraiser identified four competitive properties for the Midtown Central Square Property totaling approximately 886,273 square feet, which reported an average occupancy rate of approximately 76.6%. The appraiser concluded to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

market rents of $19.00 per square foot for office tenants, $32.00 per square foot for retail tenants and $10.00 per square foot for storage space tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Midtown Central Square Property:

Market Rent Summary(1)

	Office Space	Retail Space	Storage Space
Market Rent (PSF)	$19.00	$32.00	$10.00
Lease Term (Years)	5.4	5.4	1
Lease Type (Reimbursements)	NNN	NNN	Gross
Rent Increase Projection	$0.50/year	$0.50/year	None
Free Rent (Months)	5	5	0
(1)	Information obtained from the appraisal.

Comparable Sales(1)

The table below presents certain information relating to comparable sales for the Midtown Central Square Property identified by the appraiser:

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Five Post Oak Park	Houston, TX	566,616	Jul-21	$127,000,000	$224.14
2900 Weslayan Street	Houston, TX	136,698	Jan-20	$25,988,300	$190.11
Kirby Grove	Houston, TX	248,275	Jan-20	$115,000,000	$463.20
River Oaks Bank Building	Houston, TX	170,233	Dec-19	$56,500,000	$331.90
(1)	Information obtained from the appraisal.

The table below presents certain information relating to four comparable properties to the Midtown Central Square Property identified by the appraiser:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major Tenants
Midtown Central Square (Subject) Houston, TX	1961/2015	269,800	85.0%	-	City of Houston, IQor, Feldman Law Group
3100 Main Street – HCC Building 3100 Main Street Houston, Texas	1965/2000	531,000	82.7%	0.7 miles	NAV
Emancipation Center 3131 Emancipation Avenue Houston, Texas	2020/NAP	59,333	23.8%	1.7 miles	NAV
Amegy Bank of Texas 1801 Main Street Houston, Texas	1957/2000	219,054	100.0%	0.7 miles	NAV
Houston Technology Center/Houston Exponential 410 Pierce Street Houston, Texas	1960/2002	56,886	100%	0.5 miles	NAV
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information relating to comparable leases to those at the Midtown Central Square Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Office
Chase Tower 600 Travis Street Houston, TX	1982/2012	1,660,689	NAV	Undisclosed	10 Yrs	22,768	$27.00	NNN
2119 Union Street 2119 Union Street Houston, TX	1970/2019	3,440	NAV	Confidential	5.0 Yrs	3,440	$24.00	NNN
Wells Fargo Plaza 1000 Louisiana Street Houston, TX	1983/NAP	1,721,242	NAV	DLR Group	5.0 Yrs	9,014	$28.00	NNN
500 Lovett Boulevard 500 Lovett Boulevard Houston, TX	1959/NAP	15,676	NAV	Regent Law Firm	3.0 Yrs	1,224	$24.50	NNN
3501 Allen Parkway 3501 Allen Parkway Houston, TX	1940/2010	4,100	NAV	Confidential	5.0 Yrs	4,100	$19.00	NNN
Retail
East Village 1201 Saint Emanuel Street Houston, TX	2018/NAP	30,000	NAV	Confidential	10.0 Yrs	9,500	$35.00	NNN
2600 Travis Street 2600 Travis Street Houston, TX	1960/2007	32,374	NAV	Confidential	10.0 Yrs	9,743	$29.00	NNN
Washington – Center Project 1818 Washington Avenue Houston, TX	2020/NAP	124,000	NAV	Sola Salon	10.0 Yrs	6,190	$32.50	NNN
Hawthorne Square 3407 Montrose Boulevard Houston, TX	1997/NAP	14,336	NAV	Confidential	5.0 Yrs	2,200	$40.00	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Midtown Central Square Mortgage Loan documents require an upfront real estate tax reserve of $144,762 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $45,956).

Insurance – The Midtown Central Square Mortgage Loan documents require an upfront insurance reserve of $142,078 and ongoing monthly insurance reserves are required in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $16,914).

Replacement Reserves – The Midtown Central Square Mortgage Loan documents require ongoing monthly replacement reserves of approximately $3,373.

TI/LC Reserve – The Midtown Central Square Mortgage Loan documents require upfront tenant improvement and leasing commission reserves of $1,000,000 and ongoing monthly tenant improvement and leasing commission reserves of $22,483, subject to a cap of $1,200,000 (the “Rollover Cap”). In addition to the monthly tenant improvement and leasing commission reserve, the Midtown Central Square Borrower is required to deposit into the TI/LC reserve any amounts paid to the Midtown Central Square Borrower in connection with a termination, cancellation, sale or other disposition of any lease or any portion thereof, other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or disposition.

Rent Abatement Reserve – The Midtown Central Square Mortgage Loan documents require a free rent reserve of approximately $800,587.

New Tenant Improvement Reserve - The Midtown Central Square Mortgage Loan documents require an upfront new tenant improvement reserve of approximately $1,378,752 for tenant improvements related to the Feldman Law Group ($543,000), Therapies & Therapies ($100,720), Kitsos Investments ($356,900) and Creative Workspace, L.L.C. ($378,132) tenant spaces, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

Holdback Reserve – The Midtown Central Square Mortgage Loan documents require a $2,500,000 upfront holdback reserve as additional security for the payment of the Midtown Central Square Mortgage Loan, which amount will be disbursed to the Midtown Central Square Borrower if, after the May 6, 2022 payment date and prior to March 10, 2024, the Midtown Central Square Borrower has satisfied the Holdback Reserve Funds Release Condition (as defined below), provided that if a Cash Management Trigger Event Period (as defined below) then exists, the lender will disburse the same into the lockbox account to be applied pursuant to the Midtown Central Square Mortgage Loan documents. In the event the Midtown Central Square Borrower has not qualified for disbursement of all of the holdback reserve funds on or prior to March 10, 2024, then the lender will have the right to hold the holdback reserve funds thereafter as additional collateral for the Midtown Central Square Mortgage Loan.

The “Holdback Debt Yield” means, as of any calculation date, a ratio conveyed as a percentage in which, (i) the numerator is the net operating income less the applicable fees as defined within the Midtown Central Square Loan documents and (ii) the denominator is the then original principal balance of the Midtown Central Square Mortgage Loan.

The “Holdback Reserve Funds Release Conditions” means, as of the date the lender calculates the Holdback Debt Yield, (i) no event of default has occurred and is continuing and (ii) the lender has received evidence, in form and substance reasonably satisfactory to the lender, that the Holdback Debt Yield equals or exceeds 11.5%.

Lockbox and Cash Management. The Midtown Central Square Mortgage Loan documents require a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Midtown Central Square Borrower is required to establish a lender-controlled lockbox account. Within five business days after the occurrence of a Cash Management Trigger Event, the Midtown Central Square Borrower or the property manager is required to deliver tenant instruction letters to each tenant in place and any new tenants instructing such tenants to deposit all rents payable under each lease directly into such lockbox account. The Midtown Central Square Mortgage Loan documents also require that all revenues received by the Midtown Central Square Borrower or the property manager is required to be deposited into the lockbox account within one business day of receipt. Pursuant to the Midtown Central Square Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Midtown Central Square Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the Midtown Central Square Borrower’s second late debt service payment within a consecutive 12-month period;

(iii)	a bankruptcy action of the Midtown Central Square Borrower, the guarantor or the property manager;

(iv)	a Cash Management DSCR Trigger Event (as defined below);

(v)	a Critical Tenant Trigger Event; or

(vi)	the closing of a subordinate mezzanine loan.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Midtown Central Square Borrower or the guarantor and within 120 days for the property manager, and, with respect to the property manager, the Midtown Central Square Borrower has replaced the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters;

●	with regard to clause (v) above, the date the Critical Tenant Trigger Event has been cured; and

●	with regard to clause (vi) above, the repayment of the subordinate mezzanine loan and satisfaction of all obligations thereunder.

A “Cash Management DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Midtown Central Square Borrower, guarantor or property manager;

(iii)	a Cash Sweep DSCR Trigger Event (as defined below); or

(iv)	a Critical Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Midtown Central Square Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Midtown Central Square Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters; and

●	with regard to clause (iv) above, the date the Critical Tenant Trigger Event has been cured.

A “Cash Sweep DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur if:

(i)	the City of Houston, IQor and Feldman Law Group or any other tenant occupying the space currently occupied by such tenant (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminated;

(ii)	on the date that is 12 months prior to the related lease expiration date or termination date under Critical Tenant Lease, if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	a bankruptcy action with respect to the Critical Tenant or the guarantor of any Critical Tenant occurs;

(vi)	the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease;

(vii)	if the Critical Tenant discontinues its normal business operations (other than a temporary cessation of business operations for permitted renovations or necessary repairs); provided, that, with respect to Feldman Law, the foregoing will only constitute a Critical Tenant Trigger Event after Feldman Law takes occupancy of its demised premises;

(viii)	the related Critical Tenant is downgraded below “BBB-” or the equivalent by a credit reporting agency; or

(ix)	the City of Houston fails to appropriate funds sufficient to allow such tenant to pay the Midtown Central Square Borrower all rents and other charges due and payable for such period under the City of Houston lease.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, the date that (1) the Critical Tenant Lease extension is executed and delivered to lender by the Midtown Central Square Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable default;

●	with regard to clause (v) above, after an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent;

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event has occurred;

●	with regard to clause (viii) above, the date the credit rating of the related Critical Tenant is no longer less than a “BBB-“ or the equivalent by a credit reporting agency; or

●	with regard to clause (ix) above, the City of Houston appropriates an amount sufficient to allow it to pay the Midtown Central Square Borrower all rents and other charges due and payable for such period under the City of Houston lease.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The Midtown Central Square Property is managed by Claremont Property Co., an affiliate of the Midtown Central Square Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the Midtown Central Square Loan documents permit an affiliate of the Midtown Central Square Borrower to incur future mezzanine debt subject to certain conditions, including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of the applicable rating agencies; (ii) based on the Midtown Central Square Mortgage Loan and the mezzanine loan, (a) the loan-to-value

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #3	Cut-off Date Balance:	$36,000,000
2100 Travis Street	Midtown Central Square	Cut-off Date LTV:	59.8%
Houston, TX 77002		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	12.8%

ratio is not greater than 59.8%; (b) the debt service coverage ratio is not less than 1.84x; and (iii) receipt of rating agency confirmations from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2022-C62 Certificates.

Ground Lease. None.

Terrorism Insurance. The Midtown Central Square Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Midtown Central Square Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Midtown Central Square Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

Artthaus Studios
2744 East 11th Street
Oakland, CA 94601
OAKLAND
ALAMEDA COUNTY
Emeryville
Piedmont
West Oakland
Downtown Oakland
Chinatown
Fruitvale
Alameda
Bay Farm Island
San Leandro
San Francisco Bay
San Leandro Bay
Lake Merritt
Shepard Canyon Park
Kaiser Permanente Oakland Medical Center
Samuel Merritt University
Oakland Music Complex
Kaiser Center
Oakland Conv. Center
Laney College
Jack London Square
Highland Hospital
Oakland Temple Visitors Ctr.
College of Alameda
Marina Village Shopping Center
Coast Guard Island Alameda
Alameda Museum
Bridgeside Shopping Center
Alameda South Shore Center
Corica Park Golf Course
Harbor Bay Landing
Oakland International Airport
Ring Central Coliseum
Oakland Arena
MACARTHUR
19TH ST.
12TH ST.
LAKE MERRITT
WEST OAKLAND
FRUITVALE
OAKLAND COLISEUM
San Francisco 11 miles
AMTRAK
BART
AMTRAK CAPITAL CORRIDOR
MacArthur Fwy
Nimitz Fwy
Warren Fwy
San Pablo Ave.
Broadway
Market St.
Oakland Ave.
Grand Ave.
Lakeshore Ave.
Crocker Ave.
Park Blvd.
Lincoln Ave.
MacArthur Blvd.
14th Ave.
International Blvd.
Fruitvale Ave.
35th Ave.
High St.
Foothills Blvd.
Clement Ave.
Lincoln Ave.
Central Ave.
Encinal Ave.
Otis Ave.
Versailles Ave.
Doolittle Dr.
580
980
880
13
61
SAN FRANCISCO
OAKLAND
Alameda
Berkeley
Richmond
Concord
Walnut Creek
Vallejo
Fairfield
Hayward
Dublin
Pleasanton
Livermore
Fremont
Daly City
San Mateo
Redwood City
Palo Alto
Santa Clara
Sunnyvale
SAN JOSE
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Artthaus Studios

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - Suburban
	Original Principal Balance:	$23,750,000		Location:	Oakland, CA
	Cut-off Date Balance:	$23,750,000		Size:	104,802 SF
	% of Initial Pool Balance:	4.5%		Cut-off Date Balance Per SF:	$226.62
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$226.62
	Borrower Sponsor:	Alexander Riaz Taplin (AKA Riaz Taplin)		Year Built/Renovated:	1917/2018-2020
	Guarantor:	Alexander Riaz Taplin (AKA Riaz Taplin)		Title Vesting:	Fee
	Mortgage Rate:	3.8590%		Property Manager:	Best Bay Apartments, Inc. (borrower affiliate)
	Note Date:	February 2, 2022		Current Occupancy (As of):	86.9% (1/25/2022)
	Seasoning:	2 months		TTM Occupancy (11/30/2021)(3):	NAP
	Maturity Date:	February 11, 2032		YE 2020 Occupancy(3):	NAP
	IO Period:	120 months		YE 2019 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2018 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$47,100,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$449.42
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	December 10, 2021
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		TTM NOI (11/30/2021)(5):	$1,582,374
	Additional Debt Type (Balance) (1):	Future Mezzanine		YE 2020 NOI(5):	$1,248,605
				YE 2019 NOI(5):	$542,730
				YE 2018 NOI(5):	NAP
				U/W Revenues:	$3,490,404
				U/W Expenses:	$1,235,607
Escrows and Reserves(2)				U/W NOI(5):	$2,254,797
	Initial	Monthly	Cap	U/W NCF:	$2,179,035
Taxes	$49,925	$9,985	NAP	U/W DSCR based on NOI/NCF:	2.43x / 2.34x
Insurance	$20,580	$5,145	NAP	U/W Debt Yield based on NOI/NCF:	9.5% / 9.2%
Replacement Reserves	$0	$1,747	$70,000	U/W Debt Yield at Maturity based on NOI/NCF:	9.5% / 9.2%
TI/LC	$500,000	Springing	$430,000	Cut-off Date LTV Ratio:	50.4%
Rent Concession Reserve	$522,540	$0	NAP	LTV Ratio at Maturity:	50.4%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$23,750,000	100.0%	Loan Payoff	$15,705,288	66.1%
			Upfront Reserves	1,093,045	4.6
			Closing Costs	669,882	2.8
			Return of Equity	6,281,786	26.4
Total Sources	$23,750,000	100.0%	Total Uses	$23,750,000	100.0%
(1)	See “Subordinate and Mezzanine Indebtedness” section below.

(2)	See “Escrows” section.

(3)	Historical occupancy information is not available or applicable because the Artthaus Studios Property was repositioned and extensively renovated between 2018 and 2020, with Phase I delivered in June 2018, Phase II delivered in February 2020 and Phase III delivered in May 2020.

(4)	While the Artthaus Studios Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Artthaus Studios Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The Artthaus Studios Property was repositioned and extensively renovated between 2018 and 2020, with Phase I delivered in June 2018, Phase II delivered in February 2020 and Phase III delivered in May 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

The Mortgage Loan. The mortgage loan (the “Artthaus Studios Mortgage Loan”) is evidenced by the first priority fee interest encumbering a 104,802 square foot, multi-tenant office property located in Oakland, California (the “Artthaus Studios Property”).

The Borrower and Borrower Sponsor. The borrower is Lucasey Lofts LP, a California Limited Partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Artthaus Studios Mortgage Loan. The borrower sponsor and nonrecourse carveout guarantor is Alexander Riaz Taplin (“Riaz Taplin”).

Riaz Taplin is the founder and principal of Riaz Capital, a vertically integrated workforce housing developer with over 20 years of development experience in the Bay Area. Currently, Riaz Capital’s portfolio includes over 1,500 units, with 1,700 units in development, and real estate assets valued at approximately $500 million.

The Property. The Artthaus Studios Property consists of a five-story, 104,802 square foot, multi-tenant office building, located in Oakland, California. Built in 1917, the property, which is situated on a 2.39-acre site, was extensively renovated between 2018 and 2020 for approximately $18.9 million. The property was repositioned from its prior manufacturing use to creative office in three phases, with Phase I being delivered in June 2018, Phase II being delivered in February 2020, and Phase III being delivered in May 2020. As part of the redevelopment, the borrower completed seismic structural upgrades, mechanical upgrades, and electrical and plumbing upgrades. Additional renovations included new HVAC units and LED lighting, the addition of 15 restrooms, new elevator, fire alarm and sprinkler systems, access control and security systems, as well as newly developed meeting areas, lounge, kitchen area, and rooftop deck. Tenants currently lease between 81 square feet and 4,937 square feet of space. Artthaus Studios has 90 on-site parking spaces, resulting in a parking ratio of 0.86 spaces per 1,000 square feet. Three tenants totaling 8.2% of net rentable area and 11.7% of underwritten base rent are affiliated with the borrower sponsor. As of January 25, 2022, the Artthaus Studios Property was 86.9% occupied by 80 tenants.

Major Tenants.

Largest Tenant: Brighter Beginnings (8,177 square feet; 7.8% of net rentable area; 10.0% of underwritten base rent; 8/31/2027 lease expiration) – Founded in 1984, Brighter Beginnings is a nonprofit organization that supports child development by partnering with parents and helping to build strong communities with the ultimate goal of helping parents with limited financial support or medical resources become self-sufficient. Brighter Beginnings serves the Bay Area and has partnered with other companies to give their clients access to services such as healthcare, childcare, housing, education, job training and temporary public benefits. Brighter Beginnings does not have any termination options and has one, five-year renewal option.

2nd Largest Tenant: XIA (6,725 square feet; 6.4% of net rentable area; 7.8% of underwritten base rent; 7/31/2031 lease expiration) Founded in 1994, XIA, which is headquartered at the Artthaus Studios Property, invents, develops, and markets advanced digital data acquisition and processing systems for x-ray, gamma-ray, and other radiation detector applications in university research, national laboratories and industry. XIA may terminate its lease effective 72 months after the lease commencement with at least 9 months’, and no more than 18 months’, written notice to the landlord. No termination fee is required. XIA has one, 10-year renewal option.

3rd Largest Tenant: Riaz Capital (4,430 square feet; 4.2% of net rentable area; 6.4% of underwritten base rent; various lease expirations) – Riaz Capital, which is an affiliate of the borrower, is based at the Artthaus Studios Property. The tenant has two leases, expiring on 3/31/2023 (1,201 square feet; 1.1% of net rentable area; 1.9% of underwritten base rent) and 6/30/2027 (3,229 square feet; 3.1% of net rentable area; 4.5% of underwritten base rent). Riaz Capital has no termination or renewal options.

COVID-19 Update. As of March 2, 2022, the Artthaus Studios Property is open and operating and there are no outstanding rent relief requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

The following table presents certain information relating to the tenancy at the Artthaus Studios Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Brighter Beginnings	NR/NR/NR	8,177	7.8%	$35.23	$288,043	10.0%	8/31/2027	1, 5-year	N
XIA	NR/NR/NR	6,725	6.4%	$33.39	$224,523	7.8%	7/31/2031	1, 10-year	Y(2)
Riaz Capital(3)	NR/NR/NR	4,430	4.2%	$41.74	$184,909	6.4%	Various	N	N
Best Bay Apartments(3)	NR/NR/NR	3,210	3.1%	$38.19	$122,598	4.3%	6/30/2024	N	N
Be The Change Consulting	NR/NR/NR	3,745	3.6%	$31.97	$119,712	4.2%	5/31/2023	1, 2-year	N
		26,287	25.1%	$35.75	$939,785	32.7%

Non-Major Tenants		64,750	61.8%	$29.88	$1,935,004	67.3%

Occupied Collateral Total		91,037	86.9%	$31.58	$2,874,788	100.00%

Vacant Space		13,765	13.1%

Collateral Total		104,802(4)	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2023 totaling $51,783.

(2)	XIA may terminate its lease effective 72 months after the lease commencement with at least 9 months’, and no more than 18 months’, written notice to the landlord. No termination fee is required.

(3)	Riaz Capital and Best Bay Apartments are affiliates of the borrower sponsor.

(4)	The Collateral Total Tenant NRSF includes 1,590 square feet of event space. There is no underwritten rent or lease expiration date associated with the event space.

The following table presents certain information relating to the lease rollover schedule at the Artthaus Studios Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM(3)	12	6,919	6.6%	6,919	6.6%	$162,215	5.6%	$23.44
2022	26	20,124	19.2%	27,043	25.8%	$622,164	21.6%	$30.92
2023	34	27,512	26.3%	54,555	52.1%	$854,638	29.7%	$31.06
2024	11	12,352	11.8%	66,907	63.8%	$408,167	14.2%	$33.04
2025	1	1,508	1.4%	68,415	65.3%	$36,466	1.3%	$24.18
2026	2	3,487	3.3%	71,902	68.6%	$118,334	4.1%	$33.94
2027	5	12,410	11.8%	84,312	80.4%	$448,280	15.6%	$36.12
2028	0	0	0.0%	84,312	80.4%	$0	0.0%	$0.00
2029	0	0	0.0%	84,312	80.4%	$0	0.0%	$0.00
2030	0	0	0.0%	84,312	80.4%	$0	0.0%	$0.00
2031	3	6,725	6.4%	91,037	86.9%	$224,523	7.8%	$33.39
2032	0	0	0.0%	91,037	86.9%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	91,037	86.9%	$0	0.0%	$0.00
Vacant	0	13,765	13.1%	104,802	100.0%	$0	0.0%	$0.00
Total/Weighted Average	94	104,802	100.0%			$2,874,788	100.0%	$31.58
(1)	Information obtained from the underwritten rent roll dated as of January 25, 2022.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.

(3)	MTM Expiring NRSF, % of Total NRSF, Cumulative Expiring NRSF, and Cumulative % of Total NRSF include 1,590 square feet of event space. There is no underwritten rent or lease expiration date associated with the event space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

The following table presents historical occupancy percentages at the Artthaus Studios Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	1/25/2022(2)
NAP	NAP	NAP	NAP	86.9%
(1)	Historical occupancy information is not available because the Artthaus Studios Property was repositioned and extensively renovated between 2018 and 2020, with Phase I delivered in June 2018, Phase II delivered in February 2020 and Phase III delivered in May 2020.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Artthaus Studios Property:

Cash Flow Analysis

	2019	2020	TTM 11/30/2021	U/W	%(1)	U/W $ per SF
Base Rent	$1,369,622	$1,717,630	$2,387,602	$2,874,788(2)	73.1%	$27.43(2)
Grossed Up Vacant Space	0	0	0	444,823	11.3	4.24
Gross Potential Rent	$1,369,622	$1,717,630	$2,387,602	$3,319,612	84.4%	$31.68
Other Income	240,029	262,200	177,031	218,200	5.5	2.08
Less: Free Rent Adjustment	(170,613)	(120,660)	(357,846)	0	0.0	0.00
Total Recoveries	77,874	137,050	307,939	397,416	10.1	3.79
Net Rental Income	$1,516,913	$1,996,220	$2,514,726	$3,935,228	100.0%	$37.55
(Vacancy & Credit Loss)	0	0	0	(444,823)(3)	(13.4)	(4.24)
Effective Gross Income	$1,516,913	$1,996,220	$2,514,726	$3,490,404	88.7%	$33.30

Real Estate Taxes	107,453	111,771	114,471	334,089	9.6%	3.19
Insurance	22,985	87,557	72,454	58,797	1.7	0.56
Management Fee	64,203	25,030	91,843	139,616	4.0	1.33
Other Operating Expenses	779,541	523,257	653,584	703,105	20.1	6.71
Total Operating Expenses	$974,183	$747,615	$932,352	$1,235,607	35.4%	$11.79

Net Operating Income(4)	$542,730	$1,248,605	$1,582,374	$2,254,797	64.6%	$21.51
Replacement Reserves	0	0	0	20,960	0.6	0.20
TI/LC	0	0	0	54,802	1.6	0.52
Net Cash Flow	$542,730	$1,248,605	$1,582,374	$2,179,035	62.4%	$20.79

NOI DSCR	0.58x	1.34x	1.70x	2.43x
NCF DSCR	0.58x	1.34x	1.70x	2.34x
NOI Debt Yield	2.3%	5.3%	6.7%	9.5%
NCF Debt Yield	2.3%	5.3%	6.7%	9.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent PSF and U/W Base Rent contractual rent steps through January 2023 totaling $51,783.

(3)	The underwritten economic vacancy is 13.4%. The Artthaus Studios Property was 86.9% physically occupied as of January 25, 2022.

(4)	The Artthaus Studios Property was repositioned and extensively renovated between 2018 and 2020, with Phase I delivered in June 2018, Phase II delivered in February 2020 and Phase III delivered in May 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Artthaus Studios Property of $47,100,000 as of December 10, 2021.

Environmental Matters. The Phase I environmental site assessment dated December 22, 2021, identified a recognized environmental condition (“REC”) and a controlled recognized environmental condition (“CREC”) at the Artthaus Studios Property.

With regard to the REC, in 2015, the borrower sponsor contemplated redeveloping the property into a residential use and, as such, entered into a Voluntary Remedial Action Agreement with the Alameda County Department of Environmental Health (“ACDEH”) that identified benzene and PCE above residential action levels for indoor air. An additional Spills, Leaks, Investigations and Cleanup (“SLIC”) was opened. While both contaminants were determined to be attributable to off-site sources, and redevelopment was changed to be commercial, the ACDEH requested an Environmental Risk Management Plan (“ERMP”). To address potential vapor intrusion, a vapor intrusion barrier system was voluntarily installed. The ERMP requires that tenants, contractors and workers be made aware of subsurface conditions and mitigation measures at the property, and that mitigation measures continue to be monitored. Because the SLIC is listed as open, this constitutes an REC. The consultant provided a worst-case estimate with a statistical 90% confidence interval that the total cost for potential remediation had an upper-end range of $870,000. In lieu of an environmental reserve, the lender obtained a $5,000,000 environmental insurance policy with a $5,000,000 limit per claim on a 13-year term, which includes a $25,000 deductible per claim. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Market Overview and Competition. The Artthaus Studios Property is located in Oakland, California, approximately 4 miles from the central business district and 15 miles east of San Francisco. The property is located in the Jingletown neighborhood, which was historically a light industrial area for the past 30 years; however, in the early 1970s the area began to be rezoned to residential and many of the historic industrial buildings have been redeveloped into offices or lofts. The property is located approximately 6.0 miles north of the Oakland International Airport with access to I-880, a major north-south thoroughfare in the area, approximately 0.7 miles away. According to a third-party market research report, within a 1-, 3- and 5- mile radius of the Artthaus Studios Property, the estimated 2021 population is 41,400, 290,937, and 496,849, respectively, and the 2021 median household income is $52,780, $79,229, and $82,276, respectively.

According to a third-party market research report, the property is situated within the Oakland-South/Airport submarket of the greater East Bay/Oakland office market. As of March 1, 2022, the submarket reported total inventory of approximately 5.1 million square feet with a 6.7% vacancy rate and average market rents of $30.04 per square foot. There are currently no office properties under construction in the submarket. The appraiser identified six lease comparables with rents ranging from $24.60 to $46.00 per square foot, and concluded to average market rent of $32.61 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Artthaus Studios Property:

Market Rent Summary(1)

	2,000-5,000 SF	850-1,999 SF	320-849 SF
Market Rent (PSF)	$33.60	$32.40	$31.80
Lease Term (Years)	3	2	1
Lease Type	Modified	Modified	Modified
Rent Increase Projection	3.0%/Year	3.0%/Year	3.0%/Year
TI (New/Renewal)	$0.00 / $0.00	$0.00 / $0.00	$0.00 / $0.00
LC (New/Renewal)	$0.00 / $0.00	$0.00 / $0.00	$0.00 / $0.00
Free Rent (New/Renewal)	3 mths / 0 mths	2 mths / 0 mths	0 mths / 0 mths
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

The table below presents certain information relating to comparable sales pertaining to the Artthaus Studios Property identified by the appraiser:

Comparable Sales(1)

Property Name Property Address	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Fremont Research Center 47513-47533 Westinghouse Drive	Fremont, CA	1983/1997	215,733	Jun-2021	$59,250,000	$275

111 Broadway 111 Broadway	Oakland, CA	1966/NAP	10,489	Mar-2020	$3,600,000	$343

The Wakefield Building 426 17th Street	Oakland, CA	1924/2001	56,678	Feb-2020	$29,900,000	$528

EmeryTech Centre 1400 65th Street	Emeryville, CA	1940/2010	227,367	Oct-2019	$126,500,000	$556

1714-1720 Franklin Street 1714-1720 Franklin Street	Oakland, CA	1926/1991	30,253	Mar-2019	$11,000,000	$364
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Artthaus Studios Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Artthaus Studios (Subject) 2744 East 11th Street Oakland, CA	1917/2018-2020	104,802(2)
330 Franklin Street Oakland, CA	1926/NAP	29,000	Resource Development Associates	3,832	Nov-2021	5.0 Yrs.	$46.00	Modified
829 27th Avenue Oakland, CA	1950/NAP	15,611	Confidential	340	Q2-2021	1.0 Yrs.	$29.80	Modified
106 Linden Street Oakland, CA	1921/NAP	125,078	Studio Bondy Architecture	4,011	Mar-2021	5.0 Yrs.	$29.80	Modified
337 17th Street Oakland, CA	1926/NAP	24,100	Noll and Tam	419	Mar-2021	3.0 Yrs.	$35.20	Modified
7303 Edgewater Drive Oakland, CA	1973/NAP	200,557	Pureturgent	6,254	Mar-2021	3.0 Yrs.	$24.60	Modified
1154 57th Avenue Oakland, CA	1967/NAP	24,568	VeoRide Inc.	3,323	Dec-2020	2.0 Yrs.	$29.40	Modified
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #4	Cut-off Date Balance:	$23,750,000
2744 East 11th Street	Artthaus Studios	Cut-off Date LTV:	50.4%
Oakland, CA 94601		UW NCF DSCR:	2.34x
		UW NOI Debt Yield:	9.5%

Escrows.

Real Estate Taxes – The Artthaus Studios Mortgage Loan documents require an upfront deposit of $49,925 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially estimated at $9,985.

Insurance – The Artthaus Studios Mortgage Loan documents require an upfront deposit of $20,580 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration, initially estimated at $5,145.

Replacement Reserve – The Artthaus Studios Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $1,747 ($0.20 PSF), capped at $70,000.

Leasing Reserve – The Artthaus Studios Mortgage Loan documents require an upfront deposit of $500,000 and springing ongoing monthly leasing reserve deposits of $8,734 upon the balance falling below the $430,000 cap.

Rent Concession Reserve – The Artthaus Studios Mortgage Loan documents require an upfront reserve of $522,540 for outstanding rent abatements related to 22 tenants.

Lockbox and Cash Management. The Artthaus Studios Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rent into an established deposit account each business day. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day, and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the net cash flow debt yield falling below 7.0%.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 7.25% for two consecutive calendar quarters.

Property Management. The Artthaus Studios Property is managed by Best Bay Apartments, Inc., an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In connection with a bona fide sale of the Artthaus Studios Property, certain direct or indirect owners of the borrower may obtain future mezzanine debt upon satisfaction of certain conditions defined in the loan agreement, including, but not limited to: (i) the LTV including the future mezzanine loan is not greater than 60.0%; (ii) the adjusted net cash flow DSCR, inclusive of the future mezzanine loan, is no less than 1.45x; (iii) the adjusted net cash flow debt yield, inclusive of the future mezzanine loan, is not less than 8.75%; (iv) the mezzanine lender shall be an institutional lender acceptable to lender; (v) an intercreditor agreement in form and substance acceptable to lender and any applicable rating agency; (vi) a rating agency confirmation with respect to the proposed mezzanine financing; and (vii) borrower shall thereafter be subject to hard cash management pursuant to the related cash management provisions of the loan documents.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Artthaus Studios Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not required. The seismic report indicated a probable maximum loss of 18.0% for the Artthaus Studios Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

Long Lake Crossing
1301 West Long Lake Road
Troy, MI 48098
The Auburn Mile
GM Orion Assembly Plant
Oakland Business Park
Dutton Rd
Samsung
BorgWarner Propulsion Technical Ctr.
N. Squirrel Rd
Adams Rd
Brewster Rd
Hawthorn
W. Tienken Rd
Auburn Hills
Fieldstone GC
Brookwood GC
Great Oaks CC
The Village Of Rochester Hills
Great Oaks Shopping Ctr.
Walton Village Plaza
University Square
Walton Blvd
Secretary of State Office
Auburn Hills Government Offices
Oakland University Dome
Oakland University
Rochester Hills
GM Global Propulsion Systems
Havenwyck Hospital
Katke - Cousins GC
W. Avon Rd
Baker College of Auburn Hills
FCA US Corp. Office
S. Adams Rd
Rochester Industrial Park
Amazon Distribution Center
Oakland Community College - Auburn Hills Campus
W. Hamlin Rd
Auburn Rd
Magna Electronics
Absolute Laboratories
Rochester Hills Executive Park
Hampton Village Ctr.
E. Auburn Rd
Ryan Rd
Pontiac
Peninsula Plastics
Auburn Hills Plaza
Pine Trace GC
Kensington Forest
Shelby
South Blvd
St. Joseph Mercy Oakland
OAKLAND COUNTY
WellPointe Medical Ctr.
Sanctuary Lake GC
Beaumont Hospital-Troy Campus
The Forum at Gateways
Kingswood Plaza
W. Square Lake Rd
Troy
E. Square Lake Rd
Bloomfield Township
Dunham's Sports Headquarters
Sylvan Glen GC
MACOMB COUNTY
NorthTroy Corporate Park
Sunset Plaza
W. Long Lake Rd
E. Long Lake Rd
Bloomfield Hills CC
W. Long Lake Rd
Squirrel Rd
Adams Rd
Coolidge Hwy
Crooks Rd
Livernois Rd
Rochester Rd
John R. Rd
Dequindre Rd
Ryan Rd
Bloomfield Hills
Wattles Rd
Wattles Rd
Lahser Rd
Charing Cross
Walsh College
Cranbrook Inst. of Science
Woodward Ave
AMTRAK
Children's Hospital of Michigan Troy
Troy Commons Shopping Ctr.
Golden Gate Plaza
Sterling Heights
Sheffield Office Park
Somerset Collection
Troy Marketplace
Metro Pkwy
Quarton Rd
Maple Rd
Birmingham
Maple Rd
Oakland Hills Country Club
Midtown Square
TROY AMTRAK
Oakland County Troy Airport
Oakland Mall
Clawson
14 Mile Rd
Birmingham Country Club
14 Mile Rd
Beverly Hills
Stephenson Hwy
Chrysler Frwy
Main St
Campbell Rd
13 Mile Rd
13 Mile Rd
Beaumont Hospital, Royal Oak
Royal Oak
Red Run Golf Club
Warren
Lahser Rd
Evergreen Rd
Southfield Rd
Greenfield Rd
12 Mile Rd
12 Mile Rd
Madison Heights
Southfield
Lathrup Village
Berkley
ROYAL OAK AMTRAK
Detroit 14 miles
75
24
59
150
Lake Orion
Waterford
Rochester
Rochester Hills
Shelby
Highland
Pontiac
OAKLAND COUNTY
Troy
Clinton
West Bloomfield
Bloomfield Hills
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
Livonia
Lake St. Clair
Plymouth
WAYNE COUNTY
DETROIT
Canton
Dearborn
Westland
WINDSOR
Taylor
ONTARIO
WASHTENAW COUNTY
MACOMB COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Long Lake Crossing

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	AREF		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$21,000,000		Location:	Troy, MI
	Cut-off Date Balance:	$21,000,000		Size:	171,994 SF
	% of Initial Pool Balance:	3.9%		Cut-off Date Balance Per SF:	$122.10
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$122.10
	Borrower Sponsor:	Moshe Rothman		Year Built/Renovated:	1987/NAP
	Guarantor:	Moshe Rothman		Title Vesting:	Fee
	Mortgage Rate:	6.1100%		Property Manager:	Transwestern Property Company Michigan, L.L.C.
	Note Date:	February 17, 2022		Current Occupancy (As of):	82.7% (2/7/2022)
	Seasoning:	1 month		YE 2021 Occupancy:	85.0%
	Maturity Date:	March 6, 2027		YE 2020 Occupancy:	88.0%
	IO Period:	60 months		YE 2019 Occupancy:	90.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$36,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$210.47
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	December 9, 2021
	Call Protection:	L(25),D(28),O(7)
	Lockbox Type(1):	Hard/In Place Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information(3)
				TTM NOI (10/31/2021):	$2,327,716
				YE 2020 NOI:	$2,427,973
				YE 2019 NOI:	$2,405,546
				U/W Revenues:	$3,515,383
				U/W Expenses:	$1,178,584
Escrows and Reserves(2)				U/W NOI:	$2,336,798
	Initial	Monthly	Cap	U/W NCF:	$2,180,405
Taxes	$157,068	$31,414	NAP	U/W DSCR based on NOI/NCF:	1.80x / 1.68x
Insurance	$8,968	$2,989	NAP	U/W Debt Yield based on NOI/NCF:	11.1% / 10.4%
TI/LC Reserve	$500,000	$14,333	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.1% / 10.4%
Replacement Reserve	$0	$2,867	NAP	Cut-off Date LTV Ratio:	58.0%
Outstanding TI/LC	$77,723	$0	NAP	LTV Ratio at Maturity:	58.0%
Rent Abatement Reserve	$14,138	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$21,000,000	56.7%	Purchase Price	$35,200,000	95.1%
Equity contribution	16,017,804	43.3	Closing costs	1,059,908	2.9
			Upfront reserves	757,896	2.0
Total Sources	$37,017,804	100.0%	Total Uses	$37,017,804	100.0%
(1)	As of the origination date, the Long Lake Crossing Mortgage Loan (as defined below) was in a Cash Management Period (as defined below). The initial Cash Management Period will cease when the debt yield is at least 10.0% for two consecutive calendar quarters, the Long Lake Crossing Property (as defined below) has achieved a physical occupancy of 83% in accordance with the Long Lake Crossing Mortgage Loan documents for two consecutive calendar quarters, Hearst Business Publishing, Inc. has extended its lease for a period of at least five years in accordance with the Long Lake Crossing Mortgage Loan documents, and no event of default has occurred. See “Lockbox and Cash Management” section below.

(2)	See “Escrows” section below.

(3)	While the Long Lake Crossing Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Long Lake Crossing Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Long Lake Crossing Mortgage Loan”) is evidenced by a first mortgage encumbering the fee interest in a 171,994 square foot suburban office building located in Troy, Michigan (the “Long Lake Crossing Property”). Proceeds from the Long Lake Crossing Mortgage Loan were used to facilitate the acquisition of the Long Lake Crossing Property, fund reserve accounts, and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

The Borrower and Borrower Sponsor. The borrowing entity for the Long Lake Crossing Mortgage Loan is AEVRI Long Lake LLC (the “Long Lake Crossing Borrower”), a single-purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Long Lake Crossing Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor is Moshe Rothman who provided a partial payment guaranty in the amount of $2,500,000 for the Long Lake Crossing Mortgage Loan. Moshe Rothman is a New York based owner, operator and investor that has been active in commercial real estate since 2017. Moshe Rothman’s portfolio is valued at approximately $490 million and consists of multifamily and office assets located throughout New York, New Jersey, Connecticut, Ohio, Michigan, Illinois, Texas, Mississippi, Tennessee, Alabama, Louisiana, Minnesota and Wisconsin. Moshe Rothman owns seven office buildings totaling approximately 1.5 million square feet. Moshe Rothman currently owns one single tenant, approximately 130,000 SF office property that was acquired in 2020, approximately 20 miles southeast of the subject in Warren, Michigan.

The Property. The Long Lake Crossing Property is an office building totaling 171,994 rentable square feet located in Troy, Michigan, approximately 23.5 miles north of downtown Detroit. Situated on a 11.5-acre lot, the Long Lake Crossing Property is a LEED certified, three-story building with a basement level and was built in 1987. The Long Lake Crossing Property features on-site amenities consisting of a café, fitness center, and conference room. The previous owner invested approximately $2.1 million in capital expenditures including $685,000 in common areas and amenities during their ownership period. There are a total of 655 surface parking spaces and 48 garage spaces at the Long Lake Crossing Property, resulting in a parking ratio of 4.1 spaces per 1,000 square feet.

Current in-place tenants at the Long Lake Crossing Property have an average tenure of over ten years, with the top five largest tenants having an average tenure of over 17 years. Approximately 57% of current tenants are headquartered at the Long Lake Crossing Property. Since the beginning of 2020, nine new, expansion, or renewal leases have been executed occupying 42,245 SF (24.6% of NRA). Average occupancy at the Long Lake Crossing Property since 2012 is 89.5%. as of February 7, 2022, the Long Lake Crossing Property was 82.7% occupied by 24 tenants.

Major Tenants.

Largest Tenant: Hearst Business Publishing, Inc. (36,132 square feet, 21.0% of net rentable area, 23.2% of underwritten base rent; 3/31/2024 lease expiration) – The space is occupied by the Motor Information Systems Division of Hearst Business Publishing, Inc. Hearst Business Publishing, Inc. is one of the business lines for Hearst, a global, diversified media, information and services company with more than 360 businesses. Motor Information Systems is the premier supplier of automotive repair data in the U.S. and Canada. Founded in 1903, Motor Information Systems provides unique data points, covering vehicles Class 1 through Class 8, with many delivery options. Vehicle data sourcing and integration solutions are standardized and designed to reduce channel partners’ costs and improve efficiencies. Hearst’s Motor Information Systems Division has been headquartered at the Long Lake Crossing Property since November 2008. Hearst Business Publishing, Inc. has two, five-year renewal options remaining which requires written notice at least 12 months and not more than 15 months prior to the expiration of the then current term of the lease.

2nd Largest Tenant: Gordon Advisors (16,434 square feet, 9.6% of net rentable area, 13.2% of underwritten base rent; 9/30/2024 lease expiration) – Gordon Advisors is one of Southeast Michigan’s leading public accounting and business consulting firms. For over 60 years, Gordon Advisors has offered a full complement of services to clients such as business, financial, and tax consulting as well as accounting and auditing. Gordon Advisors has been headquartered at the Long Lake Crossing Property since September 1990 when it commenced a 10-year lease for 8,169 square feet. Gordon Advisors subsequently expanded its premise to 16,434 square feet via multiple expansion leases. The most recent renewal and expansion lease commenced July 2016 and expires in September 2024. Gordon Advisors has two, five-year renewal options remaining which requires written notice not less than 270 days prior to the expiration date or last day of the first renewal term.

3rd Largest Tenant: The Ayco Company (10,363 square feet, 6.0% of net rentable area, 7.5% of underwritten base rent; 2/28/2027 lease expiration) – The Ayco Company provides services to employers to help them create company-sponsored financial planning benefits. The Ayco Company has been in business for over 50 years and was acquired by The Goldman Sachs Group, Inc. in 2003. The Ayco Company has been a tenant at the Long Lake Crossing Property since July 2011 when it commenced a 98-month lease. The most recent renewal commenced in November 2021 and expires in February 2027. The Ayco Company has two, five-year renewal options remaining. At any time on or prior to February 29, 2024, The Ayco Company may elect to terminate its lease effective as of February 28, 2025, by providing written notice to landlord and a termination fee consisting of three months of then current base rent and expense recoveries plus unamortized landlord costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

The following table presents certain information relating to the tenancy at the Long Lake Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Hearst Business Publishing, Inc.	NR / NR / NR	36,132	21.0%	$20.08	$725,688	23.2%	3/31/2024	2, 5-year	N
Gordon Advisors	NR / NR / NR	16,434	9.6%	$25.00	$410,850	13.2%	9/30/2024	2, 5-year	N
The Ayco Company(4)	A / A2 / BBB+	10,363	6.0%	$22.50	$233,168	7.5%	2/28/2027	2, 5-year	Y
Frasco Caponigro Wineman	NR / NR / NR	8,647	5.0%	$23.75	$205,366	6.6%	10/31/2025	1, 5-year	N
Barron, Rosenberg, Mayoras	NR / NR / NR	8,010	4.7%	$21.00	$168,210	5.4%	10/31/2028	1, 5-year	N
Brazen, Kennelly, Cooper & Mat	NR / NR / NR	7,719	4.5%	$23.50	$181,397	5.8%	9/30/2024	None	N
Information Builders	NR / NR / NR	6,076	3.5%	$23.50	$142,786	4.6%	2/28/2025	None	N
AP Plassman	NR / NR / NR	4,553	2.6%	$24.50	$111,549	3.6%	7/31/2023	1, 5-year	N
William Mack & Associates	NR / NR / NR	4,396	2.6%	$23.50	$103,306	3.3%	12/31/2028	1, 5-year	N
Standard Insurance Company	NR / NR / NR	4,217	2.5%	$23.50	$99,100	3.2%	9/30/2024	None	N
Total Major Tenant		106,547	61.9%	$22.35	$2,381,418	76.2%
Other Tenants		35,766	20.8%	$20.76	$742,337	23.8%
Vacant Space		29,681	17.3%	$0.00	$0	0.0%
Collateral Total		171,994	100.0%	$21.95	$3,123,756	100.0%

(1)	Certain ratings are those of the parent company, regardless of whether or not the parent guarantees the lease.

(2)	Collateral Total Annual U/W Base Rent PSF excludes SF of vacant space.

(3)	Based on the underwritten rent roll dated February 7, 2022, including rent steps occurring through December 2022.

(4)	At any time on or prior to February 29, 2024, The Ayco Company may elect to terminate its lease effective as of February 28, 2025, by providing written notice to landlord and a termination fee consisting of three months of then current base rent and expense recoveries plus unamortized landlord costs.

The following table presents certain information relating to the lease rollover schedule at the Long Lake Crossing Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent(4)	Annual U/W Base Rent PSF(4)(5)
MTM(6)	5	7,072	4.1%	7,072	4.1%	$52,279	1.7%	$7.39
2022	2	3,411	2.0%	10,483	6.1%	$92,368	3.0%	$27.08
2023	4	10,424	6.1%	20,907	12.2%	$257,698	8.2%	$24.72
2024	7	71,717	41.7%	92,624	53.9%	$1,589,129	50.9%	$22.16
2025	5	22,436	13.0%	115,060	66.9%	$529,408	16.9%	$23.60
2026	1	1,791	1.0%	116,851	67.9%	$42,984	1.4%	$24.00
2027	1	10,363	6.0%	127,214	74.0%	$233,168	7.5%	$22.50
2028	2	12,406	7.2%	139,620	81.2%	$271,516	8.7%	$21.89
2029	1	2,693	1.6%	142,313	82.7%	$55,207	1.8%	$20.50
2030	0	0	0.0%	142,313	82.7%	$0	0.0%	$0.00
2031	0	0	0.0%	142,313	82.7%	$0	0.0%	$0.00
2032	0	0	0.0%	142,313	82.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	142,313	82.7%	$0	0.0%	$0.00
Vacant	0	29,681	17.3%	171,994	100.0%	$0	0.0%	$0.00
Total/Wtd. Average	28	171,994	100.0%			$3,123,756	100.0%	$21.95
(1)	Based on the underwritten rent roll dated February 7, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date that are not reflected in the Lease Expiration Schedule.

(3)	The Long Lake Crossing Mortgage Loan has a maturity date of March 6, 2027.

(4)	Includes rent steps occurring through December 2022.

(5)	Total/Wtd. Average Annual U/W Base Rent PSF excludes vacant space.

(6)	Includes 4,571 square feet of amenity space consisting of a café, conference room, and fitness center, one 228 square foot storage space, and one 2,273 square feet tenant which is on a month-to-month lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

The following table presents historical occupancy percentages at the Long Lake Crossing Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	2/7/2022(2)
90.0%	88.0%	85.0%	82.7%
(1)	Information obtained from the Long Lake Crossing Borrower.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of March 9, 2022, the Long Lake Crossing Property was open and operating. Based on an account receivables report provided by the borrower sponsor dated January 31, 2022, approximately $2,632 consisting primarily of CAM reimbursements were over 30 days delinquent and $4,304 was over 60 days delinquent, representing a collection rate of 99.1% and 98.6% of underwritten gross rent for December 2021 and January 2022, respectively.  The Long Lake Crossing Mortgage Loan has a first payment date of April 6, 2022 and is not subject to any modification or forbearance request as of March 9, 2022.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Long Lake Crossing Property:

Cash Flow Analysis

	2019	2020	TTM 10/31/2021	U/W	%(1)	U/W $ PSF
Base Rent	$3,133,098	$3,075,978	$3,035,833	$3,069,471	72.3%	$17.85
Contractual Rent Steps(2)	0	0	0	54,285	1.3	0.32
Grossed Up Vacant Space	0	0	0	730,696	17.2	4.25
Total Recoveries	328,944	342,629	330,557	298,476	7.0	1.74
Gross Potential Rent	$3,462,042	$3,418,607	$3,366,390	$4,152,928	97.8%	$24.15
Other Income(3)	90,548	106,134	93,151	93,151	2.2	0.54
Net Rental Income	$3,552,590	$3,524,741	$3,459,541	$4,246,079	100.0%	$24.69
(Vacancy & Credit Loss)(4)	0	0	0	(730,696)	(17.6)	(4.25)
Effective Gross Income	$3,552,590	$3,524,741	$3,459,541	$3,515,383	82.8%	$20.44

Real Estate Taxes	366,650	372,136	375,696	377,717	10.7	2.20
Insurance	48,171	43,556	44,700	35,871	1.0	0.21
Management Fee	53,289	52,871	51,894	105,461	3.0	0.61
Other Operating Expenses	678,934	628,205	659,535	659,535	18.8	3.83
Total Operating Expenses	$1,147,044	$1,096,768	$1,131,825	$1,178,584	33.5%	$6.85

Net Operating Income	$2,405,546	$2,427,973	$2,327,716	$2,336,798	66.5%	$13.59
Replacement Reserves	0	0	0	34,399	1.0	0.20
TI/LC(5)	0	0	0	121,994	3.5	0.71
Net Cash Flow	$2,405,546	$2,427,973	$2,327,716	$2,180,405	62.0%	$12.68

NOI DSCR	1.85x	1.87x	1.79x	1.80x
NCF DSCR	1.85x	1.87x	1.79x	1.68x
NOI Debt Yield	11.5%	11.6%	11.1%	11.1%
NCF Debt Yield	11.5%	11.6%	11.1%	10.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Annual U/W Base Rent includes contractual rent increases occurring through December 2022.

(3)	Other Income includes revenue from parking, storage, and other miscellaneous income.

(4)	Underwritten economic occupancy is 82.4%. The Long Lake Crossing Property was 82.7% leased as of February 7, 2022.

(5)	UW TI/LC including a $50,000 credit to account for the upfront TI/LC reserve of $500,000.

Appraisal. The appraiser concluded to an “As-Is” value of $36,200,000 as of December 9, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated December 21, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the Long Lake Crossing Property.

Market Overview and Competition. The Long Lake Crossing Property is located in the city of Troy, within Oakland County, Michigan and is part of the Detroit Metropolitan Statistical Area (“MSA”). Primary access to the Long Lake Crossing Property is provided by Interstate 75, a multiple lane highway which is located less than one mile from the Long Lake Crossing Property. The neighborhood has an established transportation network that provides access to major highways. The neighborhood surrounding the Long Lake Crossing Property is primarily made up of office and single-family residential uses, with a limited supply of land available for future

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

development. Top five employers in the Detroit MSA include Ford Motor Company, FCA US, LLC, University of Michigan General Motors, and Beaumont Health System. The estimated 2021 population within a half-, one-, and two-mile radius of the Long Lake Crossing Property was 1,493, 6,473, and 26,817, respectively. The estimated 2021 median household income within a half-, one-, and two-mile radius of the Long Lake Crossing Property was $143,147, $128,631, and $127,897, respectively.

According to the appraisal, the Long Lake Crossing Property’s primary office market, a three-mile radius surrounding the Long Lake Crossing Property, had a vacancy rate of 20.2% (which includes both leased and owner-occupied properties) as of 2021, with average rents of $20.23 PSF. Total inventory in the primary market was 15,482,863 as of 2021, with no new inventory having been built since 2018. The appraiser concluded to a market rent of $22.50 PSF modified gross and a vacancy rate of 18.0% for the Long Lake Crossing Property.

The table below presents certain information relating to comparable sales pertaining to the Long Lake Crossing Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built (Renovated)	Sale Date	Actual Sale Price	Sale Price (PSF)	Cap Rate
5440 Corporate	Troy, MI	90,759	2000	Jul-21	$10,900,000	$120	7.8%
Stoneridge II	Bloomfield Hills, MI	110,544	1984	Oct-17	$16,500,000	$149	NAV
Franklin Pointe	Southfield, MI	85,200	1985	May-18	$16,200,000	$190	7.9%
Troy Technology	Troy, MI	83,822	1985	Sep-20	$14,667,104	$175	6.0%
(1)	Information obtained from the appraisal.

The following tables present certain information relating to comparable office leases for the Long Lake Crossing Property:

Comparable Office Leases(1)

Property Name/Location	Year Built	Lease Size (SF)	Lease Start Date	Annual Base Rent PSF	Lease Term (Yrs)	Lease Type
1441 W. Long Lake	2000	1,490	Aug-18	$22.50	5.0	Modified Gross
Troy, MI
1441 W. Long Lake	2000	24,562	Jul-18	$22.03	5.0	Modified Gross
Troy, MI
1050 Wilshire Drive	1986	5,641	Sep-19	$21.50	3.0	Modified Gross
Troy, MI
5435 Corporate Drive	1989	34,287	Jul-20	$21.00	10.0	Modified Gross
Troy, MI
1450 W. Long Lake	1990	13,285	Mar-20	$20.50	10.6	Modified Gross
Troy, MI
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes - The loan documents require an upfront real estate tax reserve of $157,068 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $31,414).

Insurance - The loan documents require an upfront insurance reserve of $8,968 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $2,989).

Replacement Reserve - The loan documents require ongoing monthly replacement reserves of $2,867.

TI/LC Reserve - The loan documents require an upfront general TI/LC reserve of $500,000 and ongoing monthly TI/LC reserves of $14,333.

Outstanding TI/LC Reserve – The loan documents require an upfront reserve of $77,723 for the cost of tenant improvements owed to The Ayco Company per the renewal lease dated February 2021.

Rent Abatement Reserve – The loan documents require an upfront reserve of $14,138 for the free rent owed to Financial Services Group of Michigan in January, February, and March 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

Lockbox and Cash Management. The Long Lake Crossing Mortgage Loan is structured with a hard lockbox and in-place cash management. The Long Lake Crossing Borrower and property manager are required to direct the tenants to pay rent directly into such lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. If a Cash Management Period is continuing, the lender will establish a cash management account into which all funds in the lockbox account will be swept on a daily basis (provided, that if the cash management account is not open on the date that the first Cash Management Period commences, then such funds will, at the election of the lender, be swept into an account as directed by the lender or retained in the lockbox account, in either case, until such time that the cash management account is opened). During any Cash Management Period, all amounts deposited into the cash management account during the immediately preceding interest period will be applied on each monthly payment date in accordance with the cash management waterfall, with any excess funds disbursed in the following order: (A) until such time, if any, that the initial Cash Management Period has been cured in accordance with the Long Lake Crossing Mortgage Loan documents, as determined by the lender in its sole discretion, into the rollover reserve subaccount; (B) during the continuance of a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), into the special rollover reserve subaccount in accordance with the Long Lake Crossing Mortgage Loan documents; or (C) otherwise, into the cash collateral subaccount in accordance with the Long Lake Crossing Mortgage Loan documents, to be controlled by the lender and held as additional security for the Long Lake Crossing Mortgage Loan. As of the origination date, the Long Lake Crossing Mortgage Loan was in a Cash Management Period and the cash management account was not yet opened.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the origination date of the Long Lake Crossing Mortgage Loan;

(ii)	the stated maturity date;

(iii)	a default or event of default;

(iv)	the DSCR is below 1.30x at the end of any calendar quarter;

(v)	the debt yield is below 9.0% at the end of any calendar quarter; or

(vi)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the debt yield is at least 10.0% for two consecutive calendar quarters, at least 83% of the rentable square footage of the Long Lake Crossing Property is tenanted pursuant to executed leases with tenants that are in occupancy, open for business and paying full unabated rent under their respective leases for two consecutive calendar quarters, Hearst Business Publishing, Inc. has extended its lease for a period of at least five years in accordance with the Long Lake Crossing Mortgage Loan documents, and no event of default has occurred.

●	with respect to clause (iii) above, such default or event of default has been cured and no other default or event of default has occurred;

●	with respect to clause (iv) above, the Long Lake Crossing Property has achieved a DSCR of at least 1.40x for two consecutive calendar quarters;

●	with respect to clause (v) above, the Long Lake Crossing Property has achieved a debt yield of at least 10.0% for two consecutive calendar quarters;

●	with respect to clause (vi) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” will commence upon the occurrence of:

(vii)	the earlier of (a) the date that is twelve months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms), or (b) the date the applicable tenant under a Trigger Lease actually gives notice of its intention not to renew or extend;

(viii)	the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option (and such renewal has not been exercised) or the date that any tenant under a Trigger Lease gives notice of its intention not to renew or extend;

(ix)	any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof);

(x)	any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same;

(xi)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant; or

(xii)	any tenant under a Trigger Lease becomes subject to an insolvency proceeding.

A Trigger Lease Sweep Period will end upon the earlier to occur of (a) the date on which the amount in the special rollover reserve account is sufficient to pay for all anticipated expenses in connection with re-leasing the Trigger Lease space that gave rise to the Trigger Lease Sweep Period, or (b) the occurrence of any of the following:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1301 West Long Lake Road Troy, MI 48098	Loan #5 Long Lake Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 58.0% 1.68x 11.1%

●	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the tenant under the Trigger Lease irrevocably exercises its renewal or extension option with respect to all of the space demised under its Trigger Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve (during the continuance of the subject Trigger Lease Sweep Period) to pay for all approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Trigger Lease (or portion thereof) that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Long Lake Crossing Mortgage Loan documents, and all approved leasing expenses for such Trigger Lease (and any other expenses in connection with the re-tenanting of such space) have been paid in full;

●	with regard to clause (v) above, the default under the Trigger Lease has been cured and no other default under a Trigger Lease has occurred for a period of six consecutive months following such cure; or

●	with regard to clause (vi) above, the applicable insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Trigger Lease” means the Hearst Business Publishing, Inc. lease, the Gordon Advisors lease, and any other lease (leased by such tenant and/or its affiliates) that covers 10% or more of the rentable square feet at the Long Lake Crossing Property, or has a gross annual rent of 10% or more of the total annual rents at the Long Lake Crossing Property.

Property Management. The Long Lake Crossing Property is managed by Transwestern Property Company Michigan, L.L.C.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Long Lake Crossing Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

Forum Office West Palm Beach
1655 and 1665 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401
Riviera Beach
WEST PALM BEACH
Palm Beach Shores
Singer Island
Northwood Pines
Roosevelt Estates
Spencer Lakes
Century Village
Westgate
Southside
Palm Beach
PALM BEACH COUNTY
Atlantic Ocean
Lake Mangonia
Clear Lake
Lake Worth Lagoon
Palm Beach International Airport
Florida's Turnpike
Silver Beach Rd
Blue Heron Blvd
MLK Jr Blvd
45th St
Roebuck Rd
Palm Beach Lakes Blvd
Okeechobee Blvd
Westgate Ave
Belvedere Rd
Southern Blvd
Summit Blvd
Forest Hill Blvd
1st St
Haverhill Rd
N. Military Trail
Village Blvd
Congress Ave
S. Congress Ave
Old Dixie Hwy
Broadway Ave
Parker Ave
S. Dixie Hwy
Federal Hwy
S. Ocean Blvd
Jog Rd
AMTRAK
TRI-RAIL
West Palm Beach VA Medical Ctr.
PepsiCo Bottling Co.
Island Plaza Shopping Ctr.
Marriott's Oceana Palms
Riviera Beach Shopping Ctr.
Sailfish Marina Resort
Peanut Island Park
3D Medical Manufacturing
Coca-Cola Bottlers Florida
Haverhill Business Park
Dyer Blvd Park
Costco Distribution Center
ACK Headquarters
Lone Pines GC
Comcast Service Center
Sysco Southeast Florida
JFK Medical Center
North Village Square
Village Shopping Center
Park Plaza
South Wind Plaza
Mangonia Park
St. Marys Medical Center
Manatee Lagoon
Sailfish Club of Florida
45th Street Plaza
Palm Beach Country Club
Paradise Place Shopping Ctr.
Bear Lakes Country Club
President Country Club
Good Samaritan Medical Center
Bear Island Country Club
Marketplace at the Outlets
Palm Beach Outlets
Crosstown Plaza
Emerald Dunes GC
Keiser University
Concourse Plaza
Turtle Bay Golf Club
Village Commons Shopping Ctr.
Westward
Flagler Mem. Br.
Flagler Museum
Breakers Ocean GC
The Breakers Palm Beach
Kravis Center
City Place
Royal Park Bridge
Downtown West Palm Beach
Palm Beach Atlantic College
Palm Beach County Convention Ctr.
Pine Trail Shopping Center
Cross Country Plaza
Everglades Golf Course
Palm Beach Opera
Belmart Plaza
The Palm Beach Post
Southdale Shopping Ctr.
Marshall & Vera Lea Rinker Athletic Campus
Esplanade
Forest Hill Center
Ironhorse Country Club
Miami 67 miles
Lake Okeechobee
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
FORT LAUDERDALE
Hollywood
MIAMI
Miami Beach
Coral Gables
THE EVERGLADES
Gulf of Mexico
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Forum Office West Palm Beach

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$20,500,000		Location:	West Palm Beach, FL
	Cut-off Date Balance:	$20,500,000		Size:	185,771 SF
	% of Initial Pool Balance:	3.9%		Cut-off Date Balance Per SF:	$110.35
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$100.29
	Borrower Sponsor:	Alfred N. Marulli Jr.		Year Built/Renovated:	1975/NAP
	Guarantor:	Alfred N. Marulli Jr.		Title Vesting:	Fee
	Mortgage Rate:	3.9800%		Property Manager:	Amco Property Management, LLC d/b/a The David Associates (borrower-related)
	Note Date:	January 28, 2022		Current Occupancy (As of):	95.2% (3/8/2022)
	Seasoning:	2 months		YE 2020 Occupancy:	80.0%
	Maturity Date:	February 6, 2032		YE 2019 Occupancy:	84.0%
	IO Period:	60 months		As-Is Appraised Value:	$29,900,000
	Loan Term (Original):	120 months		As-Is Appraised Value Per SF:	$161.06
	Amortization Term (Original):	360 months		As-Is Appraisal Valuation Date:	January 1, 2022
	Loan Amortization Type:	Interest Only, Amortizing Balloon
	Call Protection:	L(26),D(90),O(4)		Underwriting and Financial Information(4)
	Lockbox Type:	Springing		TTM NOI (10/31/2021)(5):	$1,476,218
	Additional Debt:	No		YE 2020 NOI:	$1,654,817
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,664,334
				U/W Revenues:	$4,556,269
				U/W Expenses:	$2,169,599
Escrows and Reserves(1)				U/W NOI(5):	$2,386,670
	Initial	Monthly	Cap	U/W NCF:	$2,215,398
Taxes	$202,916	$48,313	NAP	U/W DSCR based on NOI/NCF:	2.04x / 1.89x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.6% / 10.8%
Replacement Reserve(2)	$0	$3,094	$74,260	U/W Debt Yield at Maturity based on NOI/NCF:	12.8% / 11.9%
TI/LC Reserve(2)	$0	$20,886	$2,500,000	Cut-off Date LTV Ratio:	68.6%
Free Rent Reserve(3)	$90,497	$0	NAP	LTV Ratio at Maturity:	62.3%
Debt Service Reserve	$160,557	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$20,500,000	67.1%	Purchase Price	$29,250,000	95.8%
Sponsor’s new loan contribution(2)	10,030,501	32.9	Closing Costs	826,531	2.7
			Upfront Reserves	453,970	1.5
Total Sources	$30,530,501	100.0%	Total Uses	$30,530,501	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	In lieu of upfront replacement reserves and TI/LC reserves, the Forum Office West Palm Beach Borrower (as defined below) posted a letter of credit in the amount of $2,574,260 allocated as follows: replacement reserves ($74,260) and TI/LC reserves ($2,500,000).

(3)	The free rent reserve relates to the following tenants: Mass Inbound, Alliance Law Firm, Ackerman Rodgers, Siegfried Rivera, Gen Media Partners, AMCO Management, and Pickett, Marshall and Associates, P.A.

(4)	While the Forum Office West Palm Beach Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Forum Office West Palm Beach Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-Risks Related to Market Conditions and Other External Factors-Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(10)	U/W NOI increased compared to TTM NOI (10/31/2021) is due to the fact that 16 tenants, including the largest tenant – Palm Beach County Sheriff’s Office, started their leases from July 2021 through April 2022 with total in-place base rents of approximately $1.6 million.

The Mortgage Loan. The mortgage loan (the “Forum Office West Palm Beach Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 185,771 square foot office property located in West Palm Beach, Florida (the “Forum Office West Palm Beach Property”).

The Borrower and Borrower Sponsor. The borrower is comprised of four tenants-in-common: David Associates 101, LLC, David Associates 111, LLC, David Associates 125, LLC and David Associates 480-570, LLC (collectively, the “Forum Office West Palm Beach Borrower”), each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Forum Office West Palm Beach Borrower delivered a non-consolidation opinion in connection with the origination of the Forum Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

West Palm Beach Mortgage Loan. The nonrecourse carve-out guarantor and borrower sponsor of the Forum Office West Palm Beach Mortgage Loan is Alfred N. Marulli Jr.

Alfred N. Marulli Jr. is the chairman and chief executive officer of The David Associates (“TDA”). Founded in 1983, TDA is a real estate development firm with experience in leasing, property management, acquisitions, investment, development and construction. TDA has developed and acquired approximately 2.0 million square feet of office, retail and residential property in South Florida, the Carolinas and Connecticut. An affiliate of the borrower sponsor was a party to a prior foreclosure action. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Forum Office West Palm Beach Property consists of two, ten-story, multi-tenant office buildings (each a condominium unit) situated on a 3.6-acre site located in West Palm Beach, Florida. Built in 1975, the Forum Office West Palm Beach Property consists of 185,771 rentable square feet and, as of 2017, is part of a land condominium that includes the Forum Office West Palm Beach Property, a hotel condominium unit (non-collateral) and the common parking garage. The Forum Office West Palm Beach Borrower has access to 739 parking spaces in the common parking garage, resulting in a parking ratio of 3.98 per 1,000 square feet of net rentable area. As of March 8, 2022, the Forum Office West Palm Beach Property was 95.2% occupied by 46 regional and local tenants. Prior to 2017, the Forum Office West Palm Beach Property was comprised of three office towers and a four-story office garage. The land condominium was created in 2017, when Tower A (not part of the collateral) was sold and converted into a hotel. As part of the sale, each tower became one land condominium unit, and the parking garage became the limited common element. The Forum Office West Palm Beach Property is comprised of unit #2 and unit #3, which are Building B and Building C, respectively. The non-collateral hotel unit is unit #1 (building A). Each unit of the condominium has one vote.

Major Tenants.

Largest Tenant: Palm Beach County Sheriff’s Office (33,287 square feet, 17.9% of net rentable area; 18.1% of underwritten base rent; 8/31/2024 lease expiration for 24,648 square feet, and 9/30/2024 lease expiration for 8,639 square feet; Fitch/Moody’s/S&P: AAA/Aaa/AAA) – Established in 1909, the Palm Beach County Sheriff’s Office (“PBSO”) provides law enforcement, civil, and corrections services to Palm Beach County, the 3rd largest county in the State of Florida. As of fiscal year 2022, PBSO had an annual budget of approximately $788 million. PBSO has been a tenant at the Forum Office West Palm Beach Property since 2021 and currently occupies six suites under one lease within the Forum Office West Palm Beach Property and has two, five-year renewal options remaining. PBSO may terminate its lease in the event that funds are not appropriated or budgeted by the Palm Beach County Board of County Commissioners to PBSO in any fiscal year to pay rent and operating expenses associated with PBSO continuing obligations under its lease upon prompt written notice to the Forum Office West Palm Beach Borrower. The termination will be effective upon the expiration of the period of time for which funds were appropriated.

2nd Largest Tenant: Kane Financial Services (18,926 square feet, 10.2% of net rentable area; 9.5% of underwritten base rent; 2/28/2027 lease expiration) – Kane Financial Services is a finance broker based in Comber, North Ireland with over 35 years’ experience in providing tailor-made financial solutions. The firm specializes in providing financing to small businesses for company cars and private vehicles, commercial vehicles, industrial machinery, agricultural equipment, and plant equipment. In addition to asset financing, the firm also offers hire purchase agreements, asset lease agreements, and small business loans. Kane Financial Services was founded in 2009 as Airamid Health Services. Kane Financial Services has been a tenant at the Forum Office West Palm Beach Property since 2020 and currently occupies two suites within the Forum Office West Palm Beach Property under one lease and has one, five-year renewal option remaining and no termination options.

3rd Largest Tenant: PlanHub (18,651 square feet; 10.0% of net rentable area; 10.0% of underwritten base rent; 3/31/2027 lease expiration for 13,639 square feet, and 3/9/2027 lease expiration for 5,012 square feet) – Founded in 2009, PlanHub is a pre-construction bidding platform that allows general contractors, subcontractors and suppliers to collaborate on construction projects across the United States. PlanHub has been a tenant at the Forum Office West Palm Beach Property since 2013 and currently occupies three suites within the Forum Office West Palm Beach Property under one lease and has one, five-year renewal option remaining with no termination options. Provided no event of default has occurred, PlanHub has a right of first offer (“ROFO”) to lease any contiguous space in Building B, which encompasses any premises on the floors above the third and below the ninth floors based on the same terms and conditions at the then fair market value. PlanHub will have five business days to respond to the ROFO after receipt of the Forum Office West Palm Beach Borrower’s written notice.

COVID-19 Update. As of March 11, 2022, the Forum Office West Palm Beach Property is open and operating. As of March 11, 2022, the Forum Office West Palm Beach Mortgage Loan is not subject to any modification or forbearance agreement, and the Forum Office West Palm Beach Borrower has not requested any modification or forbearance to the Forum Office West Palm Beach Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the tenancy at the Forum Office West Palm Beach Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Palm Beach County Sheriff’s Office	AAA/Aaa/AAA	33,287	17.9%	$24.75	$823,853	18.1%	Various(3)	2, 1-year	Y(4)
Kane Financial Services	NR/NR/NR	18,926	10.2%	$23.00	$435,298	9.5%	2/28/2027	1, 5-year	N
PlanHub	NR/NR/NR	18,651	10.0%	$24.52	$457,323	10.0%	Various(4)	1, 5-year	N
Father Flanagan’s Boys Town Florida	NR/NR/NR	14,711	7.9%	$26.57	$390,871	8.6%	6/30/2027	1, 5-year	N
Gen Media Partners(6)	NR/NR/NR	7,032	3.8%	$23.69	$166,588	3.7%	2/28/2027	None	N
Total Major Tenants		92,607	49.9%	$24.55	$2,273,933	49.8%

Non-Major Tenants		84,219	45.3%	$27.19	$2,290,094	50.2%

Occupied Collateral Total		176,826	95.2%	$25.81	$4,564,027	100.0%

Vacant Space		8,945	4.8%

Collateral Total		185,771	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2023 totaling $214,345.

(3)	PBSO has 24,648 square feet expiring on 8/31/2024 and 8,639 square feet expiring on 9/30/2024.

(4)	PBSO may terminate its lease in the event that funds are not appropriated or budgeted by the Palm Beach County Board of County Commissioners to PBSO in any fiscal year to pay rent and operating expenses associated with PBSO continuing obligations under its lease upon prompt written notice to the landlord. The termination will be effective upon the expiration of the period of time for which funds were appropriated.

(5)	PlanHub has 5,012 square feet expiring on 3/9/2027 and 13,639 square feet expiring on 3/31/2027.

(6)	The tenant was in a free rent period from January 2022 through March 2022.

The following table presents certain information relating to the lease rollover schedule at the Forum Office West Palm Beach Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	$0.00
2022	7	13,795	7.4%	13,795	7.4%	$390,262	8.6%	$28.29
2023	5	7,929	4.3%	21,724	11.7%	$211,621	4.6%	$26.69
2024	18	53,866	29.0%	75,590	40.7%	$1,361,083	29.8%	$25.27
2025	6	9,511	5.1%	85,101	45.8%	$267,320	5.9%	$28.11
2026	5	15,076	8.1%	100,177	53.9%	$393,998	8.6%	$26.13
2027	16	73,805	39.7%	173,982	93.7%	$1,856,699	40.7%	$25.16
2028	0	0	0.0%	173,982	93.7%	$0.00	0.0%	$0.00
2029	2	2,844	1.5%	176,826	95.2%	$83,045	1.8%	$29.20
2030	0	0	0.0%	176,826	95.2%	$0.00	0.0%	$0.00
2031	0	0	0.0%	176,826	95.2%	$0.00	0.0%	$0.00
2032	0	0	0.0%	176,826	95.2%	$0.00	0.0%	$0.00
Thereafter	0	0	0.0%	176,826	95.2%	$0.00	0.0%	$0.00
Vacant	0	8,945	4.8%	185,771	100.0%	$0.00	0.0%	$0.00
Total/Weighted Average(3)	59	185,771	100.0%			$4,564,027	100.0%	$25.81
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

The following table presents historical occupancy percentages at the Forum Office West Palm Beach Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	3/8/2022(2)
84.0%	80.0%	95.2%
(1)	Information obtained from the Forum Office West Palm Beach Borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Forum Office West Palm Beach Property:

Cash Flow Analysis

	2019	2020	TTM 10/31/2021	U/W	%(1)	U/W $ per SF
Rents in Place	$3,583,594	$3,452,398	$3,197,063	$4,349,682	86.6%	$23.41
Contractual Rent Steps(2)	0	0	0	214,345	4.3	1.15
Grossed Up Vacant Space	0	0	0	232,570	4.6	1.25
Gross Potential Rent	$3,583,594	$3,452,398	$3,197,063	$4,796,597	95.5%	$25.82
Other Income	8,580	6,275	4,075	4,075	0.1	0.02
Total Recoveries	161,650	273,930	217,811	222,360	4.4	1.20
Net Rental Income	$3,753,824	$3,732,603	$3,418,949	$5,023,032	100.0%	$27.04
(Vacancy & Credit Loss)	0	0	0	(466,763)(3)	(9.7)	(2.51)
Effective Gross Income	$3,753,824	$3,732,603	$3,418,949	$4,556,269	90.7%	$24.53

Real Estate Taxes	593,420	505,433	525,648	579,760	12.7	3.12
Insurance	65,559	101,824	126,748	175,320	3.8	0.94
Management Fee	112,615	111,978	102,568	136,688	3.0	0.74
Other Operating Expenses	1,317,896	1,358,550	1,187,766	1,277,831	28.0	6.88
Total Operating Expenses	$2,089,490	$2,077,786	$1,942,731	$2,169,599	47.6%	$11.68

Net Operating Income(4)	$1,664,334	$1,654,817	$1,476,218	$2,386,670	52.4%	$12.85
Replacement Reserves	0	0	0	27,866	0.6	0.15
TI/LC	0	0	0	143,407	3.1	0.77
Net Cash Flow	$1,664,334	$1,654,817	$1,476,218	$2,215,398	48.6%	$11.93

NOI DSCR	1.42x	1.41x	1.26x	2.04x
NCF DSCR	1.42x	1.41x	1.26x	1.89x
NOI Debt Yield	8.1%	8.1%	7.2%	11.6%
NCF Debt Yield	8.1%	8.1%	7.2%	10.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through April 2023.

(3)	The underwritten economic vacancy is 9.3%. The Forum Office West Palm Beach Property was 95.2% leased as of March 8, 2022.

(4)	The U/W Net Operating Income increased compared to the TTM 10/31/2021 Net Operating Income is due to the fact that 16 tenants, including the largest tenant, Palm Beach County Sheriff’s Office, started their leases from July 2021 through April 2022 with total in-place base rents of approximately $1.6 million.

Appraisal. As of the appraisal valuation date of January 1, 2022, the Forum Office West Palm Beach Property had an “as-is” appraised value of $29,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 20, 2021, there was no evidence of any recognized environmental conditions at the Forum Office West Palm Beach Property.

Market Overview and Competition. The Forum Office West Palm Beach Property is located in Palm Beach County, Florida within the West Palm Beach metropolitan statistical area (the “West Palm Beach MSA”). Major employers within the West Palm Beach MSA include Tenet Healthcare Corp., NextEra Energy/Florida Power & Light Co., Florida Atlantic University, Hospital Corp. of America and Boca Raton Regional Hospital.

Primary access to the Forum Office West Palm Beach Property is provided via Interstate 95 (“I-95”) and State Route 704. I-95 is a major north/south expressway that provides access throughout eastern Palm Beach County as well as Broward County. The West Palm

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

Beach central business district is located approximately 5-10 minutes northwest of The Forum Office West Palm Beach Property. According to the appraisal, the area surrounding the Forum Office West Palm Beach Property is experiencing a growth pattern. During the past two years approximately 282,400 square feet of office space has been delivered, with approximately 96,122 square feet proposed to be delivered over the next eight quarters. Additionally, a 300,000 square foot Class A office building located in downtown West Palm Beach was completed in late 2021 and is almost fully leased. The area surrounding the Forum Office West Palm Beach Property is characterized by industrial, retail, hospitality and office properties. The Forum Office West Palm Beach Property is located approximately 3.1 miles southwest of downtown West Palm Beach, which is home to many major museums, parks, banks, and theaters. The Forum Office West Palm Beach Property is located adjacent to the Palm Beach Outlet Mall which features Whole Foods, Steve Madden, Nike, Under Armour, Kate Spade, and Nordstrom Rack among others. According to a third-party market research report, the 2021 population within a one, three, and five-mile radius of the Forum Office West Palm Beach Property was 12,181, 111,236 and 223,651. The average household income within the same radii was $69,457, $72,469 and $74,500, respectively.

Submarket Information – According to a third-party market research report, the Forum Office West Palm Beach Property is situated within the West Palm Beach office submarket, which contained approximately 8.5 million square feet of office space as of third quarter 2021. As of Q4 2021, the West Palm Beach office submarket reported a vacancy rate of 10.7% and an average quoted rental rate of $29.28 per square feet. The West Palm Beach office submarket reported no new construction, with no new deliveries and negative absorption of 27,431.

Appraiser’s Comp Set – The appraiser identified five competitive properties for the Forum Office West Palm Beach Property totaling approximately 466,095 square feet, which reported an average occupancy rate of approximately 78.0%. The appraiser concluded to market rents of $27.00 per square foot for Building B and Building C tenant spaces less than 9,500 square feet.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Forum Office West Palm Beach Property:

Market Rent Summary(1)

	<9,500 SF – Building B Space	<9,500 SF – Building C Space
Market Rent (PSF)	$27.00	$27.00
Lease Term (Months)	63	63
Lease Type (Reimbursements)	Base Year	Base Year
Rent Increase Projection (per year)	3.00%	3.00%
Free Rent (Months)	3	3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Forum Office West Palm Beach Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Hillsboro Center	Deerfield Beach, FL	216,114	Mar-19	$32,500,000	$150.38
Centurion Tower	West Palm Beach, FL	143,966	Oct-19	$32,500,000	$225.75
Bankers Healthcare Headquarters	Hollywood, FL	132,092	Mar-20	$29,000,000	$219.54
Cypress Financial Center	Fort Lauderdale, FL	202,131	Jan-21	$44,200,000	$218.67
Pinnacle Corporate Park	Fort Lauderdale, FL	259,458	Jun-21	$58,875,000	$226.92
Broward Trade Center	Fort Lauderdale, FL	100,104	Dec-21	$16,000,000	$159.83
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to comparable leases to those at the Forum Office West Palm Beach Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Forum Office West Palm Beach (subject) 1655 and 1665 Palm Beach Lakes Boulevard West Palm Beach, FL	1975/NAP	185,771(2)	95.2%(2)	Various(2)	Various(2)	Various(2)	$25.81(2)	Various(2)
EcoPlex at Centrepark West 1641 Worthington Road West Palm Beach, FL	2008/NAP	100,525	66.0%	Confidential	5.0 Yrs.	6,209 SF	$24.00	NNN
Palm Beach International Towers 1601 Belvedere Road West Palm Beach, FL	1983/NAP	104,069	56.0%	RetroFitness	5.4 Yrs.	11,197 SF	$32.51	FS
Commerce Pointe Gold 1800 South Australian Avenue West Palm Beach, FL	1987/NAP	43,336	100.0%	Lincoln Harris CSG	3.0 Yrs.	1,601 SF	$27.00	MG
Concourse Towers – West Tower 2090 Palm Beach Lakes Boulevard West Palm Beach, FL	1981/1998	74,199	78.0%	Saylor Physical Therapy	0 Yrs.	3,071 SF	$29.50	FS
Centurion Tower 1601 Forum Place West Palm Beach, FL	1988/1998	143,966	90.0%	Scott-Roberts and Associates	3.0 Yrs.	1,827 SF	$22.00	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Recent Leases at the Forum Office West Palm Beach Property (1)

Recent Leases	Rentable Area (SF)	Lease Start	Remaining Term (Months)	Months Free	TI/SF	Contract (Base Rent) -Year 1	Contract (Base Rent) – Term Average
MLA: < 9,500 SF – Building B
Rossin & Burr	1,946	Oct-21	47	0	$0.00	$26.07	$27.22
PBSO	21,268	Oct-21	32	0	$0.00	$24.75	$24.75
Kelley & Fulton P.A.	3,551	Apr-21	54	0	$0.00	$25.38	$26.72
Pure Debt Solutions	3,941	Sep-21	32	0	$0.00	$26.26	$26.89
Mass Inbound	2,158	Jul-21	33	0	$0.00	$24.36	$25.00
Valeo Resources	3,372	Jul-21	33	0	$0.00	$26.20	$26.86
The Arc of Palm Beach County	4,004	Oct-21	9	0	$0.00	$28.34	$29.12
MLA: < 9,500 SF – Building C
VSTARR	4,562	Sep-21	60	0	$0.00	$24.00	$25.48
PBSO	12,019	Sep-21	32	0	$0.00	$24.75	$24.75
Gen Media Partners	7,032	Nov-21	62	0	$0.00	$23.12	$24.56

Best Buddies	1,118	Sep-21	32	0	$0.00	$27.59	$28.25
M2E Engineers	2,844	Sep-21	88	0	$0.00	$28.92	$31.80
Knoerr & Emanuel PA	1,682	Apr-21	29	0	$0.00	$25.44	$25.94
Pickett, Marshall, and Associates, P.A.	3,987	Oct-21	61	0	$0.00	$26.50	$28.11

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

Escrows.

Real Estate Taxes – The Forum Office West Palm Beach Mortgage Loan documents require an upfront real estate tax reserve of $202,916 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $48,313).

Insurance – The Forum Office West Palm Beach Mortgage Loan documents did not require an upfront insurance reserve. If the Forum Office West Palm Beach Borrower does not maintain an acceptable blanket policy, the Forum Office West Palm Beach Borrower is required to deposit monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums due for the renewal of insurance coverage (initially $14,610). The Forum Office West Palm Beach Borrower is currently maintaining an acceptable blanket policy.

Replacement Reserves – The Forum Office West Palm Beach Mortgage Loan documents require ongoing monthly replacement reserves of approximately $3,094, subject to a cap of $74,260 (the “Capital Expenditures Cap”). As long as no event of default exists, the Forum Office West Palm Beach Borrower may deliver a letter of credit in an amount equal to the Capital Expenditures Cap, in lieu of maintaining the capital expenditure subaccount in cash. At origination, the Forum Office West Palm Beach Borrower delivered a letter of credit, $74,260 of which is for replacement reserves.

TI/LC Reserve – The Forum Office West Palm Beach Mortgage Loan documents require ongoing monthly tenant improvement and leasing commission reserves of approximately $20,886, subject to a cap of $2,500,000 (the “Rollover Cap”). As long as no event of default exists, the Forum Office West Palm Beach Borrower may deliver a letter of credit in an amount equal to the Rollover Cap, in lieu of maintaining the rollover subaccount in cash. At origination, the Forum Office West Palm Beach Borrower delivered a letter of credit, $2,500,000 of which is for TI/LC reserves.

Debt Service Reserve – The Forum Office West Palm Beach Mortgage Loan documents require an upfront debt reserve of approximately $160,557.

Free Rent Reserve – The Forum Office West Palm Beach Mortgage Loan documents require an upfront free rent reserve of approximately $90,497.

Lockbox and Cash Management. The Forum Office West Palm Beach Mortgage Loan documents require a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Forum Office West Palm Beach Borrower is required to establish a lender-controlled lockbox account. Within five business days after the occurrence of a Cash Management Trigger Event, the Forum Office West Palm Beach Borrower or the property manager are required to deliver tenant instruction letters to each tenant in place and any new tenants in the future instructing such tenants to deposit all rents payable under each lease directly into such lockbox account. The Forum Office West Palm Beach Mortgage Loan documents also require that all revenues received by the Forum Office West Palm Beach Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Pursuant to the Forum Office West Palm Beach Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Forum Office West Palm Beach Borrower; and (b) if a Cash Sweep Event is in effect, in accordance with the Forum Office West Palm Beach Mortgage Loan documents with any excess cash flow to be transferred to an excess cash flow account controlled by the lender and held by the lender as additional security for the Forum Office West Palm Beach Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the Forum Office West Palm Beach Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the Forum Office West Palm Beach Borrower, guarantor or property manager; or

(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, (a) when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Forum Office West Palm Beach Borrower or guarantor and (b) with respect to the property manager (1) when such bankruptcy action petition has been discharged, stayed, or dismissed within 120 days of such filing, or (2) after the Forum Office West Palm Beach Borrower replaces the property manager with a qualified property manager acceptable to the lender; and

●	with regard to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #6	Cut-off Date Balance:	$20,500,000
1655 and 1665 Palm Beach Lakes Boulevard	Forum Office West Palm Beach	Cut-off Date LTV:	68.6%
West Palm Beach, FL 33401		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.6%

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Forum Office West Palm Beach Borrower, guarantor or property manager; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, (a) when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Forum Office West Palm Beach Borrower or guarantor and (b) with respect to the property manager (1) when such bankruptcy action petition has been discharged, stayed or dismissed within 120 days of such filing, or (2) after the Forum Office West Palm Beach Borrower replaces the property manager with a qualified property manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

Property Management. The Forum Office West Palm Beach Property is managed by Amco Property Management, LLC d/b/a The David Associates, an affiliate of the Forum Office West Palm Beach Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Forum Office West Palm Beach Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Forum Office West Palm Beach Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Forum Office West Palm Beach Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

North Beach
Telegraph Hill
Vallejo St
NORTHEAST WATERFRONT HISTORIC DISTRICT
ABC Broadcast Center
SF Bay
KPIX TV
The Beat Museum
Broadway
EMBARCADERO & BROADWAY
Kearny St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Embarcadero
Pacific Ave
Columbus Ave
Sydney G. Walton Square
Ferry Building
Jackson St
EMBARCADERO & WASHINGTON
Washington St
Portsmouth Square
Transamerica Pyramid
Transamerica Redwood Park
Clay St
One Maritime Plaza
Ferry Park
Drumm St
Embarcadero Plaza
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Justin Herman Plaza
Chinatown
Sacramento St
The Fairmont San Francisco
Omni San Francisco
Financial District
California St
CABLE CAR LINE
MUNI METRO
InterContinental Mark Hopkins
Ritz Carlton
St. Mary's Square
Bank of America Bldg.
California Center
101 California
Market St
Southern Pacific Bldg.
EMBARCADERO
Federal Reserve Bank of SF
SAN FRANCISCO
Pine St
388 Market Street
Main St
CENTRAL SUBWAY (Under Construction)
Beale St
Pacific Gas and Electric
333 Market Street
Bush St
Grant Ave
Hallidie Building
Citi Group Center
One Bush Plaza
455 Market Street
Fremont St
Mission St
Mason St
Powell St
Sutter St
525 Market Street
1st St
50 Fremont Center
Millennium Tower
Park Tower at Transbay
Sir Francis Drake
Grand Hyatt SF
530 Bush Street
530 Bush Street
San Francisco, CA 94108
Crocker Galleria
Downtown San Francisco
Golden Gate University
Salesforce Tower
Post St
GoodData HQ
MONTGOMERY
100 First St.
TRANSBAY TRANSIT CENTER
Howard St
SF Art Exchange
Union Square
JPMorgan Chase Bldg.
2nd St
Foundry Square I
Bit Torrent
WeWork
Geary St
Geary Theater
Macy's
Stockton St
Union Square
Academy of Art University
Foundry Square IV
Foundry Square II
Jessie St
O'Farrell St
Foundry Square III
3rd St
Tehama St
Folsom St
UNION SQUARE
Four Seasons Hotel SF
Mission St
Museum of the African Diaspora
The Mexican Museum
Ellis St
SF Marriott Marquis
Contemporary Jewish Museum
SF Museum of Modern Art
LinkedIn
Exit Theatre
4th St
Yerba Buena Center for the Arts
W San Francisco
Eddy St
Hallidie Plaza
POWELL
Yerba Buena Gardens
UBM Tech
Terra Gallery and Event Ctr.
Westfield San Francisco Centre
Metreon
Moscone North
201 Third Street
5th St
Riverbend Technology
BART
Children's Creativity Museum
Moscone South
SF Mint
MOSCONE CONVENTION CENTER
Moscone West
YERBA BUENA SQUARE
Harrison St
Univ. of the Pacific School of Dentistry
Folsom St
80
6th St
SF Chronicle
Yahoo
SoMa
YERBA BUENA/MOSCONE
Comcast SportsNet
South Beach
Natoma St
Clementina St
San Francisco Intl. Airport 12 miles
SONOMA COUNTY
NAPA COUNTY
Fairfield
Novato
Vallejo
SOLANO COUNTY
MARIN COUNTY
San Rafael
San Pablo Bay
Benicia
Pittsburg
Corte Madera
Martinez
Richmond
Concord
Antioch
Mill Valley
Pleasant Hill
Walnut Creek
Berkeley
CONTRA COSTA COUNTY
Lafayette
Sausalito
Alamo
SAN FRANCISCO
OAKLAND
Danville
Alameda
San Ramon
Daly City
Castro Valley
Dublin
Livermore
Hayward
Pacifica
Pleasanton
Pacific Ocean
Millbrae
San Mateo
Union City
Hillsborough
ALAMEDA COUNTY
Redwood City
Fremont
Belmont
Newark
Half Moon Bay
Palo Alto
Woodside
Milpitas
Mtn. View
Santa Clara
Portola Valley
Sunnyvale
SANTA CLARA COUNTY
Cupertino
San Jose Intl. Airport
SAN JOSE
Saratoga
SAN MATEO COUNTY
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – 530 Bush Street

Mortgage Loan Information		Mortgaged Property Information(2)
Mortgage Loan Seller:	UBS AG	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/Aa2(sf)	Property Type – Subtype:	Office – CBD
Original Principal Balance:	$19,500,000	Location:	San Francisco, CA
Cut-off Date Balance:	$19,500,000	Size:	104,737 SF
% of Initial Pool Balance:	3.7%	Cut-off Date Balance Per SF:	$186.18
Loan Purpose:	Refinance	Maturity Date Balance Per SF:	$186.18
Borrower Sponsor:	VY Bush Street Investors LLC	Year Built/Renovated:	1916, 1982/1974
Guarantor:	NAP	Title Vesting:	Fee
Mortgage Rate:	3.8087%	Property Manager:	CBRE, Inc.
Note Date:	February 11, 2022	Current Occupancy (As of)(3):	84.1% (12/31/2021)
Seasoning:	2 months	YE 2020 Occupancy:	90.3%
Maturity Date:	February 6, 2032	YE 2019 Occupancy:	92.8%
IO Period:	120 months	YE 2018 Occupancy:	77.0%
Loan Term (Original):	120 months	YE 2017 Occupancy:	87.0%
Amortization Term (Original):	NAP	As-Is Appraised Value:	$52,800,000
Loan Amortization Type:	Interest Only	As-Is Appraised Value Per SF:	$504.12
Call Protection:	L(24),YM1(92),O(4)	As-Is Appraisal Valuation Date:	September 7, 2021
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None	Underwriting and Financial Information(2)
Additional Debt Type (Balance):	NAP	YE 2021 NOI:	$2,797,577
		YE 2020 NOI:	$2,947,329
		YE 2019 NOI:	$2,530,182
		YE 2018 NOI:	$1,406,807
		U/W Revenues:	$5,145,120
		U/W Expenses:	$2,260,936

Escrows and Reserves(1)				U/W NOI:	$2,884,184
	Initial	Monthly	Cap	U/W NCF:	$2,698,150
RE Taxes	$181,023	$32,325	NAP	U/W DSCR based on NOI/NCF(3):	3.83x / 3.58x
Insurance	$38,430	$5,057	NAP	U/W Debt Yield based on NOI/NCF(3):	14.8% / 13.8%
Replacement Reserve	$0	$1,746	$83,790	U/W Debt Yield at Maturity based on NOI/NCF(3):	14.8% / 13.8%
TI/LC Reserve	$2,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio:	36.9%
Unfunded Obligations	$101,474	$0	NAP	LTV Ratio at Maturity:	36.9%

Sources and Uses
Sources			Uses
Original loan amount	$19,500,000	89.3%	Loan payoff	$19,131,294	87.6%
Sponsors equity	2,345,352	10.7	Upfront reserves	2,320,927	10.6
			Closing costs	393,131	1.8
Total Sources	$21,845,352	100.0%	Total Uses	$21,845,352	100.0%
(1)	See “Escrows” section below.

(2)	While the 530 Bush Street Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 530 Bush Street Mortgage Loan more severely than assumed in the underwriting of the 530 Bush Street Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	(3) Includes the Consulate General of Ukraine, which leases 3,488 square feet on a month-to-month basis and has been included in the underwritten occupancy and rent. If the tenant were underwritten as vacant, Current Occupancy, U/W DSCR based on NOI/NCF and U/W Debt Yield based on NOI/NCF would be 80.8%, 3.63x / 3.40x and 14.0% / 13.1%, respectively.

The Mortgage Loan. The mortgage loan (the “530 Bush Street Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering a 104,737 square foot office building with ground floor retail located in San Francisco, California (the “530 Bush Street Property”).

The Borrower and Borrower Sponsor. The borrower is VY Bush Street Investors (Delaware) LLC (the “530 Bush Street Borrower”), a Delaware limited liability company with one independent director. The borrower sponsor is VY Bush Street Investors LLC. The borrower sponsor is indirectly majority owned by the estate of M.T. Geoffrey Yeh. The indirect manager of the 530 Bush Street Borrower, VYTC Investors, LLC, is 50% owned by Troy Crosby and 50% owned by G&H Real Estate LLC, and is managed by its directors, Troy Crosby, V-Nee Yeh and Yvette Yeh Fung. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 530 Bush Street Mortgage Loan. The 530 Bush Street Borrower obtained a premises environmental liability insurance policy from Great American E&S Insurance Company with respect to the 530 Bush Street Property in the amount of $2,000,000 per incident and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

in the aggregate, with a $50,000 self-insured retention, with the 530 Bush Street Borrower as first named insured and the lender and its successors and assigns as additional named insured, and an expiration date of February 11, 2032 with respect to the 530 Bush Street Borrower and February 11, 2035 with respect to the lender.

The Property. The 530 Bush Street Property is a 104,737 square foot office building with ground floor retail (3.4% of underwritten base rent) located at the intersection of the Union Square District and Financial District neighborhoods of San Francisco, California. The 530 Bush Street Property was originally constructed in two phases. The five-story portion of the building was developed in 1916 and renovated in 1974. A ten-story conjoined addition was then developed in 1982. The 530 Bush Street Property is situated on a 0.31-acre site with parking available for nine spaces (0.1 per 1,000 SF). Amenities include 24-hour access, a three-elevator lobby, tiered terraces on floors 2-6, an on-site property manager and a community rooftop deck. As of December 31, 2021, the 530 Bush Street Property was 84.1% leased by 14 office tenants and one retail tenant on the ground floor. Since 2011, occupancy at the 530 Bush Street Property has ranged from 77.0% to 99.7%, with an average occupancy of 89.2%.

The borrower sponsor purchased the 530 Bush Street Property in February 2011 for approximately $23.1 million. Since acquiring the 530 Bush Street Property, the borrower sponsor has invested approximately $10.2 million in capital improvements including approximately $2.8 million on HVAC modernization, approximately $0.9 million on elevator modernization and approximately $5.3 million on tenant improvements.

Major Tenants.

Largest Tenant: Tutor Perini Corp. (B3: Moody’s; 20,292 square feet; 19.4% of net rentable area; 22.1% of underwritten base rent; December 31, 2022 and April 20, 2022 leases expirations) - Tutor Perini Corp. (NYSE: TPC) is a civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. Tutor Perini Corp. has provided construction services since 1894 and currently offers general contracting, pre-construction planning and project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. Tutor Perini Corp. has been at the 530 Bush Street Property since 2013 with a lease expiration date of December 31, 2022 and expanded into an additional 4,303 square feet of space in 2019 with a lease expiration date of April 20, 2022. Tutor Perini Corp. has no renewal options remaining.

2nd Largest Tenant: Super Free Games (10,849 square feet; 10.4% of net rentable area; 14.2% of underwritten base rent; October 20, 2022 lease expiration) - Founded in 2011 and headquartered at the 530 Bush Street Property, Super Free Games is a developer of casual and mash-up games. Super Free Games has a team of approximately 80 mobile game experts, including developers, designers and monetization managers based in multiple countries across the world. Super Free Games has been at the 530 Bush Street Property since 2018 and has one, four-year renewal option remaining.

3rd Largest Tenant: Bay Area Medical Academy (9,303 square feet; 8.9% of net rentable area; 12.3% of underwritten base rent; January 31, 2024 lease expiration) - Bay Area Medical Academy provides healthcare career training created in partnership with employers. Bay Area Medical Academy prepares individuals from different socio-economic, cultural and educational backgrounds for careers working in the healthcare industry. Bay Area Medical Academy has been at the 530 Bush Street Property since 2014 and has no renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

The following table presents certain information relating to the tenancy at the 530 Bush Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Tutor Perini Corp.(2)	NR/B3/NR	20,292	19.4%	$52.73	$1,069,902	22.1%	Various	None	N
Super Free Games	NR/NR/NR	10,849	10.4%	$63.38	$687,653	14.2%	10/20/2022	1, 4-year	N
Bay Area Medical Academy	NR/NR/NR	9,303	8.9%	$64.00	$595,392	12.3%	1/31/2024	None	N
Nicolay Consulting Group	NR/NR/NR	7,173	6.8%	$37.00	$265,401	5.5%	6/30/2022	1, 5-year	N
SWA Group	NR/NR/NR	6,313	6.0%	$67.75	$427,700	8.8%	5/31/2026	1, 5-year	N
Total Major Tenants		53,930	51.5%	$56.48	$3,046,048	63.0%

Non-Major Tenants(3)		34,136	32.6%	$52.47	$1,791,001	37.0%

Occupied Collateral Total		88,066	84.1%	$54.93	$4,837,049	100.0%

Vacant Space		16,671	15.9%

Collateral Total		104,737	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent steps through March 2023.

(2)	Tutor Perini Corp. occupies two suites at the 530 Bush Street Property. Suite 302-0400 (15,989 square feet) has a lease expiration date of December 31, 2022 and Suite 202 (4,303 square feet) has a lease expiration date of April 20, 2022.

(3)	Non-Major Tenants includes the Consulate General of Ukraine, which leases 3,488 square feet on a month-to-month basis and has been included in the underwritten occupancy and rent. If the tenant were underwritten as vacant, occupancy would be 80.8%, U/W DSCR based on NOI/NCF would be 3.63x and 3.40x, respectively, and underwritten debt yield based on NOI/NCF would be 14.0% and 13.1%, respectively.

The following table presents certain information relating to the lease rollover schedule at the 530 Bush Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	1	3,488	3.3%	3,488	3.3%	$146,496	3.0%	$42.00
2022	7	44,161	42.2%	47,649	45.5%	$2,333,062	48.2%	$52.83
2023	2	10,430	10.0%	58,079	55.5%	$581,848	12.0%	$55.79
2024	3	17,385	16.6%	75,464	72.1%	$1,033,306	21.4%	$59.44
2025	1	2,424	2.3%	77,888	74.4%	$126,048	2.6%	$52.00
2026	2	9,578	9.1%	87,466	83.5%	$590,689	12.2%	$61.67
2027	0	0	0.0%	87,466	83.5%	$0	0.0%	$0.00
2028	0	0	0.0%	87,466	83.5%	$0	0.0%	$0.00
2029	0	0	0.0%	87,466	83.5%	$0	0.0%	$0.00
2030	0	0	0.0%	87,466	83.5%	$0	0.0%	$0.00
2031	0	0	0.0%	87,466	83.5%	$0	0.0%	$0.00
2032	0	0	0.0%	87,466	83.5%	$0	0.0%	$0.00
Thereafter(4)	2	600	0.6%	88,066	84.1%	$25,600	0.5%	$42.67
Vacant	0	16,671	15.9%	104,737	100.0%	$0	0.0%	$0.00
Total/Weighted Average	18	104,737	100.0%			$4,837,049	100.0%	$54.93
(1)	Information obtained from the underwritten rent roll and includes rent steps through March 2023.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	MTM includes the Consulate General of Ukraine, which leases 3,488 square feet on a month-to-month basis and has been included in the underwritten occupancy and rent. If the tenant were underwritten as vacant, occupancy would be 80.8%, U/W DSCR based on NOI/NCF would be 3.63x and 3.40x, respectively, and underwritten debt yield based on NOI/NCF would be 14.0% and 13.1%, respectively.

(4)	Includes storage area (400 square feet) and an engineer office (200 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

The following table presents historical occupancy percentages at the 530 Bush Street Property:

Historical Occupancy

2011(1)	2012(1)	2013(1)	2014(1)	2015(1)	2016(1)	2017(1)	2018(1)	2019(1)	2020(1)	12/31/2021(2)
89.4%	85.3%	83.4%	97.2%	94.9%	99.7%	87.0%	77.0%	92.8%	90.3%	84.1%
(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll. Includes the Consulate General of Ukraine, which leases 3,488 square feet on a month-to-month basis and has been included in the underwritten occupancy. If the tenant were underwritten as vacant, occupancy would be 80.8%.

COVID-19 Update. As of March 16, 2022, the 530 Bush Street Property is open and operating. Approximately 96.8%, 96.7%, 96.8%, 97.3%, 97.1% and 94.8% of rent has been collected for the months of July 2021, August 2021, September 2021, October 2021, November 2021 and December 2021, respectively. The average rent collection from July 2021 through December 2021 was 96.6%. Bay Area Medical Academy (8.9% of net rentable area; 12.3% of underwritten base rent) has been making partial rent payments and has requested rent relief. The 530 Bush Street Borrower is contemplating a lease amendment. As of March 16, 2022, the 530 Bush Street Mortgage Loan is not subject to any modification or forbearance request.

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 530 Bush Street Property:

Cash Flow Analysis

	2018	2019	2020	2021	U/W	%(1)	U/W $ per SF
Base Rent	$3,104,167	$4,373,402	$4,850,229	$4,727,679	$4,837,049(2)	80.5%	$46.18
Grossed Up Vacant Space	0	0	0	0	866,834	14.4	8.28
Gross Potential Rent	$3,104,167	$4,373,402	$4,850,229	$4,727,679	$5,703,883	94.9%	$54.46
Other Income	104,839	65,815	83,155	69,293	69,293	1.2	0.66
Total Recoveries	126,624	289,115	256,881	244,659	238,778	4.0	2.28
Net Rental Income	$3,335,630	$4,728,332	$5,190,265	$5,041,631	$6,011,954	100.0%	$57.40
(Vacancy & Credit Loss)	0	0	0	0	(866,834)	(15.2)	(8.28)
Effective Gross Income	$3,335,630	$4,728,332	$5,190,265	$5,041,631	$5,145,120	85.6%	$49.12

Real Estate Taxes	300,030	307,295	351,095	388,731	387,905	7.5	3.70
Insurance	53,875	51,458	48,281	56,492	60,680	1.2	0.58
Management Fee	99,616	141,873	149,969	148,709	154,354	3.0	1.47
Other Operating Expenses	1,475,302	1,697,524	1,693,590	1,650,121	1,657,997	32.2	15.83
Total Operating Expenses	$1,928,824	$2,198,149	$2,242,935	$2,244,054	$2,260,936	43.9%	$21.59

Net Operating Income	$1,406,807	$2,530,182	$2,947,330	$2,797,577	$2,884,184	56.1%	$27.54
Replacement Reserves	0	0	0	0	20,947	0.4	0.20
TI/LC	0	0	0	0	165,086	3.2	1.58
Net Cash Flow	$1,406,807	$2,530,182	$2,947,330	$2,797,577	$2,698,150	52.4%	$25.76

NOI DSCR	1.87x	3.36x	3.91x	3.72x	3.83x
NCF DSCR	1.87x	3.36x	3.91x	3.72x	3.58x
NOI Debt Yield	7.2%	13.0%	15.1%	14.3%	14.8%
NCF Debt Yield	7.2%	13.0%	15.1%	14.3%	13.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The U/W Base Rent includes ($2,115) in rent steps through March 2023, which takes into account a $116,000 rent reduction for ALLTrails’ space, which took effect in February 2022. U/W Base Rent also includes rent from the Consulate General of Ukraine, which leases 3,488 square feet on a month-to-month basis. If the tenant were underwritten as vacant, U/W DSCR based on NOI/NCF would be 3.63x and 3.40x, respectively, and U/W debt yield based on NOI/NCF would be 14.0% and 13.1%, respectively.

Appraisal. The appraisal concluded an “as-is” appraised value of $52,800,000 as of September 7, 2021. In addition, the appraisal concluded an “as stabilized” appraised value of $58,500,000 as of September 7, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated October 5, 2021, there are no recognized environmental conditions and no recommendations other than the implementation of an asbestos operations and maintenance program.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

Market Overview and Competition. The 530 Bush Street Property is located at the intersection of San Francisco’s Union Square District and Financial District on the corner of Bush Street and Grant Avenue, near the Dragon Gate entrance to the Chinatown neighborhood and four blocks from Market Street. The 530 Bush Street Property is approximately 0.2 miles northeast of Union Square, which features major international retailers such as Nike, Apple, Gucci, Cartier, Saks Fifth Avenue, Macy’s and Louis Vuitton and approximately 0.2 miles from the popular dining corridor known as Belden Place. In addition, the 530 Bush Street Property is within walking distance to the Montgomery BART station (0.3 miles), MUNI light rail, bus system stops and the Transbay Terminal development.

According to a third party market research report, the estimated 2021 population within a one-, three- and five-mile radius was approximately 139,193, 423,418 and 693,455, respectively and the estimated 2021 average household income within the same radii was approximately $149,191, $194,908 and $195,422, respectively.

According to a third party market research report, the 530 Bush Street Property is situated within the Union Square office submarket within the greater San Francisco office market. As of the fourth quarter of 2021, the submarket reported a total inventory of approximately 5.8 million square feet with a 20.2% vacancy rate and an average asking rent of $55.98 per square foot. The appraisal identified five directly competitive office rent comparables with rents ranging from $55.00 to $61.00 per square foot (full service leases). The appraisal concluded an office market rent of $59.00 per square foot (full service leases) and a lower level office market rent of $40.00 per square foot (full service leases).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 530 Bush Street Property:

Market Rent Summary(1)

	Office	Office LL
Market Rent (PSF)	$59.00	$40.00
Lease Term (Years)	5.0	5.0
Lease Type (Reimbursements)	Full Service BY	Full Service BY
Rent Increase Projection	3.0%	3.0%
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 530 Bush Street Property identified by the appraisal:

Comparable Sales(1)

Property Name	Location	Year Built	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Low-Rise Office 2001 Van Ness Avenue	San Francisco, CA	1920	27,281	Apr-2021	$12,250,000	$449
The Reserve 301 Battery Street	San Francisco, CA	1924	185,850	Feb-2020	$143,000,000	$769
222 Kearny & 180 Sutter 222 Kearny Street	San Francisco, CA	1910, 1986	146,452	Aug-2019	$74,500,000	$509
Low-Rise Office/Retail 735 Montgomery Street	San Francisco, CA	1924	35,461	Apr-2019	$24,500,000	$691
Orient Building 332 Pine Street	San Francisco, CA	1912	51,522	Jul-2018	$36,480,000	$708
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

The following table presents certain information relating to comparable leases with respect to the 530 Bush Street Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
530 Bush Street (Subject) San Francisco, CA	1916, 1982	104,737(2)	84.1%(2)
222 Kearny Street San Francisco, CA	1986	120,809	89%	Montgomery Technologies	5,727	Nov-21	7 Yrs.	$61.00	FS
250 Sutter Street San Francisco, CA	1909	55,359	67%	Barrett SF	7,980	Sept-21	5.3 Yrs.	$60.89	FS
291 Geary Street San Francisco, CA	1907	41,385	100%	RALLY	3,223	Jul-21	4.8 Yrs.	$56.00	FS
240 Stockton Street San Francisco, CA	1908	40,442	100%	Hugo Parker	3,692	Apr-21	3 Yrs.	$55.00	FS
615 Grant Avenue San Francisco, CA	1907	16,000	16%	Vacant	4,313	NAP	NAP	$55.00(3)	MG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll. Includes the Consulate General of Ukraine, which leases 3,488 square feet on a month-to-month basis and has been included in the underwritten occupancy. If the tenant were underwritten as vacant, occupancy would be 80.8% as of December 31, 2021.

(3)	Asking annual base rent PSF.

Escrows.

Real Estate Taxes – The 530 Bush Street Mortgage Loan documents require an upfront real estate tax reserve of approximately $181,023 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially approximately $32,325).

Insurance – The 530 Bush Street Mortgage Loan documents require an upfront insurance reserve of approximately $38,430 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially approximately $5,057).

Replacement Reserve – The 530 Bush Street Mortgage Loan documents require ongoing monthly replacement reserves of approximately $1,746, subject to a cap of $83,790.

TI/LC Reserve – The 530 Bush Street Mortgage Loan documents require an upfront TI/LC reserve of $2,000,000 and ongoing monthly TI/LC reserves of approximately $13,092 once the TI/LC reserve amount falls below $500,000 (the “Monthly Rollover Deposit Trigger”). Following the Monthly Rollover Deposit Trigger, the TI/LC reserve is capped at $1,000,000.

Unfunded Obligations Reserve – The 530 Bush Street Mortgage Loan documents require an upfront unfunded obligations reserve of $101,474 for tenant allowance, tenant improvements and leasing commissions associated with Colton Commercial & Partners ($13,370), SWA Group ($47,291) and Total Vision ($40,813).

Lockbox and Cash Management. The 530 Bush Street Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). The 530 Bush Street Borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 530 Bush Street Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the 530 Bush Street Mortgage Loan, operating expenses and cash management bank fees) is required to be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a material tenant rollover account, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account (subject to a cap of $4,000,000; provided that such cap will not apply at any time (i) from and after the monthly payment date in February 2030 and/or (ii) the debt service coverage ratio is less than 2.55x) or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, or if any excess remains after the preceding application, to the 530 Bush Street Borrower.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

(ii)	any bankruptcy action involving the 530 Bush Street Borrower, the key principal (collectively, Yvette Yeh Fung and Troy Crosby) or the property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 2.50x;

(iv)	the indictment for fraud or misappropriation of funds of the 530 Bush Street Borrower, the key principal or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to the 530 Bush Street Property), or any director or officer of the aforementioned; or

(v)	a Material Tenant Trigger Event.

A Cash Management Trigger Event will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default;

•	with regard to clause (ii) above, the filing being discharged or dismissed within 45 days for the 530 Bush Street Borrower or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the 530 Bush Street Borrower’s or the key principal’s monetary obligations, or materially and adversely affect the key principal’s or the property manager’s ability to carry out their obligations under the 530 Bush Street Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the 530 Bush Street Mortgage Loan documents;

•	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 2.55x for two consecutive calendar quarters;

•	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the 530 Bush Street Mortgage Loan documents; or

•	with regard to clause (v) above, a Material Tenant Trigger Event Cure (as defined below).

A “Cash Sweep Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the 530 Bush Street Borrower, the key principal or an affiliated property manager; or

(iii)	the trailing 12-month period debt service coverage ratio falling below 2.35x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default;

•	with regard to clause (ii) above, the filing being discharged or dismissed within 45 days for the 530 Bush Street Borrower or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the 530 Bush Street Borrower’s or the key principal’s monetary obligations, or materially and adversely affect the key principal’s or the property manager’s ability to carry out their obligations under the 530 Bush Street Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the 530 Bush Street Mortgage Loan documents; or

•	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 2.40x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will commence upon the occurrence of any of the following:

(i)	a Material Tenant (as defined below) giving notice of its intention to terminate, cancel or not to extend or renew its lease;

(ii)	on or prior to the date that is 12 months prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease;

(iii)	on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice;

(iv)	an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period;

(v)	a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring;

(vi)	a Material Tenant lease being terminated or no longer being in full force and effect; or

(vii)	a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 530 Bush Street Property or a portion thereof.

A “Material Tenant Trigger Event Cure” will commence upon the occurrence of any of the following:

•	with regard to clause (i) above, the date that (x) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (y) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 530 Bush Street Mortgage Loan documents or (z) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

•	with regard to clause (ii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 530 Bush Street Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$19,500,000
530 Bush Street	530 Bush Street	Cut-off Date LTV:	36.9%
San Francisco, CA 94108		U/W NCF DSCR:	3.58x
		U/W NOI Debt Yield:	14.8%

•	with regard to clause (iii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 530 Bush Street Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

•	with regard to clause (iv) above, a cure of the applicable event of default;

•	with regard to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty);

•	with regard to clause (vi) above, all or substantially all of the applicable Material Tenant space (or in connection with a partial termination, the applicable portion of the Major Tenant space) being leased to a replacement tenant; or

•	with regard to clause (vii) above, the Material Tenant re-commencing its normal business operations at the 530 Bush Street Property.

A “Material Tenant” means any tenant at the 530 Bush Street Property that, together with its affiliates, either (a) leases no less than 25% of the total rentable square footage of the 530 Bush Street Property or (b) accounts for (or would account for) no less than 25% of the total in-place base rent at the 530 Bush Street Property.

Property Management. The 530 Bush Street Property is managed by CBRE, Inc., a third-party property manager.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 530 Bush Street Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 530 Bush Street Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 530 Bush Street Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated September 22, 2021 indicated a probable maximum loss of 16.0%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

SHERWIN-WILLIAMS.
Sherwin-Williams

O'Reilly AUTO PARTS
O'Reilly AUTO PARTS
O'Reilly

GOODWILL
Goodwill

DOLLAR TREE
DOLLAR TREE
Walgreens
Dollar Tree

Gas station not part of the collateral
7-Eleven

FAMILY DOLLAR
Family Dollar

STARBUCKS
NOW OPEN
Starbucks

Jiffy lube
Jiffy Lube

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

KNP Portfolio
1 Dollar Tree Thornton, CO
2 Goodwill Forest Lake, MN
3 Jiffy Lube San Antonio, TX
4 7-Eleven Las Vegas, NV
5 O'Reilly Bensenville, IL
6 Sherwin Williams Milwaukee, WI
7 Starbucks Bloomington, IN
8 Family Dollar Fort Worth, TX
MINNESOTA
WISCONSIN
MICHIGAN
IOWA
ILLINOIS
Duluth
Superior
Marquette
St. Cloud
Forest Lake
ST. PAUL
MINNEAPOLIS
Eau Claire
Wausau
Rhinelander
Green Bay
Appleton
Manitowoc
Oshkosh
Mankato
Rochester
La Crosse
Austin
Mason City
Fort Dodge
Waterloo
Ames
DES MOINES
Cedar Rapids
Dubuque
Madison
MILWAUKEE
Kenosha
Rockford
Bensenville
CHICAGO
Joliet
Gary
Iowa City
Davenport
Ottumwa
Burlington
Peoria
Bloomington
Kirksville
MO
IN
Lake Michigan
INDIANA
OHIO
KENTUCKY
Skokie
Elgin
Aurora
Hammond
Portage
South Bend
Elkhart
Adrian
Monroe
TOLEDO
Westville
Kankakee
FORT WAYNE
Findlay
Wabash
Bowling Green
Lima
Kokomo
Lafayette
Muncie
Anderson
Carmel
Champaign
Decatur
INDIANAPOLIS
Richmond
DAYTON
Springfield
Marysville
Terre Haute
Greenwood
Hamilton
Columbus
CINCINNATI
Effingham
Florence
Bedford
Portsmouth
Vincennes
Mount Vernon
Jeffersonville
Frankfort
LOUISVILLE
LEXINGTON
Evansville
Owensboro
Elizabethtown
Marion
Longmont
Mead
Platteville
Firestone
WELD COUNTY
BOULDER COUNTY
Niwot
Frederick
Fort Lupton
Dacono
Wattenberg
Erie
Lochbuie
Boulder
Lafayette
Louisville
Brighton
Todd Creek
Thornton
Superior
Broomfield
Northglenn
Eldorado Springs
ADAMS COUNTY
Westminster
JEFFERSON COUNTY
ROCKY MTS.
Rocky Mountain Arsenal Natl. Wildlife Refuge
Arvada
Commerce City
Wheat Ridge
Golden
DENVER
Applewood
Lakewood
DENVER COUNTY
AURORA
North Las Vegas
SPRING MTS.
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Spring Valley
CLARK COUNTY
Enterprise
Henderson
COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
Tyler
Midland
TEXAS
Odessa
Waco
San Angelo
Killeen
AUSTIN
HOUSTON
Beaumont
Galveston
CHIHUAHUA
SAN ANTONIO
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Harlingen
McAllen
Brownsville
MONTERREY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – KNP Portfolio

Mortgage Loan Information		Mortgaged Property Information(2)
Mortgage Loan Seller:	UBS AG	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type – Subtype:	Retail – Single Tenant
Original Principal Balance:	$18,000,000	Location:	Various – See Table
Cut-off Date Balance:	$18,000,000	Size:	62,675 SF
% of Initial Pool Balance:	3.4%	Cut-off Date Balance Per SF:	$287.20
Loan Purpose:	Acquisition	Maturity Date Balance Per SF:	$287.20
Borrower Sponsor:	Keystone National Properties, LLC	Year Built/Renovated:	Various – See Table
Guarantor:	Michael Packman	Title Vesting:	Fee
Mortgage Rate:	4.0000%	Property Manager:	REIS Associates LLC
Note Date:	February 3, 2022	Current Occupancy (As of):	100.0% (1/1/2022)
Seasoning:	2 months	YE 2021 Occupancy(3):	NAV
Maturity Date:	February 6, 2032	YE 2020 Occupancy(3):	NAV
IO Period:	120 months	YE 2019 Occupancy(3):	NAV
Loan Term (Original):	120 months	YE 2018 Occupancy(3):	NAV
Amortization Term (Original):	NAP	As-Is Appraised Value:	$30,025,000
Loan Amortization Type:	Interest Only	As-Is Appraised Value Per SF:	$479.06
Call Protection:	L(26),D(90),O(4)	As-Is Appraisal Valuation Date:	Various
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None	Underwriting and Financial Information(2)
Additional Debt Type (Balance):	NAP	YE 2021 NOI(3):	NAV
		YE 2020 NOI(3):	NAV
		YE 2019 NOI(3):	NAV
		YE 2018 NOI(3):	NAV
		U/W Revenues:	$1,655,408
		U/W Expenses:	$49,662

Escrows and Reserves(1)				U/W NOI:	$1,605,746
	Initial	Monthly	Cap	U/W NCF:	$1,545,242
RE Taxes	$8,503	$3,270	NAP	U/W DSCR based on NOI/NCF:	2.20x / 2.12x
Insurance	$6,732	$4,208	NAP	U/W Debt Yield based on NOI/NCF:	8.9% / 8.6%
Replacement Reserve	$0	$1,149	$55,154	U/W Debt Yield at Maturity based on NOI/NCF:	8.9% / 8.6%
				Cut-off Date LTV Ratio:	60.0%
				LTV Ratio at Maturity:	60.0%

Sources and Uses
Sources			Uses
Original loan amount	$18,000,000	54.8%	Purchase price	$31,350,000	95.5%
Sponsor equity	14,823,402	45.2	Closing costs	1,458,167	4.4
			Upfront reserves	15,235	0.0
Total Sources	$32,823,402	100.0%	Total Uses	$32,823,402	100.0%
(1)	See “Escrows” section below.

(2)	While the KNP Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the KNP Portfolio Mortgage Loan more severely than assumed in the underwriting of the KNP Portfolio Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The KNP Portfolio Borrower (as defined below) acquired the KNP Portfolio (as defined below) in 2022. As such, historical occupancy and NOI are unavailable.

The Mortgage Loan. The mortgage loan (the “KNP Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering eight single tenant retail properties totaling 62,675 square feet located across seven states (collectively, the “KNP Portfolio” or the “KNP Portfolio Properties”).

The Borrower and Borrower Sponsor. The borrower is Keystone 1031 Net Leased Portfolio II, DST (the “KNP Portfolio Borrower”), a Delaware statutory trust with at least one independent director. The non-recourse carveout guarantor is Michael Packman. Michael Packman is the founder and Chief Executive Officer of Keystone National Properties, LLC, the borrower sponsor of the KNP Portfolio Mortgage Loan. Keystone National Properties, LLC is a real estate and private equity firm founded in 2016. The KNP Portfolio Borrower is permitted to have up to 100 owners of its beneficial interests. The guarantor is not required to maintain any interest in the KNP Portfolio Borrower, but is obligated to at all times maintain control of the KNP Portfolio Borrower. The KNP Portfolio Borrower is required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

under the KNP Portfolio Mortgage Loan documents to convert into a Delaware limited liability company upon the occurrence of any of the following (1) any event that causes its signatory trustee to cease to be the signatory trustee of KNP Portfolio Borrower, (2) any event relating to (or resulting in) the dissolution of KNP Portfolio Borrower, (3) an event of default (or if an event of default is imminent) under the KNP Portfolio Mortgage Loan, or (4) KNP Portfolio Borrower being unable to make any material decision or take any material actions without jeopardizing the tax treatment of the beneficial interests therein.

The KNP Portfolio Borrower has master leased the KNP Portfolio Properties to Keystone 1031 Net Leased Portfolio II Master Tenant, LLC (the “Master Tenant”) owned by Keystone National Properties, LLC, which is in turn owned by the guarantor. The Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease is subordinate to the KNP Portfolio Mortgage Loan. The Master Tenant is obligated under the master lease to pay the KNP Portfolio Borrower the rent provided for therein. As collateral for the Master Tenant’s obligation to pay rent under the master lease to the KNP Portfolio Borrower, the Master Tenant has assigned to the KNP Portfolio Borrower all of the Master Tenant’s right, title and interest, in and to the rents paid by the tenants of the KNP Portfolio Properties. The KNP Portfolio Borrower has pledged as collateral for the KNP Portfolio Mortgage Loan all of its assets, which would include its right to the assignment of rents paid by the tenants of the KNP Portfolio Properties. In addition, the Master Tenant has agreed under the KNP Portfolio Mortgage Loan documents to cause all tenants at the KNP Portfolio Properties to deposit their rents directly into a clearing account established for the benefit of the lender.

The Properties. The KNP Portfolio is comprised of eight single tenant retail properties totaling 62,675 square feet located across seven states. The KNP Portfolio Properties are located in Minnesota (one property, 32.9% of net rentable area), Colorado (one property, 23.6% of net rentable area), Texas (two properties, 17.9% of net rentable area), Illinois (one property, 11.9% of net rentable area), Wisconsin (one property, 5.6% of net rentable area), Nevada (one property, 4.7% of net rentable area) and Indiana (one property, 3.5% of net rentable area). Built between 1987 and 2021, the KNP Portfolio Properties range in size from 2,200 square feet to 20,600 square feet. As of January 1, 2022, the KNP Portfolio Properties were 100.0% occupied.

The KNP Portfolio Properties are leased to eight nationally recognized tenants, four of which (37.4% of net rentable area, 53.3% of underwritten base rent) are investment grade entities or subsidiaries of investment grade-rated entities. Five of the KNP Portfolio Properties, representing 86.2% of net rentable area and 74.3% of underwritten base rent, have leases expiring after the stated maturity date of the KNP Portfolio Mortgage Loan.

The following table presents certain information regarding the KNP Portfolio Properties:

KNP Portfolio Summary

Property Name	City, State	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Appraised Value	UW NOI	% of UW NOI
Dollar Tree	Thornton, CO	$5,000,000	27.8%	100.0%	2009/NAP	14,820	$8,270,000	$445,624	27.8%
Goodwill	Forest Lake, MN	$2,900,000	16.1%	100.0%	2012/NAP	20,600	$4,900,000	$289,970	18.1%
Jiffy Lube	San Antonio, TX	$2,200,000	12.2%	100.0%	1995/NAP	2,889	$3,640,000	$189,707	11.8%
7-Eleven	Las Vegas, NV	$2,200,000	12.2%	100.0%	1987/NAP	2,919	$3,650,000	$187,948	11.7%
O'Reilly	Bensenville, IL	$1,800,000	10.0%	100.0%	2020/NAP	7,427	$3,075,000	$153,304	9.5%
Sherwin Williams	Milwaukee, WI	$1,400,000	7.8%	100.0%	2018/NAP	3,500	$2,410,000	$126,921	7.9%
Starbucks	Bloomington, IN	$1,400,000	7.8%	100.0%	2021/NAP	2,200	$2,290,000	$114,378	7.1%
Family Dollar	Fort Worth, TX	$1,100,000	6.1%	100.0%	2017/NAP	8,320	$1,790,000	$97,893	6.1%
Total/Weighted Average		$18,000,000	100.0%	100.0%		62,675	$30,025,000	$1,605,746	100.0%
(1)	Information obtained from the underwritten rent roll.

Major Tenants.

Largest Tenant: Goodwill (20,600 square feet; 32.9% of net rentable area; 18.5% of underwritten base rent; May 31, 2032 lease expiration) - Goodwill Industries International, Inc. (“GII”) was established in 1902 and was later incorporated in 1910 in the Commonwealth of Massachusetts. GII functions as a member association comprised of a network of independent community-based Goodwill organizations in the United States and Canada and international affiliates. GII works to enhance the dignity and quality of life of individuals and families by strengthening communities, eliminating barriers to opportunity, and helping people in need reach their full potential through learning and the power of work. Each local Goodwill organization is an autonomous member of GII that operates as a nonprofit corporation. Goodwill currently operates 156 local Goodwill organizations across the United States, Canada and 12 other countries. Goodwill organizations assist people through a variety of employment placement services, job training programs and other community-based services. In 2020, approximately 126,938 people were placed into jobs in the United States with help from their local Goodwill. Goodwill has been at the Forest Lake, MN premises since June 2012 and exercised its two, five-year renewal options in March 2021 with a current lease expiration date of May 31, 2032. Goodwill has no early termination options and no renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

2nd Largest Tenant: Dollar Tree (Baa2/BBB: Moody’s/S&P; 14,820 square feet; 23.6% of net rentable area; 27.6% of underwritten base rent; December 31, 2034 lease expiration) - Dollar Tree, Inc., a Fortune 200 company, is an operator of discount variety stores that has served North America for more than thirty years. Dollar Tree, Inc. is headquartered in Chesapeake, Virginia and operates over 15,500 stores across the 48 contiguous states and five Canadian provinces, supported by a coast-to-coast logistics network and more than 193,000 associates. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. Dollar Tree subleases the 14,820 square foot premises in Thornton, CO from Walgreen Co. (BBB-/Baa2/BBB by Fitch/Moody's/S&P), a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA). Dollar Tree has a 10-year sublease that commenced in September 2020 and expires in September 2030 with one extension option to October 2034, which coincides with Walgreen’s first termination right. Dollar Tree’s sublease rent is $10.05 per square foot, while the prime lease rent is $30.70 per square foot. The KNP Portfolio Mortgage Loan was underwritten based on the Walgreen Co. prime lease rent. Rent is paid directly by Walgreen Co. Walgreen Co. remains responsible for all tenant obligations under the lease. The 75-year Walgreen Co. lease commenced in October 2009 and expires in October 2084 with an ongoing monthly termination right beginning in November 2034, upon 12 months' notice.

3rd Largest Tenant: Family Dollar (Baa2/BBB: Moody’s/S&P; 8,320 square feet; 13.3% of net rentable area; 6.3% of underwritten base rent; March 31, 2033 lease expiration) - Family Dollar is a business segment of Dollar Tree. Family Dollar operates general merchandise retail discount stores providing customers with a selection of competitively-priced merchandise in neighborhood stores. Family Dollar operates 7,880 Family Dollar stores ranging in size from 6,000 - 8,000 selling square feet as of January 30, 2021. Family Dollar sells merchandise at prices that generally range from $1.00 to $10.00. The Family Dollar segment consists of store operations under the Family Dollar brand and 11 distribution centers. Family Dollar has a lease commencement date of April 2018 with a current lease expiration date of March 2033. Family Dollar has no early termination options and six, five-year renewal options remaining.

The following table presents certain information relating to the tenancy at the KNP Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Goodwill	NR/NR/NR	20,600	32.9%	$14.84	$305,704	18.5%	5/31/2032	None	N
Dollar Tree(3)	NR/Baa2/BBB	14,820	23.6%	$30.70(3)	$455,000	27.6%	10/31/2034(3)	50, 1-year	Y(3)
Family Dollar	NR/Baa2/BBB	8,320	13.3%	$12.40	$103,205	6.3%	3/31/2033	6, 5-year	N
O'Reilly	NR/Baa1/BBB	7,427	11.9%	$21.76	$161,622	9.8%	1/1/2036	4, 5-year	N
Sherwin Williams	BBB/Baa2/BBB	3,500	5.6%	$35.50	$124,250	7.5%	8/31/2028	3, 5-year	N
7-Eleven	NR/Baa2/A	2,919	4.7%	$63.37	$184,988	11.2%	1/4/2029	3, 5-year	N
Jiffy Lube	AAA/Aa3/NR	2,889	4.6%	$69.23	$200,000	12.1%	7/31/2036	4, 5-year	N
Starbucks	BBB/Baa1/BBB+	2,200	3.5%	$52.00	$114,400	6.9%	5/31/2031	4, 5-year	N
Total Major Tenants		62,675	100.0%	$26.31	$1,649,169	100.0%

Vacant Space		0	0.0%

Collateral Total		62,675	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent steps through March 2023.

(3)	Dollar Tree subleases the 14,820 square foot premises in Thornton, CO from Walgreen Co. (BBB-/Baa2/BBB by Fitch/Moody's/S&P), a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA). The lease information in the table above is reflective of the Walgreen Co. lease. Dollar Tree has a 10-year sublease that commenced in September 2020 and expires in September 2030 with one extension option to October 2034, which coincides with Walgreen’s first termination right. Dollar Tree’s sublease rent is $10.05 per square foot. Rent is paid directly by Walgreen Co. Walgreen Co. remains responsible for all tenant obligations under the lease. The 75-year Walgreen Co. lease commenced in October 2009 and expires in October 2084 with an ongoing monthly termination right beginning in November 2034, upon 12 months' notice. The 10/31/2034 expiration date set forth above assumes that the Walgreen Co. lease is terminated effective as of the first termination option date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at the KNP Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	3,500	5.6%	3500	5.6%	$124,250	7.5%	$35.50
2029	1	2,919	4.7%	6419	10.2%	$184,988	11.2%	$63.37
2030	0	0	0.0%	6419	10.2%	$0	0.0%	$0.00
2031	1	2,200	3.5%	8619	13.8%	$114,400	6.9%	$52.00
2032	1	20,600	32.9%	29219	46.6%	$305,704	18.5%	$14.84
Thereafter	4	33,456	53.4%	62,675	100.0%	$919,827	55.8%	$27.49
Vacant	0	0	0.0%	62,675	100.0%	$0	0.0%	$0.00
Total/Weighted Average	8	62,675	100.0%			$1,649,169	100.0%	$26.31
(1)	Information obtained from the underwritten rent roll and includes rent steps through March 2023.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the KNP Portfolio Properties:

Historical Occupancy

2018(1)	2019(1)	2020(1)	2021(1)	1/1/2022(2)
NAV	NAV	NAV	NAV	100.0%
(1)	The KNP Portfolio Borrower acquired the KNP Portfolio in 2022. As such, historical occupancy is unavailable.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of February 22, 2022, the KNP Portfolio Properties are open and operating. Approximately 100.0% of rent has been collected since April 2021. Goodwill (32.9% of net rentable area; 18.5% of underwritten base rent) requested rent relief and its lease terms were restructured in March 2021. Goodwill has paid rent in full and on time since the restructured lease agreement was executed. As of February 22, 2022, the KNP Portfolio Mortgage Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the KNP Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$1,649,169(3)	95.5%	$26.31
Straight Line Rent	28,900	1.7	0.46
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$1,678,069	97.1%	$26.77
Other Income	0	0.0	0.00
Total Recoveries	49,662	2.9	0.79
Net Rental Income	$1,727,731	100.0%	$27.57
(Vacancy & Credit Loss)	(72,323)(4)	(4.3)	(1.15)
Effective Gross Income	$1,655,408	95.8%	$26.41

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	49,662	3.0	0.79
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$49,662	3.0%	$0.79

Net Operating Income	$1,605,746	97.0%	$25.62
Replacement Reserves	13,521	0.8	0.22
TI/LC	46,983	2.8	0.75
Net Cash Flow	$1,545,242	93.3%	$24.65

NOI DSCR	2.20x
NCF DSCR	2.12x
NOI Debt Yield	8.9%
NCF Debt Yield	8.6%
(1)	The borrower sponsor recently acquired the KNP Portfolio Properties in February 2022. As such, historical cash flows are not available.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The U/W Base Rent includes $30,432 in rent steps through March 2023.

(4)	The KNP Portfolio Properties were 100.0% occupied as of January 1, 2022.

Appraisals. According to the appraisals dated between October 26, 2021 and November 13, 2021, the KNP Portfolio Properties had an aggregate “as-is” appraised value of $30,025,000.

Environmental Matters. According to the Phase I environmental site assessments dated between June 15, 2021 and November 24, 2021, there was no evidence of any recognized environmental conditions at the KNP Portfolio Properties. Two controlled recognized environmental conditions were identified at the Sherwin Williams property relating to contamination from historical uses as a filling station, machine shops and an iron scrap yard, and to contamination at certain adjoining sites, and a business environmental risk was identified at the 7-Eleven property relating to its use as a gas station and operation of underground storage tanks. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The KNP Portfolio Properties are located throughout seven states consisting of Minnesota (32.9% of net rentable area; 18.5% of underwritten base rent), Colorado (23.6% of net rentable area; 27.6% of underwritten base rent), Texas (17.9% of net rentable area; 18.4% of underwritten base rent), Illinois (11.9% of net rentable area; 9.8% of underwritten base rent), Wisconsin (5.6% of net rentable area; 7.5% of underwritten base rent), Nevada (4.7% of net rentable area; 11.2% of underwritten base rent) and Indiana (3.5% of net rentable area; 6.9% of underwritten base rent). The KNP Portfolio Properties are located in submarkets with vacancy rates ranging from 1.7% to 8.9% as of the fourth quarter of 2021, with a weighted average vacancy rate of 4.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

The table below presents certain market information with respect to the KNP Portfolio Properties:

Market Overview

Property	City, State	Net Rentable Area (SF)(1)	Submarket(2)	Submarket Vacancy(2)	Submarket Inventory (SF)(2)	Submarket NNN Rent PSF(2)	UW Base Rent PSF(1)	Appraisal Market Rent PSF
Dollar Tree	Thornton, CO	14,820	Northeast	4.5%	15,394,048	$21.36	$30.70	$31.00
Goodwill	Forest Lake, MN	20,600	Rosedale	2.5%	17,056,848	$16.51	$14.84	$15.00
Jiffy Lube	San Antonio, TX	2,889	North Central	4.9%	22,044,206	$20.68	$69.23	$69.23
7-Eleven	Las Vegas, NV	2,919	Central East Las Vegas	8.9%	15,835,227	$22.67	$63.37	$65.00
O'Reilly	Bensenville, IL	7,427	O’Hare	5.4%	12,972,537	$18.77	$21.76	$22.00
Sherwin Williams	Milwaukee, WI	3,500	Third Ward/Walkers Pt	3.1%	1,910,210	$14.69	$35.50	$35.50
Starbucks(3)	Bloomington, IN	2,200	Bloomington	1.7%	8,774,560	$15.54	$52.00	$52.00
Family Dollar	Fort Worth, TX	8,320	East Fort Worth	4.8%	4,424,424	$14.70	$12.40	$12.50
Total/Weighted Average		62,675		4.0%	13,539,172	$18.03	$26.31	$26.55
(1)	Information obtained from the underwritten rent roll.

(2)	Information obtained from third party market research reports as of the fourth quarter of 2021.

(3)	No submarket data for the Starbucks property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the KNP Portfolio Properties:

Demographics Overview

Property Name	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Estimated 2021 Population (3-mile Radius)(2)	Estimated 2021 Average Household Income (3-mile Radius)(2)	Estimated 2021 Population (5-mile Radius)(2)	Estimated 2021 Average Household Income (5-mile Radius)(2)
Dollar Tree	14,820	$5,000,000	27.8%	169,852	$84,327	349,407	$96,559
Goodwill	20,600	$2,900,000	16.1%	19,653	$105,349	30,612	$111,348
Jiffy Lube	2,889	$2,200,000	12.2%	131,038	$77,617	350,939	$68,281
7-Eleven	2,919	$2,200,000	12.2%	156,641	$59,308	451,334	$59,130
O'Reilly	7,427	$1,800,000	10.0%	45,550	$101,354	213,487	$101,674
Sherwin Williams	3,500	$1,400,000	7.8%	191,491	$61,702	421,836	$64,047
Starbucks	2,200	$1,400,000	7.8%	16,669	$77,252	51,451	$57,584
Family Dollar	8,320	$1,100,000	6.1%	74,128	$64,806	219,400	$74,840
Total/Weighted Average	62,675	$18,000,000	100.0%	86,475	$87,676	209,664	$92,912
(1)	Information obtained from the underwritten rent roll.

(2)	Information obtained from third party market research reports.

Escrows.

Real Estate Taxes – The KNP Portfolio Mortgage Loan documents require an upfront real estate tax reserve of approximately $8,503 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially approximately $3,270). The tenants at the Dollar Tree property, the Goodwill property, the Jiffy Lube property, the 7-Eleven property, the O’Reilly property and the Family Dollar property are obligated to pay real estate taxes directly to the applicable governmental authority and the lender has agreed to waive the real estate tax escrow with respect to such properties so long as all of the foregoing are true with respect to such property: (i) no event of default under the KNP Portfolio Mortgage Loan has occurred and is continuing, (ii) such property is its own separate tax lot and is not a portion of any other tax lot, (iii) the entire property is demised to one tenant, (iv) the lease is in full force and effect, (v) to the extent the tenant is a Material Tenant (as defined below) no Material Tenant Trigger Event (as defined below) has occurred and remains outstanding, (vi) the tenant is obligated pursuant to its lease to pay all real estate taxes directly to the applicable governmental authority, and (vii) the tenant is actually performing such obligation and the KNP Portfolio Borrower provides the lender with evidence of such performance in a timely manner. If any of the foregoing are not true with respect to a property, the KNP Portfolio Borrower will again be required to reserve real estate tax escrows with respect to such property.

Insurance – The KNP Portfolio Mortgage Loan documents require an upfront insurance reserve of approximately $6,732 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially approximately $4,208).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

Replacement Reserve – The KNP Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of approximately $1,149, subject to a cap of $55,154.

Lockbox and Cash Management. The KNP Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management, which springs into place upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). The KNP Portfolio Borrower, Master Tenant and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the KNP Portfolio Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the KNP Portfolio Mortgage Loan, operating expenses and cash management bank fees) is required to be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a material tenant rollover account, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the KNP Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the KNP Portfolio Borrower, the guarantor, the sponsor, the key principal (Michael Packman), the Master Tenant or the property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.65x;

(iv)	the indictment for fraud or misappropriation of funds of the KNP Portfolio Borrower, the guarantor, the sponsor, the key principal, any SPC Party (as defined below), the Master Tenant or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to the KNP Portfolio Properties), or any director or officer of the aforementioned;

(v)	a Material Tenant Trigger Event; or

(vi)	a Cash Sweep O’Reilly Restoration Trigger Event (as defined below).

An “SPC Party” means each of the KNP Portfolio Borrower’s signatory trustees (including, as of the origination date, Keystone 1031 Net Leased Portfolio II ST, LLC), general partners or managing members, as applicable.

A Cash Management Trigger Event will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default;

•	with regard to clause (ii) above, the filing being discharged or dismissed within 90 days for the KNP Portfolio Borrower, the guarantor, the sponsor, the key principal or the Master Tenant, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the KNP Portfolio Borrower’s, the guarantor’s, the sponsor’s, the key principal’s or the Master Tenant’s monetary obligations, or materially and adversely affect the guarantor’s, the sponsor’s, the key principal’s, the Master Tenant’s or the property manager’s ability to carry out their obligations under the KNP Portfolio Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the KNP Portfolio Mortgage Loan documents;

•	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.77x for two consecutive calendar quarters;

•	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the KNP Portfolio Mortgage Loan documents;

•	with regard to clause (v) above, a Material Tenant Trigger Event Cure (as defined below); or

•	with regard to clause (vi) above, once a complete restoration of the O’Reilly property has occurred.

A “Cash Sweep Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the KNP Portfolio Borrower, the guarantor, the sponsor, the key principal, the Master Tenant or an affiliated property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.65x; or

(iv)	a Cash Sweep O’Reilly Restoration Trigger Event.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default;

•	with regard to clause (ii) above, the filing being discharged or dismissed within 90 days for the KNP Portfolio Borrower, the guarantor, the sponsor, the key principal or the Master Tenant, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the KNP Portfolio Borrower’s, the guarantor’s, the sponsor’s, the key principal’s or the Master Tenant’s monetary obligations, or materially and adversely affect the guarantor’s, the sponsor’s the key principal’s, the Master Tenant’s or the property manager’s ability to carry out their obligations under the KNP Portfolio Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

with a third party property manager that constitutes a qualified property manager under the KNP Portfolio Mortgage Loan documents;

•	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.77x for two consecutive calendar quarters; or

•	with regard to clause (iv) above, once a complete restoration of the O’Reilly property has occurred.

A “Material Tenant Trigger Event” will commence upon the occurrence of any of the following:

(i)	a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, or if a Material Tenant has more than one Material Tenant lease, any of the foregoing with respect to any of its leases;

(ii)	on or prior to the date that is six months prior to the then applicable expiration date under the applicable Material Tenant lease, or if such Material Tenant has more than one Material Tenant lease, under any of its leases, if the Material Tenant does not extend or renew any such Material Tenant lease;

(iii)	on or prior to the date a Material Tenant is required under its Material Tenant lease, or if such Material Tenant has more than one Material Tenant lease, under any of its leases, to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice under any such lease;

(iv)	an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period;

(v)	a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring;

(vi)	a Material Tenant lease being terminated or no longer being in full force and effect provided that, with respect to a partial lease termination or series of partial lease terminations, such Material Tenant terminates (or has terminated) or is no longer in full force and effect with respect to 20% or more of such Material Tenant's initial leased square footage at the applicable property;

(xii)	a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at any of the KNP Portfolio Properties or a portion thereof constituting 20% or more of the total net rentable square footage at the respective property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises); provided, however, so long as the Dollar Tree sublease is in effect, for purposes of this clause (vii), (x) Walgreen Co. not being in occupancy or conducting business in its Material Tenant space will not be a breach of this clause (vii), and (y) Dollar Tree will be the Material Tenant for purposes of this clause (vii); or

(xiii)	if the senior unsecured debt rating or the long term rating of Dollar Tree or any lease guarantor with respect to Dollar Tree fails to satisfy a senior unsecured debt rating of at least “Baa3” by Moody’s and a long term rating of at least “BBB-” by S&P and Fitch (or their equivalents by any other rating agencies rating the Certificates) (the “Required Ratings”).

A “Material Tenant Trigger Event Cure” will commence upon the occurrence of any of the following:

•	with regard to clause (i) above, the date that (x) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (y) the applicable Material Tenant lease is extended on terms satisfying the requirements of the KNP Portfolio Mortgage Loan documents or (z) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant on terms satisfying the requirements of the KNP Portfolio Mortgage Loan documents;

•	with regard to clause (ii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the KNP Portfolio Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant on terms satisfying the requirements of the KNP Portfolio Mortgage Loan documents;

•	with regard to clause (iii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the KNP Portfolio Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant on terms satisfying the requirements of the KNP Portfolio Mortgage Loan documents;

•	with regard to clause (iv) above, a cure of the applicable event of default;

•	with regard to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty) or solely in connection with a bankruptcy proceeding of a lease guarantor, a substitute guarantor acceptable to lender in its sole discretion shall have assumed the lease guarantor’s obligations under the applicable Master Lease, the insolvent guarantor is released as a guarantor, and the substitute guarantor assumes all liability under the applicable Master Lease on a past, present and future basis;

•	with regard to clause (vi) above, all or substantially all (or in connection with a partial termination, the applicable portion) of the applicable Material Tenant space being leased to a replacement tenant on terms satisfying the requirements of the KNP Portfolio Mortgage Loan documents;

•	with regard to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space; or

•	with regard to clause (viii) above, the senior unsecured debt rating or the long term rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised or otherwise modified such that it satisfies the Required Ratings.

A “Material Tenant” means (i) Goodwill, (ii) Walgreens (so long as the Dollar Tree sublease is in effect, Dollar Tree) or (iii) any tenant at the KNP Portfolio Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the aggregate of the KNP Portfolio Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the aggregate of the KNP Portfolio Properties.

A “Cash Sweep O’Reilly Restoration Trigger Event” means in the event of a casualty or condemnation with respect to the O’Reily property, O’Reilly fails to (1) cause the restoration of the O’Reilly property within the time frames provided in its lease, or (2) terminate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$18,000,000
Property Addresses – Various	KNP Portfolio	Cut-off Date LTV:	60.0%
		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	8.9%

the O’Reilly lease and pay over to the KNP Portfolio Borrower all of the insurance proceeds payable to O’Reilly under its lease (or an amount equal to the insurance proceeds that would have been available to O’Reilly to the extent O’Reilly maintained the coverage required under its lease); provided, that, upon payment of such insurance proceeds to the KNP Portfolio Borrower, such proceeds will be deemed to be net proceeds and will be deposited with the lender.

Property Management. The KNP Portfolio Properties are managed by REIS Associates LLC, a third-party property manager.

Partial Release. The KNP Portfolio Borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) defeasance (or during the open period, prepayment) in an amount equal to 115% of the allocated loan amount, (ii) the debt service coverage ratio after the release is no less than the greater of (a) the debt service coverage ratio prior to the release and (b) the debt service coverage ratio at origination, (iii) the loan-to-value ratio after the release is no more than the lesser of (a) the loan-to-value ratio prior to the release and (b) the loan-to-value ratio at origination, (iv) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) the debt yield at origination and (v) certain REMIC related conditions are satisfied.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Rights of First Refusal. The sole tenant at each of the Dollar Tree property, the Goodwill property, and the O’Reilly property has a right of first refusal to purchase the related property. With respect to the Dollar Tree property, the right of first refusal is in favor of the prime tenant, Walgreen Co. Dollar Tree does not have its own right of first refusal and does not have the right to cause Walgreen Co. to exercise its right of first refusal. Pursuant to subordination, non-disturbance and attornment agreements (“SNDAs”), with respect to the Dollar Tree property and Goodwill Property, such rights have been waived in connection with a foreclosure or deed-in-lieu of foreclosure (and in the case of the Goodwill property, the first sale by the lender after such an event), but will apply to subsequent transfers. With respect to the O’Reilly property, the related SNDA did not contain a waiver of such rights, and accordingly such rights may apply to a foreclosure or deed-in-lieu of foreclosure.

Terrorism Insurance. The KNP Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the KNP Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the KNP Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

GS Foods Portfolio
1 Kansas City, MO North Kansas City, MO
2 Wallingford, CT Wallingford, CT
3 Wright City, MO Wright City, MO
4 Ponchatoula, LA Ponchatoula, LA
5 319 St. Mary's, OH Saint Mary's, OH
6 310 St. Mary's, OH Saint Mary's, OH
FORT WAYNE
INDIANA
OHIO
Lima
Wapakoneta
Sidney
Troy
Springfield
Dayton
Kettering
Xenia
Hamilton
Mason
CINCINNATI
COLUMBUS
HARTFORD
Meriden
Wallingford
NEW HAVEN
BRIDGEPORT
Long Island Sound
Waterbury
Middletown
North Kansas City
KANSAS CITY
Kansas City
ILLINOIS
MISSOURI
Wright City
Warrenton
O'Fallon
St. Charles
St. Peters
Chesterfield
ST. LOUIS
BATON ROUGE
Hammond
Ponchatoula
Lake Maurepas
Lake Pontchartrain
NEW ORLEANS
Metairie
Kenner
Laplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – GS Foods Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Various
	Original Principal Balance(1):	$17,520,000		Location:	Various – See Table
	Cut-off Date Balance(1):	$17,520,000		Size:	516,288 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$111.41
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$100.93
	Borrower Sponsor:	Angelo, Gordon & Co., LP		Year Built/Renovated:	Various – See Table
	Guarantors:	AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.7900%		Property Manager:	Tenant-managed
	Note Date:	December 22, 2021		Current Occupancy (As of)(4):	100.0% (12/27/2021)
	Seasoning:	3 months		YE 2020 Occupancy(5):	NAV
	Maturity Date:	January 11, 2032		YE 2019 Occupancy(5):	NAV
	IO Period:	60 months		YE 2018 Occupancy(5):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(5):	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value(4):	$85,540,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value Per SF(4):	$165.68
	Call Protection(2):	L(27),DorYM1(86),O(7)		As-Is Appraisal Valuation Date(6):	Various
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(4)
	Additional Debt Type (Balance)(1):	Pari Passu ($40,000,000)		TTM NOI(5):	NAV
				YE 2020 NOI(5):	NAV
				YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$5,070,669
				U/W Expenses:	$152,120
Escrows and Reserves(3)				U/W NOI:	$4,918,549
	Initial	Monthly	Cap	U/W NCF:	$4,667,023
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.53x / 1.45x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.6% / 8.1%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.0%
				Cut-off Date LTV Ratio(1):	67.2%
				LTV Ratio at Maturity(1):	60.9%

Sources and Uses
Sources			Uses
Loan Amount	$57,520,000	65.0%	Purchase Price	$87,737,727	99.1%
Sponsor Equity	31,021,505	35.0	Closing Costs	803,778	0.9
Total Sources	$88,541,505	100.0%	Total Uses	$88,541,505	100.0%
(1)	The GS Foods Portfolio Mortgage Loan (as defined below) is part of the GS Foods Portfolio Whole Loan (as defined below) which is comprised of two pari passu promissory notes with an original aggregate principal balance of $57,520,000. The Cut-off Date Balance per square foot, Maturity Date Balance per square foot, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the GS Foods Portfolio Whole Loan.

(2)	At any time after the earlier of (i) December 22, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the GS Foods Portfolio Whole Loan to be securitized, the borrower has the right to defease or pay off the GS Foods Portfolio Whole Loan with a yield maintenance premium. Additionally, the borrower may prepay the GS Foods Portfolio Whole Loan with 30 days’ notice on or after July 11, 2031.

(3)	See “Escrow and Reserves” section.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the GS Foods Portfolio Whole Loan more severely than assumed in the underwriting of the GS Foods Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(5)	Historical occupancy and historical operating history are not available, as the borrower sponsor recently acquired the GS Foods Portfolio Properties (as defined below) in a sale-leaseback transaction, and leases were not previously in-place.

(6)	The appraisal valuation dates range from November 1, 2021 to November 22, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

The Mortgage Loan. The mortgage loan (the “GS Foods Portfolio Mortgage Loan”) is part of a whole loan (the “GS Foods Portfolio Whole Loan”) secured by first priority fee interests in six industrial properties totaling 516,288 square feet and located in Missouri, Connecticut, Louisiana, and Ohio (the “GS Foods Portfolio Properties”). The GS Foods Portfolio Whole Loan has an original aggregate principal balance of $57,520,000 and is comprised of two pari passu notes (A-1 $40,000,000; A-2 $17,520,000). The GS Foods Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK40 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BANK 2022-BNK40	Yes
A-2	$17,520,000	$17,520,000	WFCM 2022-C62	No
Total	$57,520,000	$57,520,000

The Borrower and Borrower Sponsors. The borrower is AGNL PB&J, L.L.C. (the “GS Foods Portfolio Borrower”), a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GS Foods Portfolio Whole Loan. The non-recourse carveout guarantor is AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P. (collectively the “GS Foods Portfolio Guarantor”).

The borrower sponsor is Angelo, Gordon & Co., LP (“Angelo, Gordon & Co.”), a privately-held investment firm that is the parent company to the GS Foods Portfolio Guarantor. Angelo, Gordon & Co. manages approximately $48 billion across a range of asset classes. Angelo, Gordon & Co. began investing in real estate within the United States in 1993 and has acquired approximately $35 billion of properties in the country.

The Properties. The GS Foods Portfolio Properties consist of six one- and two-story, single-tenant, industrial buildings located in Missouri (two properties, 52.4% of net rentable area), Connecticut (one property, 25.5% of net rentable area), Louisiana (one property, 12.8% of net rentable area), and Ohio (two properties, 9.3% of net rentable area). Built between 1954 and 1998, the properties range in size from 19,947 square feet to 197,571 square feet. Four properties were renovated between 1988 and 2018. Each of the GS Foods Portfolio Properties contains 10 to 106 surface parking spaces with parking ratios ranging from 0.4 to 3.5 spaces per 1,000 square feet of rentable area. As of December 27, 2021, the GS Foods Portfolio Properties were 100.0% leased to five entities, each of which is a subsidiary of GS Foods, Inc (“GS Foods”). All six leases run through December 31, 2041 with two, 10-year renewal options and no termination options.

Kansas City, MO

The Kansas City, MO property is a 197,571 square foot, single-story cold storage property located in North Kansas City, Missouri. Built in 1954 and most recently renovated in 2018, the property is situated on 8.0 acres of land and contains 101 surface parking spaces, resulting in a parking ratio of 0.5 spaces per 1,000 square feet of rentable area. The building contains 20-foot ceiling heights and 32 dock high doors. The property contains approximately 130,000 square feet of cold storage space. The building is 100.0% leased and occupied by C&C Produce, LLC, a subsidiary of GS Foods that specializes in the distribution of produce products.

Wallingford, CT

The Wallingford, CT property is a 131,671 square foot, two-story warehouse/cold storage distribution property located north of New Haven, Connecticut. Built in 1990, the property is situated on 25.8 acres of land and includes 30-foot ceiling heights and 14 dock high doors. The property is comprised of 53% dry storage, 37% cold storage, and 8.9% office space. The building is 100.0% leased and occupied by Thurston Foods, a subsidiary of GS Foods that operates as a full-service food distributor based in Wallingford, Connecticut.

Wright City, MO

The Wright City, MO property is a 73,000 square foot, single-story cold storage warehouse property built in 1984 and renovated in 2007. The property is situated on 12.7 acres of land and contains 32 parking spaces, resulting in a parking ratio of 0.4 spaces per 1,000 square feet of rentable area. The building contains 30-foot ceiling heights and 9 dock high doors. The property contains 65,700 square feet of cold storage space. The building is 100.0% leased and occupied by Gold Star Foods.

Ponchatoula, LA

The Ponchatoula, LA property is a 65,989 square foot, single-story cold storage/warehouse/distribution property located near New Orleans, Louisiana. Built in 1998, the property is situated on 7.6 acres of land and contains 40 parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. The property also includes 20-foot clear ceiling heights, 8 dock high doors, and contains 55% refrigerator/freezer space. The building is 100.0% leased to Pon Food Corp, a subsidiary of GS Foods that serves as a frozen food retail distributor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

319 St. Mary’s, OH

The 319 St. Mary’s, OH property is a single-story, 28,110 square foot cold storage warehouse facility built in 1985 and renovated in 1988 and located outside of Columbus, Ohio. The property is situated on 2.1 acres of land and contains 10 parking spaces, resulting in a parking ratio of 0.4 spaces per 1,000 square feet of rentable area. The building includes 28,060 square feet of cold storage space and 3,000 SF of office space. The building also contains 24-foot ceiling heights and three dock high doors. The property is 100.0% leased to Classic Delight, a subsidiary of GS Foods that provides a range of handheld food items.

310 St. Mary’s, OH

The 310 St. Mary’s, OH property is a two-story, 19,947 square foot cold storage/manufacturing/warehouse facility built in 1972 and renovated in 1993 and located outside of Columbus, Ohio. The property is situated on 3.5 acres of land and contains 70 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area. The property includes 16,540 square feet of production, warehouse, and cold storage space, as well as 3,600 square feet of office space. The building also contains 22-foot ceiling heights and five dock high doors. The property is 100.0% leased to Classic Delight, a subsidiary of GS Foods.

Major Tenant

GS Foods Group is a specialized food distribution company that services educational facilities, correction centers, non-profit organizations, and business and healthcare industries. GS Foods Group is the parent company under the lease for each property within the GS Foods Portfolio. GS Foods’ independent subsidiaries collectively serve more than 8,000 customers nationwide. The parent company was founded in 1966 and is headquartered in Ontario, California.

The following table presents certain information relating to the GS Foods Portfolio Properties:

Tenant Name Property Name	Year Built / Renovated	Square Feet	Cut-off Date Balance(1)	Cut-off Date Balance PSF(1)	% of Total Balance	Appraised Value	U/W NCF
C&C Produce Kansas City, MO	1954 / 2018	197,571	$24,678,326	$124.91	42.9%	$36,700,000	$2,082,155
Thurston Foods Wallingford, CT	1990 / NAP	131,671	$14,591,817	$110.82	25.4%	$21,700,000	$1,162,924
Gold Star Foods Wright City, MO	1984 / 2007	73,000	$9,346,832	$128.04	16.2%	$13,900,000	$698,490
Pon Food Corp Ponchatoula, LA	1998 / NAP	65,989	$4,908,768	$74.39	8.5%	$7,300,000	$399,593
Classic Delight 319 St. Mary’s, OH	1985 / 1988	28,110	$2,346,794	$83.49	4.1%	$3,490,000	$192,591
Classic Delight 310 St. Mary’s, OH	1972 / 1993	19,947	$1,647,463	$82.59	2.9%	$2,450,000	$131,270
Total/Weighted Average		516,288	$57,520,000	$111.41	100.0%	$85,540,000	$4,667,023
(1)	The balances shown are related to the Cut-off Date Balance and Cut-off Date Balance PSF of the GS Foods Portfolio Whole Loan.

Major Tenants

Tenant Name	Credit Rating (Fitch/KBRA/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)

Major Tenants
C&C Produce, LLC	NR/NR/NR	197,571	38.3%	$11.49	$2,270,520	43.8%	12/31/2041	2, 10-yr	N
Thurston Foods	NR/NR/NR	131,671	25.5%	$10.07	$1,326,016	25.6%	12/31/2041	2, 10-yr	N
Gold Star Foods	NR/NR/NR	73,000	14.1%	$10.71	$781,830	15.1%	12/31/2041	2, 10-yr	N
Pon Food Corp	NR/NR/NR	65,989	12.8%	$6.72	$443,700	8.6%	12/31/2041	2, 10-yr	N
Classic Delight(1)	NR/NR/NR	48,057	9.3%	$7.56	$363,360	7.0%	12/31/2041	2, 10-yr	N

Collateral Total		516,288	100.0%	$10.04	$5,185,426	100.0%

(1)	Classic Delight occupies two spaces: 28,110 square feet at the 319 St. Mary’s, OH property with an annual underwritten base rent of $7.60 per square foot and 19,947 square feet at the 310 St. Mary’s, OH property with an annual underwritten base rent of $7.50 per square foot. Both leases expire December 31, 2041 with two, 10-year extension options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

The following table presents certain information relating to the lease rollover schedule at the GS Foods Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	6	516,288	100.0%	516,288	100.0%	$5,185,426	100.0%	$10.04
Vacant	0	0	0.0%	516,288	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	516,288	100.0%			$5,185,426	100.0%	$10.04
(1)	Information obtained from underwritten rent roll as of December 27, 2021

The following table presents historical occupancy percentages at the GS Foods Portfolio Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/27/2021(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy and historical operating history are not available, as the borrower sponsor recently acquired the GS Foods Portfolio Properties in a sale-leaseback transaction, and leases were not previously in-place.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of December 27, 2021 the GS Foods Portfolio Properties were open and operating with no outstanding tenant rent relief agreements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow of the GS Foods Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$5,185,426	97.3%	$10.04
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$5,185,426	97.3%	$10.04
Total Recoveries	144,514	2.7	0.28
Net Rental Income	$5,329,940	100.0%	$10.32
(Vacancy & Credit Loss)	(259,271)(3)	5.0	(0.50)
Effective Gross Income	$5,070,669	95.1%	$9.82

Management Fee	152,120	3.0	0.29
Total Operating Expenses	$152,120	3.0%	$0.29

Net Operating Income	$4,918,549	97.0%	$9.53
Replacement Reserves	125,801	2.5	0.24
TI/LC	125,725	2.5	0.24
Net Cash Flow	$4,667,023	92.0%	$9.04

NOI DSCR(4)	1.53x
NCF DSCR(4)	1.45x
NOI Debt Yield(4)	8.6%
NCF Debt Yield(4)	8.1%

(1)	Historical operating history is not available, as the borrower sponsor recently acquired the properties in a sale-leaseback transaction, and leases were not previously in-place.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 5.0%. The GS Foods Portfolio Properties were 100.0% leased as of December 27, 2021.

(4)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield shown are based on the GS Foods Portfolio Whole Loan, which has an aggregate cut-off date balance of $57,520,000.

Appraisal. The aggregate of the appraiser’s “as-is” Appraised Values for the GS Foods Portfolio Properties is $85,540,000. The valuation dates range from November 1, 2021 to November 22, 2021.

Environmental Matters. According to the Phase I environmental site assessments of each individual property, with dates ranging from July 2, 2021 to November 29, 2021, there are two recognized environmental conditions at the Wallingford, CT property. The Phase I environmental site assessment states that (i) two 500-gallon containers of diesel exhaust fluid located in a storage shed were observed to indicate spillage, staining and stressed vegetation; and (ii) there are ongoing sampling and monitoring requirements associated with removal of approximately 40 tons of impacted soil following a 2019 leaking underground storage tank/ spill incident at the related property. The tenant is responsible under its lease for the required ongoing sampling and monitoring activities, and the loan documents include covenants requiring the borrower to use commercially reasonable efforts to satisfy its lease obligations.

The consultant provided a worst-case estimate with a statistical 90% confidence interval that the total cost for potential remediation had an upper-end range of $75,000. In lieu of a Phase II report, the borrower obtained a $375,000 environmental insurance policy with a $375,000 limit per claim on a 13-year term, which includes a $25,000 deductible per claim.

Market Overview and Competition. The GS Foods Portfolio Properties are located within metropolitan statistical areas of Kansas City, MO-KS (one property, 42.9% of the allocated loan amount), New Haven-Milford, CT (one property, 25.4% of the allocated loan amount), St. Louis, MO - IL (one property, 16.2% of the allocated loan amount), Hammond, LA (one property, 8.5% of the allocated loan amount), and Lima, OH (two properties, 6.9% of the allocated loan amount).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

The following table presents certain local demographic data related to the GS Foods Portfolio Properties:

Property Name – Location	2021 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2021 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
Kansas City, MO – 1100 Atlantic Street	118 / 57,986 / 201,204	$57,367 / $60,833 / $56,667
Wallingford, CT – 30 Thurston Drive	1,966 / 44,252 / 106,670	$128,365 / $96,199 / $90,812
Wright City, MO – 401 East South 1st Street	1,163 / 6,110 / 11,865	$70,213 / $97,783 / $98,011
Ponchatoula, LA – 101 Industrial Park Boulevard	3,364 / 15,009 / 35,231	$62,758 / $68,926 / $71,883
319 St. Mary’s, OH – 319 South Park Drive(1)	1,346 / 10,725 / 14,865	$58,919 / $70,194 / $75,042
310 St. Mary’s, OH – 310 South Park Drive(1)	1,346 / 10,725 / 14,865	$58,919 / $70,194 / $75,042
(1)	The population and household income statistics presented are as-of 2018, which is the latest information available for the respective submarkets.

The following table presents certain information relating to the appraiser’s market rent conclusion for the GS Foods Portfolio Properties:

Market Rent Summary(1)

Property Name - Location	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type (Reim- bursements)	Rent Increase Projection	Tenant Improvements (New Tenants) (PSF)	Tenant Improvements (Renewals) (PSF)
Kansas City, MO – 1100 Atlantic Street	$7.00	10.2	2 mos.	NNN	2.0% per annum	$2.00	$0.50
Wallingford, CT – 30 Thurston Drive	$9.50	10	0 mos.	NNN	2.0% per annum	$1.00	$0.25
Wright City, MO – 401 East South 1st Street	$9.25	10	2 mos.	NNN	2.0% per annum	$2.00	$0.50
Ponchatoula, LA – 101 Industrial Park Boulevard	$6.75	10	0 mos.	Absolute Net	2.0% each two years	$1.00	$0.50
319 St. Mary’s, OH – 319 South Park Drive	$6.75	10	0 mos.	NNN	2.0% per annum	$1.00	$0.25
310 St. Mary’s, OH – 310 South Park Drive	$7.25	10	0 mos.	NNN	2.0% per annum	$1.00	$0.25
(1)	Information obtained from the appraisals.

Escrows.

Real Estate Taxes – Ongoing monthly reserves for real estate taxes are not required as long as (A)(i) no event of default has occurred and is continuing; (ii) the current leases are in full force and effect, (iii) GS foods pays all applicable taxes required under leases, and (iv) GS Foods delivers evidence of tax payments, or (B)(i) no event of default shall has occurred and is continuing; and (ii) the GS Foods Portfolio Borrower pays all taxes to appropriate governmental authority and provided evidence to lender thereof.

Insurance – Ongoing monthly reserves for insurance are not required as long as (A)(i) no event of default has occurred and is continuing; (ii) the policies maintained by the GS Foods Portfolio Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, including, without limitation, approval of the schedule of locations and values and (iii) the GS Foods Portfolio Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates; or (B)(1) the major tenant lease is in full force and effect; (2) no event of default has occurred and is continuing; (3) tenants maintain all policies in full force and effect; and (4) the lender receives evidence reasonably satisfactory that all insurance premiums have been timely paid together with the evidence of renewals of such policies.

Replacement Reserves – Ongoing monthly reserves for replacements are not required as long as (A) no Cash Trap Event Period exists and the major tenant is required under its lease to pay and perform the obligations and liabilities for which the replacement reserve subaccount was established, or (B) a Cash Trap Event Period exists and the GS Foods Portfolio Borrower is maintaining the property in accordance with the terms and provisions of the major tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$17,520,000
Property Addresses - Various Various, Various	GS Foods Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	67.2% 1.45x 8.6%

Lockbox and Cash Management. The GS Foods Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The GS Foods Portfolio Borrower is required to direct the tenant to pay rent directly into a deposit account, and to deposit any rents otherwise received in such account within two business day after receipt.  If no Cash Trap Event Period exists, all excess cash flow will be disbursed to, or at the written direction, of the GS Foods Portfolio Borrower. During the continuance of a Cash Trap Event Period, all funds in the cash management account will be applied according to the cash management agreement, and excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default under the loan documents;

(ii)	the major tenant vacates, fails to occupy or ceases normal business operations at the property;

(iii)	the major tenant becomes a debtor in a bankruptcy, insolvency or similar proceeding or action;

(iv)	the major tenant lease is terminated as a result of default beyond any applicable notice and cure period; and

(v)	the debt service coverage ratio being less than 1.20x (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), either (a) the major tenant recommences operations at the property, (b) balance of funds in the excess cash flow account is equal to two years of base rent and recoveries for the property (“Major Tenant Cash Trap Cure”), or (c) the GS Foods Portfolio Borrower deposits a letter of credit equal to the Major Tenant Cash Trap Cure;

●	with regard to clause (iii), either (a) the bankruptcy action has been dismissed or discharged, (b) the major tenant has assumed the lease in full in such proceeding and the bankruptcy trustee has approved the assumption, or (c) the GS Foods Portfolio Borrower has entered into eligible replacement leases;

●	with regard to clause (iv), either (a) the major tenant has cured such event of default and the GS Foods Portfolio Borrower has rescinded the termination or (b) the GS Foods Portfolio Borrower has entered into eligible replacement leases; and

●	with regard to clause (v), upon the date that the debt service coverage ratio is at least 1.25x for one calendar quarter.

Partial Release. Provided no event of default has occurred or is continuing, the GS Foods Portfolio Borrower has the right, at any time after the lockout release date, to sell one or more of the GS Foods Portfolio Properties, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	Payment of a release price in an amount equal to 110% of the allocated loan amount of the property being released;

(ii)	the loan-to-value of the remaining properties is no greater than lesser of (a) the loan to value as of December 22, 2021 (67.2%) and (b) the loan-to-value immediately prior to the release;

(iii)	the net cash flow debt service coverage ratio immediately following the release is at least equal to the greater of (a) the net cash flow debt service coverage ratio as of December 27, 2021 (1.45x) and (b) the net cash flow debt service coverage ratio immediately prior to the release; and

(iv)	the net cash flow debt yield immediately following the release is no less than the greater of (a) the net cash flow debt yield as of December 27, 2021 (8.1%) and (b) the net cash flow debt yield immediately prior to the release.

Property Management. The GS Foods Portfolio Properties are self-managed by the tenants.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default, the GS Foods Portfolio Borrower may obtain future mezzanine debt upon satisfaction of certain conditions defined in the loan agreement, including, but not limited to: (i) the LTV including the future mezzanine loan is not greater than 65.01%; (ii) the adjusted net cash flow DSCR, inclusive of the future mezzanine loan is no less than 1.25x, and; (iii) the adjusted net cash flow debt yield, inclusive of the future mezzanine loan is not less than 8.0%.

Ground Lease. None.

Terrorism Insurance. The GS Foods Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the GS Foods Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the GS Foods Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event (or a 12-month period for an individual property), together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

PETSMART
GROOMING

NAILS
GameStop

VALUE VILLAGE
A THRIFT DEPARTMENT STORE/FURNITURE OUTLET

Nancy's PIZZERIA
Nancy's PIZZERIA

(SHADOW)
PETSMART
JOANN
Party City
value village
Walmart
(SHADOW)
CONYERS PLAZA
+/- 0.5 Acre
PAD SITE
Office DEPOT
(SHADOW)
INTERSTATE 20

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

Mountain Park
Snellville
Stone Mtn. Square
Stone Mtn. Golf Course
Georgia's Stone Mountain Park
Yellow River
Country Club of Gwinnett
Annistown Rd.
Lenora Church Rd.
GWINNETT COUNTY
Deshong Rd.
Yellow River Park
Rockbridge Rd.
Lee Rd.
Stephenson Rd.
Shadow Rock Rd.
Mystery Valley Golf Course
Pleasant Hill Rd.
Hightower Trail
DEKALB COUNTY
Redan
Yellow River
Big Haynes Creek Recr. Area
Home Chef Ops Hub
Union Grove Rd.
Southeast Athletic Complex
Lithonia
Lithonia Plaza Shopping Ctr.
Irwin Bridge Rd.
Hi Roc Rd.
Emory Hillandale Hospital
Lakeview Estates
Dial Mill Rd.
Atlanta 16 miles
The Mall at Stonecrest
East Expwy
Turner Hill Rd.
Evans Mill Rd.
Northside Village Shopping Center
Sigman Rd.
Rockdale Medical Center
Old Covington Hwy.
Conyers
Cherokee Run Golf Course
Georgia Intl. Horse Park
Davidson-Arabia Mountain Park
OLDE TOWN
Klondike Rd.
Mt. Zion Rd.
Browns Mill Rd.
ROCKDALE COUNTY
Conyers Exchange
Conyers Crossroads
Southerness Golf Club
Panola Mtn. State Park
Oxford
Stockbridge Hwy.
McDonough Hwy.
Conyers Plaza
1360 and 1380 Dogwood Drive
Conyers, GA 30013
Almon Rd.
Oxford College of Emory University
Fairview Rd.
E. Fairview Rd. SW
Covington
Honey Creek Rd.
Union Church Rd.
Scott Hwy.
Brown Bridge Rd.
Porterdale
Smith Store Rd.
Kelleytown Rd.
HENRY COUNTY
NEWTON COUNTY
ATLANTA
Marietta
Smyrna
Mableton
Roswell
Woodstock
Alpharetta
Johns Creek
Sandy Springs
Dunwoody
Duluth
Norcross
Lawrenceville
Tucker
Decatur
Redan
Conyers
Covington
Stockbridge
McDonough
Jonesboro
Douglasville
Kennesaw
Fairburn
Union City
East Point
Tyrone
Peachtree City
Snellville
Loganville
Monroe
Social Circle
Gainesville
Canton
Milton
Suwanee
Buford
Winder
Auburn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Conyers Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$17,500,000		Location:	Conyers, GA
	Cut-off Date Balance:	$17,500,000		Size:	171,374 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$102.12
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$102.12
	Borrower Sponsor:	Alto Fund III		Year Built/Renovated:	1997/2005
	Guarantor:	Alto Fund III Holding, LP		Title Vesting:	Fee
	Mortgage Rate:	3.8650%		Property Manager:	Crawford Square Real Estate Advisors, LLC
	Note Date:	February 1, 2022		Current Occupancy (As of):	95.9% (12/1/2021)
	Seasoning:	2 months		YE 2020 Occupancy(3):	98.1%
	Maturity Date:	February 11, 2027		YE 2019 Occupancy(3):	100.0%
	IO Period:	60 months		YE 2018 Occupancy(3):	98.1%
	Loan Term (Original):	60 months		YE 2017 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(4)(5):	$25,275,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$147.48
	Call Protection:	L(26),D(30),O(4)		As-Is Appraisal Valuation Date:	November 22, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(4)
	Additional Debt:	None		TTM NOI (12/31/2021)(6):	$2,499,830
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,021,099
				YE 2019 NOI(6):	$2,184,227
				YE 2018 NOI:	$1,893,504
				U/W Revenues:	$3,030,426
				U/W Expenses:	$757,527
Escrows and Reserves				U/W NOI:	$2,272,899
	Initial	Monthly	Cap	U/W NCF:	$2,070,001
Taxes	$124,945	$24,989	NAP	U/W DSCR based on NOI/NCF:	3.31x / 3.02x
Insurance	$25,858	$12,929	NAP	U/W Debt Yield based on NOI/NCF:	13.0% / 11.8%
Replacement Reserves	$0	$3,028	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.0% / 11.8%
TI/LC(1)	$0	$13,975	$600,000	Cut-off Date LTV Ratio:	69.2%
Immediate Repairs(2)	$307,297	$0	NAP	LTV Ratio at Maturity:	69.2%
Existing TI/LC	$64,000	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$17,500,000	65.6%	Purchase Price	$25,550,000	95.8%
Borrower Equity	9,166,771	34.4	Closing Costs	594,671	2.2
			Upfront Reserves	522,100	2.0

Total Sources	$26,666,771	100.0%	Total Uses	$26,666,771	100.0%
(1)	As long as no event of default has occurred, the TI/LC reserve is capped at $600,000. Additionally, until the payment date in March 2023, the TI/LC funds may only be used for leasing expenses related to the premises currently demised to Value Village, PetSmart, JoAnn Fabrics & Crafts and Sunny Beauty Supply.

(2)	The Immediate Repairs reserve will be disbursed according to the loan agreement and primarily includes a roof system replacement for PetSmart, Party City, Sunny Beauty Supply and Value Village, as well as minor repairs for pavement, roof flashing, and masonry.

(3)	The transaction is an acquisition and the borrower did not provide occupancy information for 2017. Occupancy information for years 2018, 2019 and 2020 was provided by the borrower and represents the occupancy as of December of each year.

(4)	While the Conyers Plaza Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Conyers Plaza Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The As-Is appraised value excludes the value of an approximately 0.50-acre unimproved portion of the collateral that is eligible for free release.

(6)	The increase in Net Operating Income from 2018 to 2019 was primarily driven by two new leases that commenced in December 2018 and four new leases which commenced in 2019 representing 16.2% of the underwritten rent. The increase in Net Operating Income from 2020 to 2021 was primarily driven by the reduction of collection loss in 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

The Mortgage Loan. The tenth largest mortgage loan (the “Conyers Plaza Mortgage Loan”) is evidenced by the first priority fee interest encumbering an anchored retail property totaling 171,374 square feet located in Conyers, Georgia (the “Conyers Plaza Property”).

The Borrower and Borrower Sponsors. The borrower is ALTO Conyers Plaza, LP a Delaware limited partnership and single purpose entity. The borrower sponsor is ALTO Fund III and the nonrecourse carveout guarantor is ALTO Fund III Holding, LP.

ALTO Fund III is the third fund of ALTO Real Estate Funds. The company has been in operation for 12 years, with 13 million square feet under management with an asset value of approximately $1.3 billion.

Based on the structure of ALTO Fund III Holding, LP, the guarantor’s liability under the guaranty and environmental indemnity is capped at $19,162,500.

The Property. The Conyers Plaza Property consists of an anchored retail center totaling 171,374 square feet, located in Conyers, Georgia. Built in 1997 and renovated in 2005, the property is located on a 17.79-acre site, includes three buildings and a total of 671 parking spaces resulting in a parking ratio of 3.92 spaces per 1,000 square feet. The Conyers Plaza Property is anchored by Value Village, PetSmart, JoAnn Fabrics & Crafts, Sunny Beauty Supply and Party City, which collectively make up 69.8% of the net rentable area. Additionally, it is shadow anchored by a separately owned Walmart and Home Depot. As of December 1, 2021, the Conyers Plaza Property was 95.9% leased to 25 tenants.

Major Tenants.

Largest Tenant by UW Base Rent: JoAnn Fabrics & Crafts (NR/NR/B: F/M/S&P; 24,920 square feet; 14.5% of net rentable area; 15.8% of underwritten base rent; 1/31/2024 lease expiration) – JoAnn Fabrics & Crafts (“JoAnn Fabrics”) is a fabric and craft specialty retailer. The company was founded in 1943 and currently operates approximately 850 stores in 49 states. JoAnn Fabrics has been a tenant since 2013 and has two, five year renewal options remaining.

2nd Largest Tenant by UW Base Rent: Sunny Beauty Supply (15,060 square feet; 8.8% of net rentable area; 12.3% of underwritten base rent; 12/31/2025 lease expiration) – Sunny Beauty Supply offers beauty supplies, salon supply and cosmetics and perfumes. The company has been a tenant since 2010, most recently renewing its lease in 2016, and has no remaining renewal options.

3rd Largest Tenant by UW Base Rent: PetSmart (NR/B2/B: F/M/S&P; 26,115 square feet; 15.2% of net rentable area; 12.1% of underwritten base rent; 1/31/2023 lease expiration) – PetSmart is a specialty pet retailer which operates approximately 1,650 stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store dog and cat boarding facilities. PetSmart has been a tenant since 1997 and most recently renewed its lease in 2018. The tenant has three, five-year renewal options remaining.

COVID-19 Update. As of March 11, 2022, the Conyers Plaza Property is open and operating. One tenant, representing 3.1% of the net rentable area and 5.8% of the underwritten rent, is paying reduced rent through July 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

The following table presents certain information relating to the tenancy at the Conyers Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
JoAnn Fabrics	NR/NR/B	24,920	14.5%	$14.50	$361,340	15.8%	1/31/2024	2, 5-year	N
Sunny Beauty Supply	NR/NR/NR	15,060	8.8%	$18.70	$281,622	12.3%	12/31/2025	N	N
PetSmart	NR/B2/B	26,115	15.2%	$10.59	$276,558	12.1%	1/31/2023	3, 5-year	N
Value Village	NR/NR/NR	42,600	24.9%	$4.86	$207,036	9.1%	3/31/2026	1, 5-year	N
Party City	NR/NR/NR	11,000	6.4%	$15.85	$174,350	7.6%	9/30/2029	N	N
		119,695	69.8%	$10.87	$1,300,906	57.0%

Non-Major Tenants(5)		44,672	26.1%	$21.98	$981,716	43.0%

Occupied Collateral Total		164,367	95.9%	$13.89	$2,282,621	100.0%

Vacant Space(2)		7,007	4.1%

Collateral Total		171,374	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2023 totalling $41,130.

(2)	Vacant space includes two tenants who are currently in-place as month to month tenants, representing 1.5% of net rentable area.

The following table presents certain information relating to the lease rollover schedule at the Conyers Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	7	14,352	8.4%	14,352	8.4%	$300,260	13.2%	$20.92
2023	2	27,715	16.2%	42,067	24.5%	$321,022	14.1%	$11.58
2024	5	31,400	18.3%	73,467	42.9%	$489,694	21.5%	$15.60
2025	3	18,060	10.5%	91,527	53.4%	$355,654	15.6%	$19.69
2026	1	42,600	24.9%	134,127	78.3%	$207,036	9.1%	$4.86
2027	3	9,303	5.4%	143,430	83.7%	$208,520	9.1%	$22.41
2028	1	5,337	3.1%	148,767	86.8%	$133,425	5.8%	$25.00
2029	1	11,000	6.4%	159,767	93.2%	$174,350	7.6%	$15.85
2030	1	1,400	0.8%	161,167	94.0%	$44,660	2.0%	$31.90
2031	1	3,200	1.9%	164,367	95.9%	$48,000	2.1%	$15.00
2032	0	0	0.0%	164,367	95.9%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	164,367	95.9%	$0	0.0%	$0.00
Vacant(2)	0	7,007	4.1%	171,374	100.0%	$0	0.0%	$0.00
Total/Weighted Average	25	171,374	100.0%			$2,282,621	100.0%	$13.89(3)
(1)	Information obtained from the underwritten rent roll.

(2)	Vacant space includes two tenants who are currently in-place as month to month tenants, representing 1.5% of net rentable area.

(3)	The Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

The following table presents historical occupancy percentages at the Conyers Plaza Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(2)	12/31/2019(2)	12/31/2020(2)	12/1/2021(3)
NAV	98.1%	100.0%	98.1%	95.9%
(1)	The transaction is an acquisition and the borrower did not provide occupancy information for 2017.

(2)	Occupancy information for years 2018, 2019 and 2020 was provided by the borrower and represents the occupancy as of December of each year.

(3)	Information obtained from the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Conyers Plaza Property:

Cash Flow Analysis

	2018	2019	2020	2021	U/W	%(1)	U/W $ per SF
Base Rent	$1,988,883	$2,294,636	$2,326,409	$2,271,008	$2,282,621(2)	72.2%	$13.32
Grossed Up Vacant Space	0	0	0	0	130,421	4.1%	0.76
Gross Potential Rent	$1,988,883	$2,294,636	$2,326,409	$2,271,008	$2,413,042	76.3%	$14.08
Other Income(3)	88,502	111,680	109,589	60,643	53,373	1.7	0.31
Total Recoveries	467,763	558,171	542,786	546,452	694,432	22.0	4.05
Net Rental Income	$2,545,148	$2,964,487	$2,978,784	$2,878,103	$3,160,847	100.0%	$18.44
(Vacancy & Credit Loss)	0	0	0	0	(130,421)	(5.4)	(0.76)
Collection Loss	(23,288)	(162,163)	(361,949)	204,052	0	0.0	(0.00)
Effective Gross Income	$2,521,860	$2,802,324	$2,616,835	$3,082,155	$3,030,426	95.9%	$17.68

Real Estate Taxes	$302,461	$303,503	$291,512	$273,909	$348,240	11.5%	$2.03
Insurance	36,143	36,868	40,424	45,617	147,764	4.9	0.86
Management Fee	89,080	103,760	104,263	92,188	90,913	3.0	0.53
Other Operating Expenses	200,672	173,966	159,537	170,611	170,611	5.6	1.00
Total Operating Expenses	$628,356	$618,097	$595,736	$582,325	$757,527	25.0%	$4.42

Net Operating Income	$1,893,504	$2,184,227(4)	$2,021,099	$2,499,830(5)	$2,272,899	75.0%	$13.26
Replacement Reserves	0	0	0	0	36,340	1.2	0.21
TI/LC	0	0	0	0	166,557	5.5	0.97
Net Cash Flow	$1,893,504	$2,184,227	$2,021,099	$2,499,830	$2,070,001	68.3%	$12.08

NOI DSCR	2.76x	3.19x	2.95x	3.65x	3.31x
NCF DSCR	2.76x	3.19x	2.95x	3.65x	3.02x
NOI Debt Yield	10.8%	12.5%	11.5%	14.3%	13.0%
NCF Debt Yield	10.8%	12.5%	11.5%	14.3%	11.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The U/W Base Rent PSF and U/W Base Rent include contractual rent steps through January 2023 totaling $41,130.

(3)	Other Income consists primarily of ATM rents and ancillary income associated with pylon signage and promotional events.

(4)	The increase in Net Operating Income from 2018 to 2019 was primarily driven by two new leases that commenced in December 2018 and four new leases which commenced in 2019 representing 16.2% of the underwritten rent.

(5)	The increase in Net Operating Income from 2020 to 2021 was primarily driven by the reduction of collection loss in 2020.

Appraisal. The As-Is appraised value is $25,275,000, which excludes the $275,000 value of an approximately 0.50-acre unimproved portion of the collateral that is eligible for a conditional free release. The appraised value is as of November 22, 2021.

Environmental Matters. According to the Phase I environmental site assessments dated November 4, 2021, no environmental conditions were identified at the Conyers Plaza Property.

The loan documents provide that so long as the borrower maintains environmental insurance (lender-approved at origination), the guarantor’s liability under the related guaranty, including out-of-pocket expenses and reasonable attorneys’ fees, is capped at $19,162,500. The lender obtained a $1,000,000 premises environmental liability – commercial lender’s-type environmental insurance policy at loan origination with a $1,000,000 sublimit per claim from Great American Insurance Group, with a eight-year term (three years past the loan term) and having a $25,000 deductible per claim.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

Market Overview and Competition. The Conyers Plaza Property is located in Conyers, Georgia, approximately 25.7 miles east of Atlanta. The property is located approximately 1.9 miles from downtown Conyers at the intersection of I-20 and Highway 138, which is an established commercial area. The surrounding area includes numerous convenience and strip neighborhood centers as well as community shopping centers. The area is estimated to be 90% built out and other retailers in the vicinity include Five Below, T.J. Maxx, Kohl’s, Hobby Lobby, and Burlington. According to the appraisal, within a 1-, 3- and 5- mile radius of the Conyers Plaza Property, the estimated 2021 population is 3,541, 37,739, and 88,404, respectively, and the 2021 average household income is $55,757, $74,961, and $76,630, respectively.

According to the appraisal, the property is situated within the Lithonia/Conyers retail submarket of the greater Atlanta retail market. The submarket reports a total inventory of approximately 14.0 million square feet with a 5.8% vacancy rate and average market rents of $15.64 per square foot. There is currently 301,000 square feet under construction in the submarket. The appraiser identified six lease comparables for Anchor/Major leases with rents ranging from $4.63 to $11.85 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Conyers Plaza Property:

Market Rent Summary(1)

	Anchor	Jr. Anchor	Major	Restaurant	Inline >2,500 SF	Inline <2,500 SF
Market Rent (PSF)	$6.50	$12.50	$15.00	$25.00	$15.00	$22.50
Lease Term (Years)	10	10	10	5	5	5
Lease Type	Net	Net	Net	Net	Net	Net
Rent Increase Projection	10.0% in Yr. 6	10.0% in Yr. 6	10.0% in Yr. 6	10.0% in Yr. 6	3.0%/Year	3.0%/Year
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Conyers Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Conyers Plaza (Subject) 1360 and 1380 Dogwood Drive	Conyers, GA	1997 / 2005	171,374	95.9%	Feb-2022	$25,550,000	$149
Woodstock Square 120 Woodstock Square Avenue	Woodstock, GA	2001 / NAP	218,859	98.0%	Jul-2021	$37,670,000	$172
Stonebridge Square 614 West Crossville Road	Roswell, GA	2001 / NAP	152,447	95.0%	Jul-2021	$17,400,000	$114
Stonebridge Village 5813-5899 Sprout Springs Road	Flowery Branch, GA	2004 / NAP	157,002	99.0%	Aug-2021	$34,000,000	$217
Arbor Square 9478 Georgia 5	Douglasville, GA	1977 / NAP	122,763	97.0%	Sep-2021	$18,350,000	$149
Turner Hill Marketplace - Listing 2918 Turner Hill Road	Lithonia, GA	2001 / NAP	124,294	100.0%	Nov-2021	$17,690,000	$142
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

The following table presents certain information relating comparable Anchor/Major leases for the Conyers Plaza Property:

Comparable Anchor/Major Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Conyers Plaza (Subject) 1360 and 1380 Dogwood Drive Conyers, GA	1997 / 2005	171,374(2)
Southlake Pavilion 1956 Mount Zion Road Morrow, GA	1993 / NAP	218,038	Roses	40,000	Jun-2019	10.0 Yrs.	$4.63	MG
Southlake Pavilion 1956 Mount Zion Road Morrow, GA	1993 / NAP	218,038	BioLife Plasma Services	18,500	Nov-2019	10.0 Yrs.	$9.10	Net
Southlake Pavilion 1956 Mount Zion Road Morrow, GA	1993 / NAP	218,038	Planet Fitness	17,000	Apr-2019	10.0 Yrs.	$7.50	MG
Old National Town Center 6175 Old National Highway Atlanta, GA	2007 / NAP	98,965	Goodwill	30,187	Dec-2018	10.0 Yrs.	$9.25	Gross
Old National Marketplace 6385 Old National Highway Atlanta, GA	2012 / NAP	235,155	Ace Hardware	12,600	Jan-2020	10.0 Yrs.	$10.50	Net
Old National Town Center 6175 Old National Highway Atlanta, GA	2007 / NAP	98,965	Goodwill	10,400	Jul-2019	10.0 Yrs.	$11.85	Gross
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $124,945 for real estate taxes and ongoing monthly deposits of $24,989.

Insurance – The loan documents require an upfront deposit of $25,858 for insurance and ongoing monthly deposits of $12,929.

Immediate Repairs – The loan documents require an upfront deposit of $307,297 to address immediate repairs including a roof system replacement for PetSmart, Party City, Sunny Beauty Supply and Value Village, as well as minor repairs for pavement, roof flashing, and masonry.

Replacement Reserves – The loan documents require ongoing monthly deposits of $3,028.

Leasing Reserves – The loan documents require an ongoing monthly deposit of $13,975 for tenant improvements and leasing costs. As long as no event of default is continuing, the reserve is capped at $600,000. Until the payment date in March 2023, funds in the leasing reserve are only available for qualified leasing costs related to the spaces currently leased to Value Village, PetSmart, JoAnn Fabrics, and Sunny Beauty Supply.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $64,000 related to tenant improvements and leasing commissions payable by the borrower under existing leases.

Lockbox and Cash Management. The Conyers Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days of written notice from the lender that a Cash Trap Event Period (defined below) has commenced, the borrower will open a deposit account controlled by the lender and the borrower will cause all rents to deposited directly into the account. If no Cash Trap Event Period exists, all funds on deposit will be transferred to an account designated by the borrower. During the continuance of a Cash Trap Event Period, all funds in the cash account will be applied according to the cash management agreement, and excess cash flow will be held by the lender as additional collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$17,500,000
1360 and 1380 Dogwood Drive Conyers, GA 30013	Conyers Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	69.2% 3.02x 13.0%

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default under the loan documents; and

(ii)	the net cash flow debt yield being less than 7.0%, tested quarterly;

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; and

●	with regard to clause (ii), the net cash flow debt yield being at least 7.5% for two consecutive quarters.

Partial Release. Provided no event of default has occurred or is continuing, and, among other things, a rating agency confirmation has been obtained, the loan documents allow for the free release of an approximately 0.50-acre, unimproved area of the collateral, the value of which has been excluded from the appraised value.

Property Management. The Conyers Plaza Property is managed by Crawford Square Real Estate Advisors, LLC.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Conyers Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event (or a 12-month period for an individual property), together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Henderson Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information(1)
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Flex
	Original Principal Balance:	$16,250,000		Location:	Various, NV
	Cut-off Date Balance:	$16,250,000		Size:	129,423 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF:	$125.56
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF:	$125.56
	Borrower Sponsor:	Robert A. Davidsohn		Year Built/Renovated:	Various/NAP
	Guarantor:	Robert A. Davidsohn		Title Vesting:	Fee
	Mortgage Rate:	4.0100%		Property Manager:	MDL Group, LLC
	Note Date:	February 9, 2022		Current Occupancy (As of):	100.0% (1/1/2022)
	Seasoning:	2 months		YE 2021 Occupancy:	99.5%
	Maturity Date:	February 6, 2032		YE 2020 Occupancy:	99.5%
	IO Period:	120 months		YE 2019 Occupancy:	97.8%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	97.9%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$32,600,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$251.89
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	December 6, 2021
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information(1)
	Additional Debt Type (Balance):	NAP		YE 2021 NOI:	$1,701,232
				YE 2020 NOI:	$1,557,625
				YE 2019 NOI:	$1,489,434
				YE 2018 NOI:	NAV
				U/W Revenues:	$2,206,529
				U/W Expenses:	$474,726
Escrows and Reserves				U/W NOI:	$1,731,803
	Initial	Monthly	Cap	U/W NCF:	$1,585,130
RE Taxes	$0	$8,675	NAP	U/W DSCR based on NOI/NCF:	2.62x / 2.40x
Insurance	$8,417	$2,338	NAP	U/W Debt Yield based on NOI/NCF:	10.7% / 9.8%
Replacement Reserve	$0	$1,733	$41,592	U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 9.8%
TI/LC Reserve	$0	$10,441	$250,579	Cut-off Date LTV Ratio:	49.8%
Immediate Repairs	$23,125	$0	NAP	LTV Ratio at Maturity:	49.8%

Sources and Uses
Sources			Uses
Original loan amount	$16,250,000	100.0%	Closing costs	$384,113	2.4%
			Upfront reserves	31,542	0.2
			Return of equity	15,834,345	97.4
Total Sources	$16,250,000	100.0%	Total Uses	$16,250,000	100.0%
(1)	While the Henderson Industrial Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Henderson Industrial Portfolio Mortgage Loan more severely than assumed in the underwriting of the Henderson Industrial Portfolio Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Henderson Industrial Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering two flex industrial properties totaling 129,423 square feet located in Las Vegas and Henderson, Nevada (collectively, the “Henderson Industrial Portfolio” or the “Henderson Industrial Portfolio Properties”).

The Properties. The Henderson Industrial Portfolio is comprised of an 85,027 square foot flex industrial property located in Las Vegas, Nevada (the “McCarran Property”) and a 44,396 square foot flex industrial property located in Henderson, Nevada (the “Mary Crest Property”). As of January 1, 2022, the Henderson Industrial Portfolio Properties were 100.0% occupied by 14 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #11	Cut-off Date Balance:	$16,250,000
Property Addresses – Various, NV	Henderson Industrial Portfolio	Cut-off Date LTV:	49.8%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.7%

The McCarran Property

The McCarran Property is an 85,027 square foot industrial business park located at 365 & 385 Pilot Road and 6720 Placid Street in Las Vegas, Nevada. The McCarran Property was built in 1997 and consists of three, two-story buildings. The McCarran Property features 24’ ceiling clear heights, nine grade-level doors, six dock height loading doors and 64.5% of office space. The 365 Pilot building is a 26,360 square foot flex industrial building with 40.0% of office space. The 385 Pilot building is a 27,167 square foot office building with 96.0% of office space and a small warehouse area. The 6720 Placid building is a freestanding industrial building containing 31,500 square feet with 58.0% of office space. The McCarran Property is situated on a 5.11-acre site and includes 235 surface parking spaces (2.8 spaces per 1,000 square feet). As of January 1, 2022, the McCarran Property was 100.0% occupied by six tenants.

The Mary Crest Property

The Mary Crest Property is a 44,396 square foot flex industrial building located at 1111 Mary Crest Road in Henderson, Nevada. Built in 1998, the Mary Crest Property features 16’ ceiling clear heights, 16 grade-level doors and 69.6% of office space. The Mary Crest Property is situated on a 3.23-acre site and includes 138 surface parking spaces (3.1 spaces per 1,000 square feet). As of January 1, 2022, the Mary Crest Property was 100.0% occupied by eight tenants.

The following table presents certain information relating to the Henderson Industrial Portfolio Properties:

Henderson Industrial Portfolio Summary

Property Name	City, State	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Appraised Value	UW NOI	% of UW NOI
McCarran	Las Vegas, NV	$11,442,000	70.4%	100.0%	1997/NAP	85,027	$22,100,000	$1,195,545	69.0%
Mary Crest	Henderson, NV	$4,808,000	29.6%	100.0%	1998/NAP	44,396	$10,500,000	$536,257	31.0%
Total/Weighted Average		$16,250,000	100.0%	100.0%		129,423	$32,600,000	$1,731,803	100.0%
(1)	Information obtained from the underwritten rent roll.

Major Tenants.

Largest Tenant: United Healthcare Services (A/A3/A+; Fitch/Moody’s/S&P; 31,500 square feet; 24.3% of net rentable area; 23.4% of underwritten base rent; February 28, 2023 lease expiration) - United Healthcare Services is a wholly-owned subsidiary of UnitedHealth Group (NYSE: UNH), a health care and well-being company. United Healthcare Services provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. United Healthcare Services has been at the McCarran Property since December 2011 with a current lease expiration date of February 28, 2023. United Healthcare Services has no early termination options and one, three-year renewal option remaining with nine months’ notice.

2nd Largest Tenant: RDI Marketing Services, Inc. (23,532 square feet; 18.2% of net rentable area; 16.8% of underwritten base rent; September 30, 2023 lease expiration) - Founded in 1978 in Cincinnati, OH, RDI Corporation is a family-owned and operated team of service solutions offering call center outsourcing, both inbound and outbound solutions, full-service market research, strategic digital strategy, and technical support services. RDI Marketing Services, Inc. utilizes its space at the Mary Crest Property as its inbound and outbound service call center. RDI Marketing Services, Inc. has been at the Mary Crest Property since September 2011 with a current lease expiration date of September 30, 2023. RDI Marketing Services, Inc. has no early termination options and no renewal options remaining. RDI Marketing Services, Inc. was the only tenant to request and be granted rent relief due to COVID-19. RDI Marketing Services Inc. deferred 100% of their base rent for the months of April 2020 - June 2020 totaling $63,205. RDI Marketing Services, Inc. has since repaid 100% of the deferred rent in equal installments between July 2020 and December 2020 in accordance with its fourth lease amendment.

3rd Largest Tenant: Sassy Lashes (21,680 square feet; 16.8% of net rentable area; 18.7% of underwritten base rent; September 30, 2025 lease expiration) - Sassy Lashes is a privately owned beauty supply company headquartered in Las Vegas, Nevada that specializes in the sale of eyelash extension trays, tweezers, eyelash glue, and other eyelash accessories to consumers and eyelash artists nationwide. Sassy Lashes, whose retail company is known as LivBay Lash, has four salon locations and a warehouse (at the McCarran Property) and employs over 100 eyelash artists, warehouse employees, retail clerks, corporate officers, and receptionists. Sassy Lashes has been at the McCarran Property since February 2020 with a current lease expiration date of September 30, 2025. Sassy Lashes has no early termination options and no renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #11	Cut-off Date Balance:	$16,250,000
Property Addresses – Various, NV	Henderson Industrial Portfolio	Cut-off Date LTV:	49.8%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the Henderson Industrial Portfolio Properties:

Major Tenants

Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
United Healthcare Services	McCarran	A/A3/A+	31,500	24.3%	$13.75	$433,104	23.4%	2/28/2023	1, 3-year	N
RDI Marketing Services, Inc.	Mary Crest	NR/NR/NR	23,532	18.2%	$13.19	$310,461	16.8%	9/30/2023	None	N
Sassy Lashes	McCarran	NR/NR/NR	21,680	16.8%	$15.94	$345,612	18.7%	9/30/2025	None	N
Burke Construction Group, Inc	McCarran	NR/NR/NR	19,090	14.8%	$15.64	$298,476	16.1%	3/31/2027	1, 5-year	N
Temprite AC & Heating LLC	Mary Crest	NR/NR/NR	5,064	3.9%	$14.54	$73,632	4.0%	12/31/2023	None	N
Total Major Tenants			100,866	77.9%	$14.49	$1,461,285	79.0%

Non-Major Tenants			28,557	22.1%	$13.64	$389,568	21.0%

Occupied Collateral Total			129,423	100.0%	$14.30	$1,850,854	100.0%

Vacant Space			0	0.0%

Collateral Total			129,423	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent steps through March 2023.

The following table presents certain information relating to the lease rollover schedule at the Henderson Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	2,539	2.0%	2,539	2.0%	$29,964	1.6%	$11.80
2023	7	66,813	51.6%	69,352	53.6%	$912,454	49.3%	$13.66
2024	5	16,520	12.8%	85,872	66.3%	$226,303	12.2%	$13.70
2025	4	24,461	18.9%	110,333	85.2%	$383,656	20.7%	$15.68
2026	0	0	0.0%	110,333	85.2%	$0	0.0%	$0.00
2027	3	19,090	14.8%	129,423	100.0%	$298,476	16.1%	$15.64
2028	0	0	0.0%	129,423	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	129,423	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	129,423	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	129,423	100.0%	$0	0.0%	$0.00
2032	0	0	0.0%	129,423	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	129,423	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	129,423	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	129,423	100.0%			$1,850,854	100.0%	$14.30
(1)	Information obtained from the underwritten rent roll and includes rent steps through March 2023.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Henderson Industrial Portfolio Properties:

Historical Occupancy

2019(1)	2020(1)	2021(1)	1/1/2022(2)
97.8%	99.5%	99.5%	100.0%
(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #11	Cut-off Date Balance:	$16,250,000
Property Addresses – Various, NV	Henderson Industrial Portfolio	Cut-off Date LTV:	49.8%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.7%

COVID-19 Update. As of March 16, 2022, the Henderson Industrial Portfolio Properties are open and operating. Approximately 100.0%, 95.0%, 99.8%, 99.7%, 100.0% and 99.8% of rent has been collected for the months of July 2021, August 2021, September 2021, October 2021, November 2021 and December 2021, respectively. The average rent collection from July 2021 through December 2021 was 99.1%. RDI Marketing Services, Inc. (18.2% of net rentable area; 16.8% of underwritten base rent) requested rent relief and deferred three months of base rent from April 2020 to June 2020 totaling $63,205 (3.6% of underwritten base rent), which was fully repaid in six equal installments from July 2020 to December 2020. As of March 16, 2022, the Henderson Industrial Portfolio Mortgage Loan is not subject to any modification or forbearance request.

Market Overview and Competition. The Henderson Industrial Portfolio Properties are located approximately 9.1 miles apart in Las Vegas and Henderson, Clark County, Nevada, within the Las Vegas-Henderson-Paradise metropolitan statistical area.

The McCarran Property

The McCarran Property is located in Las Vegas, Nevada and is situated in the Hughes Airport Center, a 420 acre, 3.3 million square foot master-planned business park located adjacent to the Harry Reid International Airport, and only two miles from the Las Vegas Strip. Primary access to the McCarran Property is provided by Interstate 15 and Interstate 215.

According to a third party market research report, the estimated 2021 population within a one-, three- and five-mile radius was approximately 1,418, 80,491 and 375,513, respectively and the estimated 2021 average household income within the same radii was approximately $98,241, $81,799 and $79,926, respectively.

According to a third party market research report, the McCarran Property is situated within the Airport/East Las Vegas industrial submarket within the greater Las Vegas industrial market. As of November 24, 2021, the submarket reported a total inventory of approximately 16.3 million square feet with a 3.1% vacancy rate and an average asking rent of $11.97 per square foot.

The appraisal identified 10 directly competitive small flex industrial rental comparables with rents ranging from $10.32 to $13.20 per square foot with a concluded small flex industrial market rent of $13.44 per square foot. The appraisal identified six directly competitive 100.0% office rental comparables with rents ranging from $15.00 to $17.40 per square foot with a concluded 100.0% office market rent of $15.44 per square foot. The appraisal identified 10 directly competitive 30.0%-70.0% office rental comparables with rents ranging from $10.80 to $15.20 per square foot with a concluded 30.0%-70.0% office market rent of $15.00 per square foot. The appraisal identified five directly competitive freestanding industrial rental comparables with rents ranging from $11.18 to $18.00 per square foot with a concluded freestanding industrial market rent of $13.80 per square foot.

The Mary Crest Property

The Mary Crest Property is located in Henderson, Nevada, approximately 12.6 miles southeast of downtown Las Vegas. The major industrial/business parks in the neighborhood include the Basic Management, Inc. project, which contains 900 acres and the Gibson Business Park, a 500-acre development (of which the Mary Crest Property is a part). Primary access to the Mary Crest Property is provided by Mary Crest Road, North Gibson Road, and Interstate 515.

According to a third party market research report, the estimated 2021 population within a one-, three- and five-mile radius was approximately 17,238, 107,962 and 293,173, respectively and the estimated 2021 average household income within the same radii was approximately $99,607, $102,055 and $95,764, respectively.

According to a third party market research report, the Mary Crest Property is situated within the Southeast Las Vegas/Henderson industrial submarket within the greater Las Vegas industrial market. As of November 24, 2021, the submarket reported a total inventory of approximately 20.3 million square feet with a 3.1% vacancy rate and an average asking rent of $10.88 per square foot.

The appraisal identified 16 directly competitive flex industrial rental comparables with rents ranging from $9.84 to $13.20 per square foot with a concluded flex industrial market rent of $12.60 per square foot. The appraisal identified five directly competitive flex office rental comparables with rents ranging from $15.00 to $17.40 per square foot with a concluded flex office market rent of $13.44 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #11	Cut-off Date Balance:	$16,250,000
Property Addresses – Various, NV	Henderson Industrial Portfolio	Cut-off Date LTV:	49.8%
		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Henderson Industrial Portfolio Properties:

Cash Flow Analysis

	2019	2020	2021	U/W	%(1)	U/W $ per SF
Base Rent	$1,450,221	$1,549,531	$1,699,121	$1,850,854(2)	79.7%	$14.30
Straight Line Rent	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$1,450,221	$1,549,531	$1,699,121	$1,850,854	79.7%	$14.30
Other Income	15,377	21,968	5,296	5,296	0.2	0.04
Total Recoveries	441,703	417,940	453,131	466,233	20.1	3.60
Net Rental Income	$1,907,301	$1,989,439	$2,157,548	$2,322,383	100.0%	$17.94
(Vacancy & Credit Loss)	0	0	0	(115,854)(3)	(6.3)	(0.90)
Effective Gross Income	$1,907,301	$1,989,439	$2,157,548	$2,206,529	95.0%	$17.05

Real Estate Taxes	81,087	78,077	81,627	104,104	4.7	0.80
Insurance	14,024	14,126	15,506	28,056	1.3	0.22
Management Fee	75,528	78,400	86,484	69,867	3.2	0.54
Other Operating Expenses	247,228	261,210	272,699	272,699	12.4	2.11
Total Operating Expenses	$417,867	$431,813	$456,316	$474,726	21.5%	$3.67

Net Operating Income	$1,489,434	$1,557,625	$1,701,232	$1,731,803	78.5%	$13.38
Replacement Reserves	0	0	0	20,799	0.9	0.16
TI/LC	0	0	0	125,874	5.7	0.97
Net Cash Flow	$1,489,434	$1,557,625	$1,701,232	$1,585,130	71.8%	$12.25

NOI DSCR	2.25x	2.36x	2.57x	2.62x
NCF DSCR	2.25x	2.36x	2.57x	2.40x
NOI Debt Yield	9.2%	9.6%	10.5%	10.7%
NCF Debt Yield	9.2%	9.6%	10.5%	9.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The U/W Base Rent includes $65,429 in rent steps through March 2023.

(3)	The Henderson Industrial Portfolio Properties were 100.0% occupied as of January 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – 401 Lofts

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	AREF		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Mid Rise
	Original Principal Balance:	$15,500,000		Location:	Akron, OH
	Cut-off Date Balance:	$15,500,000		Size:	189 Units
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per Unit:	$82,011
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit:	$82,011
	Borrower Sponsors:	Ziv Sarig, Jonathan Polster, and Ronen Hazan		Year Built/Renovated:	2013/NAP
	Guarantors:	Ziv Sarig, Jonathan Polster, and Ronen Hazan		Title Vesting:	Fee
	Interest Rate:	4.4700%		Property Manager:	BruZiv Partners, LLC
	Note Date:	February 25, 2022		Current Occupancy (As of):	98.4% (1/26/2022)
	Seasoning:	1 month		YE 2021 Occupancy(2):	86.7%
	Maturity Date:	March 6, 2032		YE 2020 Occupancy(2):	81.9%
	Interest-Only Period:	120 months		YE 2019 Occupancy(2):	82.0%
	Loan Term (Original):	120 months		As-is Appraised Value:	$23,750,000
	Amortization Term (Original):	NAP		As-is Appraised Value Per Unit:	$125,661
	Loan Amortization Type:	Interest Only		As-is Appraisal Valuation Date:	January 11, 2022
	Call Protection:	L(25),D(91),O(4)
	Lockbox Type:	Springing/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		YE 2021 NOI:	$1,279,474
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$1,075,831
				YE 2019 NOI:	$1,126,258
				YE 2018 NOI:	$1,231,144
				U/W Revenues:	$3,234,006
				U/W Expenses:	$1,738,389
Escrows and Reserves				U/W NOI:	$1,495,617
	Initial	Monthly	Cap	U/W NCF:	$1,448,492
Taxes	$127,207	$42,402	NAP	U/W DSCR based on NOI/NCF:	2.13x / 2.06x
Insurance	$16,177	$3,235	NAP	U/W Debt Yield based on NOI/NCF:	9.6% / 9.3%
Replacement Reserve	$0	$3,990	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.6% / 9.3%
Prepaid Rent Reserve	$51,360	$0	NAP	Cut-off Date LTV Ratio:	65.3%
Parking Ground Rent Reserve	$0	Springing(1)	NAP	LTV Ratio at Maturity:	65.3%

Sources and Uses
Sources			Uses
Loan Amount	$15,500,000	64.9%	Purchase Price	$23,300,000	97.5%
Sponsor Equity	8,389,831	35.1	Closing costs	395,087	1.7
			Upfront Reserves	194,744	0.8
Total Sources	$23,889,831	100.0%	Total Uses	$23,889,831	100.0%
(1)	During the continuance of a Cash Management Period (as defined below), the borrower is required on each monthly payment date to deposit an amount equal to the then applicable amount of parking ground rent due under the parking ground lease into a reserve account. A “Cash Management Period” will be triggered upon the occurrence of any of the following: (i) the stated maturity date, (ii) the occurrence of an event of default, or (iii) as of the last day of any calendar quarter, the DSCR falling below 1.50x.

(2)	Represents the average occupancy over the previous twelve-month period.

(3)	While the 401 Lofts Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 401 Lofts Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “401 Lofts Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $15,500,000 secured by a first mortgage encumbering the fee interest in a mid-rise multifamily property in Akron, Ohio (the “401 Lofts Property”).

The Property. The 401 Lofts Property is a 189-unit mid-rise multifamily property located in Akron, Ohio. Built in 2013 and situated on a 2.2-acre site, the 401 Lofts Property consists of a five-story building with 79 studio units, 96 two-bedroom units, four three-bedroom units, and ten four-bedroom units with a weighted average unit size of 651 square feet. Amenities at the 401 Lofts Property include a pool, a fitness center, a clubhouse, a business center, storage, gated access, and security patrol. Unit amenities include refrigerators,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise 401 South Main Street Akron, OH 44311	Loan #12 401 Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,500,000 65.3% 2.06x 9.6%

dishwashers, microwaves, garbage disposals, washer/dryer hookups, and washers/dryers. All of the units are currently furnished. The 401 Lofts Property also includes 117 parking spaces on-site, resulting in a parking ratio of approximately 0.6 spaces per unit. Furthermore, the 401 Lofts Property has a parking ground lease with the City of Akron for 100 additional parking spaces located across the street, and the parking ground lease and the leasehold estate created thereby are covered by the mortgage. As of January 26, 2022, the 401 Lofts Property was 98.4% occupied.

The 401 Lofts Property is located less than a mile from the University of Akron and has historically operated as a student housing property. It began transitioning to conventional, non-student housing a few years ago and 80% of the tenants lease per unit. According to the borrower sponsors, the remaining 20% of units are leased per bed and are occupied by students, however, the 401 Lofts Property is set to transition to 100% non-student after the current school year. The 401 Lofts Mortgage Loan documents require that all new or renewal leases from and after the origination date must be for a minimum of twelve months per unit conventional leases (i.e., no “per bed” leases are permitted).

The following table presents certain information relating to the unit mix of the 401 Lofts Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
Studio	79	41.8%	79	100.0%	422	$1,025
2 Bedroom / 2 Bathroom	96	50.8%	94	97.9%	755	$1,446
3 Bedroom / 3 Bathroom	4	2.1%	3	75.0%	1,023	$2,187
4 Bedroom / 4 Bathroom	10	5.3%	10	100.0%	1,317	$2,420
Total/Weighted Average	189	100.0%	186	98.4%	651	$1,331

(1)	Information obtained from the underwritten rent roll dated January 26, 2022.

(2)	Excludes vacant units.

The following table presents historical occupancy percentages at the 401 Lofts Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	1/26/2022(2)
82.0%	81.9%	86.7%	98.4%

(1)	Information obtained from the borrower sponsors and represents the average occupancy over the previous twelve-month period.

(2)	Information obtained from the underwritten rent roll dated January 26, 2022.

COVID-19 Update. As of March 6, 2022, the 401 Lofts Property is open and operating. All tenants at the 401 Lofts Property have paid rent for the months of January 2022 and December 2021. As of March 6, 2022, the 401 Lofts Mortgage Loan is not subject to any modification or forbearance agreement, and the borrower has not requested any modification or forbearance to the 401 Lofts Mortgage Loan terms.

Market Overview and Competition. The 401 Lofts Property is located in Akron, Ohio, in Summit County, within the Akron, OH Metropolitan Statistical Area (“MSA”). Primary access to the 401 Lofts Property is provided by State Route 18, State Route 59, and Interstate 76. Historically, the Akron, OH MSA has been a manufacturing center, primarily due to its location in the Great Lakes region and being connected to main transportation networks. Other key sectors in the Akron economy include public administration and healthcare. The top three employers in Summit County include Summa Health (5,790 employees), Cleveland Clinic (5,017 employees), and Akron Children’s Hospital (4,129 employees).

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius of the 401 Lofts Property was 13,538, 117,447 and 225,634, respectively, and the estimated 2021 average household income within the same radii was $31,390, $50,315 and $59,231, respectively.

According to a third-party market report, the 401 Lofts Property is located in the South Summit County multifamily submarket within the Akron multifamily market. As of the third quarter of 2021, the South Summit County multifamily submarket reported a total inventory of approximately 20,073 units, with a 1.3% vacancy rate and average asking monthly rent per unit of $888.

The appraiser identified six primary competitive properties for the 401 Lofts Property totaling 689 units, which reported an average occupancy rate of approximately 89.1%. The appraiser concluded to monthly market rents per unit of $1,019-$1,099 for studio units, $1,395-$1,634 for two-bedroom units, $2,187 for three-bedroom units, and $2,396-$2,516 for four-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise 401 South Main Street Akron, OH 44311	Loan #12 401 Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,500,000 65.3% 2.06x 9.6%

The following table presents certain information relating to comparable multifamily properties for the 401 Lofts Property:

Competitive Property Summary(1)

	401 Lofts (Subject)(2)	The Standard	The Bowery District	159 Main	The 797 Building	The East End Residences	The Depot
Location	Akron, OH	Akron, OH	Akron, OH	Akron, OH	Akron, OH	Akron, OH	Akron, OH
Distance to Subject	--	0.1 miles	0.4 miles	0.4 miles	1.7 miles	2.3 miles	0.1 miles
Year Built/Renovated	2013/NAP	2009/2021	1903/2019	1911/2021	1965/2019	1918/2015	2014/NAP
Number of Units	189	151	92	107	42	105	192
Occupancy (%)	98.4%	92.1%	91.3%	57.0%	94.0%	100.0%	100.0%
Average Monthly Rent (per unit)
Studio	$1,025	NAP	$1,216	$1,122	NAP	NAP	NAP
2 Bedrooms	$1,446	$1,335	$1,957	$2,114	$1,350	$1,638	$1,418
3 Bedrooms	$2,187	$1,950	$3,130	NAP	NAP	$1,800	$2,067
4 Bedrooms	$2,420	NAP	NAP	NAP	NAP	NAP	$2,076
(1)	Information obtained from the appraisal.

(2)	Number of Units, Occupancy (%), and Average Monthly Rent (per unit) obtained from the underwritten rent roll dated January 26, 2022.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 401 Lofts Property:

Cash Flow Analysis

	2019	2020	2021	U/W	%(1)	U/W $ per Unit
Base Rent	$2,518,714	$2,571,288	$2,738,795	$2,943,300	87.0%	$15,573
Concessions	(18,697)	(19,585)	(39,746)	0	0.0	0
Gross Potential Rent	$2,500,017	$2,551,703	$2,699,049	$2,943,300	87.0%	$15,573
Other Income(2)	375,386	368,922	437,871	437,871	13.0	2,317
Net Rental Income	$2,875,403	$2,920,625	$3,136,920	$3,381,171	100.0%	$17,890
(Vacancy & Credit Loss)(3)	0	0	0	(147,165)	(5.0)	(779)
Effective Gross Income	$2,875,403	$2,920,625	$3,136,920	$3,234,006	95.6%	$17,111

Real Estate Taxes	518,429	549,334	502,984	508,826	15.7	2,692
Insurance	55,247	77,955	81,970	38,825	1.2	205
Management Fee	94,086	100,234	107,493	97,020	3.0	513
Other Operating Expenses	1,081,383	1,117,271	1,164,999	1,093,718	33.8	5,787
Total Operating Expenses	$1,749,145	$1,844,794	$1,857,446	$1,738,389	53.8%	$9,198

Net Operating Income	$1,126,258	$1,075,831	$1,279,474	$1,495,617	46.2%	$7,913
Capital Expenditures	0	0	0	47,125	1.5	249
Net Cash Flow	$1,126,258	$1,075,831	$1,279,474	$1,448,492	44.8%	$7,664

NOI DSCR	1.60x	1.53x	1.82x	2.13x
NCF DSCR	1.60x	1.53x	1.82x	2.06x
NOI Debt Yield	7.3%	6.9%	8.3%	9.6%
NCF Debt Yield	7.3%	6.9%	8.3%	9.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of parking, ratio utility billing system, and other miscellaneous income.

(3)	The underwritten economic vacancy is 5.0%. The 401 Lofts Property was 98.4% physically occupied as of January 26, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – ILPT Logistics Portfolio

Mortgage Loan Information				Mortgaged Property Information(4)
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/BBB(sf)/Aa2(sf)		Property Type – Subtype:	Industrial – Various
	Original Principal Balance(1):	$15,000,000		Location:	Various – See Table
	Cut-off Date Balance(1):	$15,000,000		Size:	9,438,321 SF
	% of Initial Pool Balance:	2.8%		Cut-off Date Balance Per SF(1):	$36.14
	Loan Purpose(2):	Recapitalization		Maturity Date Balance Per SF(1):	$36.14
	Borrower Sponsor:	Industrial Logistics Property Trust		Year Built/Renovated:	Various – See Table
	Guarantor:	Industrial Logistics Property Trust		Title Vesting:	Various
	Mortgage Rate:	3.86465618%		Property Manager:	The RMR Group LLC
	Note Date:	February 25, 2022		Current Occupancy (As of):	100.0% (2/1/2022)
	Seasoning:	1 month		YE 2021 Occupancy:	100.0%
	Maturity Date:	March 6, 2032		YE 2020 Occupancy:	99.3%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original):	120 months		As-Is Appraised Value(5):	$1,175,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(5):	$124.49
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	January 3, 2022
	Call Protection:	YM0.5(113),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(4)
	Additional Debt Type (Balance)(1):	Pari Passu ($326,140,000)		YE 2021 NOI:	$41,245,939
		Subordinate ($103,860,000)		YE 2020 NOI(6)(7):	$37,788,413
		Mezzanine ($255,000,000)		YE 2019 NOI(6)(7):	$35,944,346
				YE 2018 NOI:	NAV
				U/W Revenues:	$55,178,154
				U/W Expenses:	$10,108,560
Escrows and Reserves(3)				U/W NOI:	$45,069,593
	Initial	Monthly	Cap	U/W NCF:	$41,766,181
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.37x / 3.12x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.2% / 12.2%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.2% / 12.2%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	29.0%
Unfunded Obligations	$1,758,645	$0	NAP	LTV Ratio at Maturity(1)(5):	29.0%

Sources and Uses
Sources			Uses
A Notes	$341,140,000	48.7%	Return of equity(8)	$693,035,177	99.0%
B Notes	103,860,000	14.8	Closing costs	5,206,178	0.7
Mezzanine A Loan	175,000,000	25.0	Upfront reserves	1,758,645	0.3
Mezzanine B Loan	80,000,000	11.4
Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%
(1)	The ILPT Logistics Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 senior pari passu notes with an aggregate Cut-off Date balance of $341.14 million (collectively, the “ILPT Logistics Portfolio A Notes”) and five pari passu promissory notes that are subordinate to the ILPT Logistics Portfolio A Notes with an aggregate Cut-off Date balance of $103.86 million (collectively, the “ILPT Logistics Portfolio B Notes”, and together with the ILPT Logistics Portfolio A Notes, the “ILPT Logistics Portfolio Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of the ILPT Logistics Portfolio A Notes, and does not include the ILPT Logistics Portfolio B Notes or ILPT Logistics Portfolio Mezzanine Loans (as defined below). See “Mezzanine Loans” section below. The ILPT Logistics Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A. UBS AG will be contributing Note A-2-B-1, in the original principal amount of $15,000,000.

(2)	The ILPT Logistics Portfolio Mortgage Loan recapitalized the borrower sponsor as the ILPT Logistics Portfolio Properties (as defined below) were previously unencumbered.

(3)	During a Trigger Period (as defined below), the borrowers are required to deposit monthly (i) into the RE Tax reserve, subject to certain exceptions set forth in the ILPT Logistics Portfolio Whole Loan documents, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) into the Insurance reserve 1/12th of the annual amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies; provided, however, such deposits are suspended so long as the borrowers maintain a blanket policy meeting the requirements of the ILPT Logistics Portfolio Whole Loan documents, (iii) for the Replacement Reserve, $226,780, (iv) for the TI/LC Reserve $117,979 and (v) into an operating expense reserve, an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrowers for the then current interest accrual period. A “Trigger Period” is a period (i) commencing upon an event of default under the ILPT Logistics Portfolio Whole Loan and ending upon the cure (if applicable) of such event of default, (ii) commencing upon the mortgage lender receiving notice from a mezzanine lender of a mezzanine loan event of default and ending upon the mortgage lender receiving notice of cure of such mezzanine event of default and (iii) commencing upon the aggregate debt yield of the ILPT Logistics

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #13	Cut-off Date Balance:	$15,000,000
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		U/W NCF DSCR:	3.12x
		U/W NOI Debt Yield:	13.2%

Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans (collectively, the “ILPT Logistics Portfolio Total Debt”) falling below 5.25% for two consecutive calendar quarters and ending upon such aggregate debt yield being at least 5.25% for two consecutive calendar quarters, or upon the borrowers prepaying (pro rata) the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans (including paying a yield maintenance premium) in an amount such that such aggregate debt yield is at least 5.25% or posting cash or a letter of credit, in each case in an amount that, if applied to prepay the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans would cause such aggregate debt yield to be 5.25%.

(4)	While the ILPT Logistics Portfolio Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ILPT Logistics Portfolio Mortgage Loan more severely than assumed in the underwriting of the ILPT Logistics Portfolio Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Based on the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual ILPT Logistics Portfolio Properties (exclusive of the portfolio premium) is $1,128,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the aggregate “as-is” appraised value are 30.2% and 30.2%, respectively for the ILPT Logistics Portfolio A Notes, 39.4% and 39.4%, respectively, for the ILPT Logistics Portfolio Whole Loan and 62.0% and 62.0%, respectively, for the ILPT Logistics Portfolio Total Debt.

(6)	Excludes historical financials from the 7303 Rickenbacker Parkway West property, which was built in 2020.

(7)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018.

(8)	The return of equity was used to facilitate Industrial Logistics Property Trust’s acquisition of Monmouth Real Estate Investment Corporation.

The Mortgage Loan. The ILPT Logistics Portfolio mortgage loan (the “ILPT Logistics Portfolio Mortgage Loan”) is part of the ILPT Logistics Portfolio Whole Loan with an original principal balance of $445,000,000. The ILPT Logistics Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), UBS AG, Bank of America, N.A. (“BANA”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. The ILPT Logistics Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple interest in 16 industrial properties and leasehold (PILOT) interest in one industrial property (each a “ILPT Logistics Portfolio Property” and, collectively, the “ILPT Logistics Portfolio Properties” or the “ILPT Logistics Portfolio”). The ILPT Logistics Portfolio Whole Loan is comprised of the ILPT Logistics Portfolio A Notes, consisting of 13 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $341,140,000, and the ILPT Logistics Portfolio B Notes, consisting of five pari passu subordinate promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $103,860,000. The ILPT Logistics Portfolio Mortgage Loan is comprised of the non-controlling Note A-2-B-1, which has an original principal balance and outstanding principal balance as of the Cut-off Date of $15,000,000. The ILPT Logistics Portfolio Whole Loan will be serviced under the trust and servicing agreement for the ILPT 2022-LPFX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The ILPT Logistics Portfolio Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The lenders also originated the ILPT Logistics Portfolio Mezzanine Loans with an original aggregate principal amount of $255,000,000.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$176,140,000	$176,140,000	ILPT 2022-LPFX	Y
Notes A-2-A-1, A-2-A-2	$73,656,388	$73,656,388	CREFI	N
Note A-2-B-1	$15,000,000	$15,000,000	WFCM 2022-C62	N
Notes A-2-B-2, A-2-B-3	$39,999,999	$39,999,999	UBS AG	N
Note A-2-C	$12,114,538	$12,114,538	BANA	N
Note A-2-D, A-2-E	$24,229,075	$24,229,075	MSC 2022-L8(1)	N
Notes B-1, B-2, B-3, B-4, B-5	$103,860,000	$103,860,000	ILPT 2022-LPFX	N
Total	$445,000,000	$445,000,000

(1)	MSC 2022-L8 is expected to close on April 7, 2022.

The Properties. The ILPT Logistics Portfolio is comprised of 17 properties totaling approximately 9.4 million square feet, and consists of primarily single-tenant industrial properties generally located in core distribution regions and heavily populated markets, as evidenced by the portfolio’s weighted average population density within a 15-mile radius of approximately 674,996 (sourced from a third party data provider and weighted based on U/W NOI). The ILPT Logistics Portfolio consists of the following property sub-types: Warehouse/Distribution (92.2% of U/W NOI) and Manufacturing/Warehouse (7.8% of U/W NOI). Based on square footage, the ILPT Logistics Portfolio has a weighted average year built of 2008, average size of 555,195 square feet and weighted average clear heights of approximately 31.9 feet. The ILPT Logistics Portfolio is located across 12 states and 13 different markets, with the largest state concentrations in Tennessee (2 properties, 17.6% of NRA, 13.5% of U/W NOI), Maryland (1 property, 12.7% of NRA, 11.9% of U/W NOI), Virginia (1 property, 10.8% of NRA, 11.4% of U/W NOI) and South Carolina (10.8% of NRA, 10.2% of U/W NOI). The largest market concentrations are in the Philadelphia (2 properties, 19.6% of U/W NOI), Richmond (1 property, 11.4% of U/W NOI), Nashville (1 property, 10.7% of U/W NOI), Spartanburg (1 property, 10.2% of U/W NOI), and Columbus (2 properties, 9.3% of U/W NOI) markets, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #13	Cut-off Date Balance:	$15,000,000
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		U/W NCF DSCR:	3.12x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the state locations of the ILPT Logistics Portfolio Properties:

Geographic Summary(1)

State	Number of Properties	Net Rentable Area (SF)	% of SF	Annual U/W Gross Rent(2)	Annual U/W Gross Rent PSF(2)	% of Annual U/W Gross Rent(2)
TN	2	1,662,441	17.6%	$6,844,569	$4.12	12.4%
MD	1	1,194,744	12.7%	$6,501,553	$5.44	11.8%
VA	1	1,016,281	10.8%	$6,711,851	$6.60	12.2%
SC	1	1,015,740	10.8%	$5,001,109	$4.92	9.1%
IN	3	962,341	10.2%	$5,248,547	$5.45	9.5%
OH	2	938,846	9.9%	$4,804,961	$5.12	8.7%
NJ	2	801,260	8.5%	$6,524,599	$8.14	11.8%
KS	1	645,462	6.8%	$3,046,813	$4.72	5.5%
NH	1	614,240	6.5%	$5,099,301	$8.30	9.2%
MN	1	319,062	3.4%	$2,867,390	$8.99	5.2%
IA	1	171,951	1.8%	$1,128,453	$6.56	2.0%
NV	1	95,953	1.0%	$1,399,009	$14.58	2.5%
Total/Weighted Average	17	9,438,321	100.0%	$55,178,154	$5.85	100.0%
(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Gross Rent, Annual U/W Gross Rent PSF and % of Annual U/W Gross Rent include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

No single ILPT Logistics Portfolio Property contributes more than 11.9% of U/W NOI and, aside from Amazon (32.3% of NRA and 30.9% of U/W Gross Rent), no individual tenant represents more than 11.8% of U/W Gross Rent. Based on the underwritten rent roll dated February 1, 2022, the ILPT Logistics Portfolio was 100.0% occupied by 19 tenants, with a weighted average remaining lease term based on U/W Gross Rent of approximately 7.1 years and only 10.8% of U/W Gross Rent expiring prior to 2027. Approximately 63.7% of U/W Gross Rent (58.8% of NRA) comes from nine tenants that have (or have parent companies that have) investment grade ratings, including, but not limited to, Amazon (32.3% of NRA; 30.9% of U/W Gross Rent; rated A1/AA/AA- by Moody’s/S&P/Fitch; Lease Expiration (“LXP”) of September 2027), UPS (6.5% of NRA; 9.2% of U/W Gross Rent; rated A2/A-/NR by Moody’s/S&P/Fitch; LXP of May 2030), Avnet, Inc. (6.2% of NRA; 5.8% of U/W Gross Rent; rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch; LXP of September 2026), YNAP Corporation (parent company Compagnie Financiere Richemont SA) (1.8% of NRA; 5.2% of U/W Gross Rent; rated NR/A+/NR by Moody’s/S&P/Fitch; LXP of August 2035) and Amcor Rigid Plastics USA, Inc. (4.5% of NRA; 3.1% of U/W Gross Rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch; LXP of June 2029).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #13	Cut-off Date Balance:	$15,000,000
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		U/W NCF DSCR:	3.12x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the ILPT Logistics Portfolio Properties:

ILPT Logistics Portfolio Summary

Property Name	Allocated Cut-off Date Balance	Year Built/ Renovated	Property Subtype	NRA (SF)(1)	% of SF	Appraised Value	Annual U/W Gross Rent(1)	% of Ann. U/W Gross Rent(1)
4000 Principio Parkway	$1,851,429	2006-2012/NAP	Warehouse/Distribution	1,194,744	12.7%	$140,000,000	$6,501,553	11.8%
2020 Joe B. Jackson Parkway	$1,660,500	2012/NAP	Warehouse/Distribution	1,016,281	10.8%	$132,100,000	$5,326,380	9.7%
1901 Meadowville Technology Parkway	$1,607,357	2012/NAP	Warehouse/Distribution	1,016,281	10.8%	$115,400,000	$6,711,851	12.2%
52 Pettengill Road	$1,554,643	2015/NAP	Warehouse/Distribution	614,240	6.5%	$123,000,000	$5,099,301	9.2%
510 John Dodd Road	$1,545,000	2012/NAP	Warehouse/Distribution	1,015,740	10.8%	$112,500,000	$5,001,109	9.1%
309 Dulty's Lane	$1,383,857	2001/NAP	Warehouse/Distribution	633,836	6.7%	$107,900,000	$3,660,336	6.6%
5300 Centerpoint Parkway	$802,286	2014/NAP	Warehouse/Distribution	581,342	6.2%	$57,600,000	$3,214,617	5.8%
17001 West Mercury Street	$702,000	2018/NAP	Warehouse/Distribution	645,462	6.8%	$50,400,000	$3,046,813	5.5%
725 Darlington Avenue	$642,857	1999/2010	Warehouse/Distribution	167,424	1.8%	$51,400,000	$2,864,263	5.2%
10100 89th Avenue N	$550,286	2015/NAP	Warehouse/Distribution	319,062	3.4%	$39,500,000	$2,867,390	5.2%
7303 Rickenbacker Parkway West	$465,214	2020/NAP	Warehouse/Distribution	357,504	3.8%	$33,400,000	$1,590,343	2.9%
4836 Hickory Hill Road	$456,643	1984-1987/NAP	Warehouse/Distribution	646,160	6.8%	$35,500,000	$1,518,188	2.8%
7000 West Post Road	$423,429	2011/NAP	Warehouse/Distribution	95,953	1.0%	$30,400,000	$1,399,009	2.5%
3201 Bearing Drive	$415,071	1974/2006	Manufacturing/Warehouse	422,912	4.5%	$29,800,000	$1,717,992	3.1%
900 Commerce Parkway West Drive	$355,714	2008/2020	Manufacturing/Warehouse	294,388	3.1%	$27,500,000	$1,739,623	3.2%
6825 West County Road 400 North	$338,571	2008/2020	Warehouse/Distribution	245,041	2.6%	$24,300,000	$1,790,931	3.2%
951 Trails Road	$245,143	1997/2001	Manufacturing/Warehouse	171,951	1.8%	$17,600,000	$1,128,453	2.0%
Total/Wtd. Avg.	$15,000,000			9,438,321	100.0%	$1,175,000,000(2)	$55,178,154	100.0%
(1)	Information obtained from the underwritten rent roll. Annual U/W Gross Rent and % of Ann. U/W Gross Rent include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(2)	Represents the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022. The aggregate total of the “as-is” appraised values of the individual ILPT Logistics Portfolio Properties is $1,128,300,000.

Major Tenants.

Amazon.com Services, Inc. (“Amazon”) (AA-/A1/AA; Fitch/Moody’s/S&P; 3,048,302 square feet; 32.3% of net rentable area; 30.9% of underwritten gross rent; September 30, 2027 lease expiration) – Amazon occupies 3,048,302 square feet across three ILPT Logistics Portfolio Properties. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Facebook. The Amazon leases at the 1901 Meadowville Technology Parkway, 2020 Joe B. Jackson Parkway and 510 John Dodd Road properties are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

Restoration Hardware, Inc. (“RH”) (Ba2/BB; Moody’s/S&P; 1,194,744 square feet; 12.7% of net rentable area; 11.8% of underwritten gross rent; February 29, 2028 lease expiration) – RH occupies 1,194,744 square feet at the 4000 Principio Parkway property. RH is an upscale American home-furnishings company headquartered in Corte Madera, California. RH offers products such as furniture, lighting, textiles, bathware, décor, outdoor, and garden, as well as baby and child products. RH distributes its products through retail stores, catalogs, and websites. RH operates 82 retail locations including 38 outlet stores throughout the United States, Canada and the United Kingdom. RH has three, five-year renewal options and no unilateral termination or contraction options remaining under its lease.

UPS Supply Chain Solutions, Inc. (“UPS”) (A2/A-; Moody’s/S&P; 614,240 square feet; 6.5% of net rentable area; 9.2% of underwritten gross rent; May 31, 2030 lease expiration) – UPS occupies 614,240 square feet at the 52 Pettengill Road property. UPS is the world’s largest package deliverer, transporting nearly 25 million packages and documents per business day throughout the United States and in over 220 countries and territories. UPS deploys a fleet of approximately 127,000 cars, vans, tractors, and motorcycles, and roughly 600 aircraft for pickups and deliveries. Headquartered in Atlanta, Georgia, United States, UPS has over 1,000 package operating facilities and serves approximately 1.7 million shipping customers and approximately 11.8 million delivery customers daily. The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

The following table presents certain information relating to the tenancy at the ILPT Logistics Portfolio Properties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #13	Cut-off Date Balance:	$15,000,000
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		U/W NCF DSCR:	3.12x
		U/W NOI Debt Yield:	13.2%

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF(2)	Annual U/W Gross Rent(2)	% of Total Annual U/W Gross Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Amazon(3)	AA-/A1/AA	3,048,302	32.3%	$5.59	$17,039,340	30.9%	9/30/2027	4, 5-year	N
RH(4)	NR/Ba2/BB	1,194,744	12.7%	$5.44	$6,501,553	11.8%	2/29/2028	3, 5-year	N
UPS(5)	NR/A2/A-	614,240	6.5%	$8.30	$5,099,301	9.2%	5/31/2030	2, 5-year	N
BJ’s Wholesale Club, Inc.(6)	NR/NR/BB	633,836	6.7%	$5.77	$3,660,336	6.6%	7/31/2033	4, 5-year	N
Avnet, Inc.(7)	BBB-/Baa3/BBB-	581,342	6.2%	$5.53	$3,214,617	5.8%	9/30/2026	1, 3-year & 1, 5-year	N
ELC Distribution Center LLC(8)	NR/NR/NR	645,462	6.8%	$4.72	$3,046,813	5.5%	8/31/2032	3, 5-year	N
YNAP Corporation(9)	NR/NR/A+	167,424	1.8%	$17.11	$2,864,263	5.2%	8/31/2035	None	Y
BlueTriton Brands, Inc.	NR/NR/NR	294,388	3.1%	$5.91	$1,739,623	3.2%	7/31/2031	None	N
Amcor Rigid Plastics USA, Inc.	NR/Baa2/BBB	422,912	4.5%	$4.06	$1,717,992	3.1%	6/30/2029	None	N
SYNNEX Corporation	BBB-/Baa3/BBB-	357,504	3.8%	$4.45	$1,590,343	2.9%	4/30/2028	None	N
Total Major Tenants		7,960,154	84.3%	$5.84	$46,474,182	84.2%

Non-Major Tenants		1,478,167	15.7%	$5.89	$8,703,972	15.8%

Occupied Collateral Total		9,438,321	100.0%	$5.85	$55,178,154	100.0%

Vacant Space		0	0.0%

Collateral Total		9,438,321	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Gross Rent PSF, Annual U/W Gross Rent and % of Total Annual U/W Gross Rent include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(3)	The Amazon leases at the 1901 Meadowville Technology Parkway property, 2020 Joe B. Jackson Parkway property and 510 John Dodd Road property are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

(4)	RH has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(5)	The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

(6)	BJ’s Wholesale Club, Inc. has (i) four, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(7)	Avnet, Inc. has (i) two consecutive renewal options (one three-year renewal and one five-year renewal) and (ii) no unilateral termination or contraction options remaining under its lease.

(8)	ELC Distribution Center LLC has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(9)	YNAP Corporation has the option to terminate its lease effective April 30, 2030 with notice to landlord by October 31, 2028 and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #13	Cut-off Date Balance:	$15,000,000
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		U/W NCF DSCR:	3.12x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the lease rollover schedule at the ILPT Logistics Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent(3)	% of Total Annual U/W Gross Rent(3)	Annual U/W Gross Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	2	123,548	1.3%	123,548	1.3%	$984,369	1.8%	$7.97
2024	0	0	0.0%	123,548	1.3%	$0	0.0%	$0.00
2025	1	95,953	1.0%	219,501	2.3%	$1,399,009	2.5%	$14.58
2026	2	640,875	6.8%	860,376	9.1%	$3,580,823	6.5%	$5.59
2027(4)	5	3,802,929	40.3%	4,663,305	49.4%	$19,355,297	35.1%	$5.09
2028	3	1,552,248	16.4%	6,215,553	65.9%	$8,091,897	14.7%	$5.21
2029	2	578,225	6.1%	6,793,778	72.0%	$3,118,833	5.7%	$5.39
2030	1	614,240	6.5%	7,408,018	78.5%	$5,099,301	9.2%	$8.30
2031	2	411,630	4.4%	7,819,648	82.8%	$2,848,762	5.2%	$6.92
2032	1	645,462	6.8%	8,465,110	89.7%	$3,046,813	5.5%	$4.72
Thereafter	4	973,211	10.3%	9,438,321	100.0%	$7,653,052	13.9%	$7.86
Vacant	0	0	0.0%	9,438,321	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	9,438,321	100.0%			$55,178,154	100.0%	$5.85
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	Annual U/W Gross Rent, % of Total Annual U/W Gross Rent and Annual U/W Gross Rent PSF are inclusive of (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(4)	Approximately 30.9% of the Annual U/W Gross Rent can be attributed to three Amazon leases, which expire in 2027. Amazon has been at each of the three spaces since October 2012 and maintains four, five-year renewal options at each of its spaces.

The following table presents historical occupancy percentages at the ILPT Logistics Portfolio Properties:

Historical Occupancy

2019(1)	2020(1)	2021(1)	2/1/2022(2)
100.0%	99.3%	100.0%	100.0%
(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of March 1, 2022, the ILPT Logistics Portfolio Properties are open and operational. However, YNAP Corporation (representing approximately 5.2% of U/W Gross Rent for the entire portfolio), the sole tenant at the 725 Darlington Avenue property, requested rent relief for four months from April 2020 through July 2020. The rent for those months was deferred and paid back by that tenant in 12 equal payments for the period beginning in August 2020 through July 2021 (in addition to monthly base rent per the lease). All deferred rent has been paid and the tenant remains current on rental obligations as of the origination date. As of March 1, 2022, the ILPT Logistics Portfolio Whole Loan is not subject to any modifications or forbearance requests.

Market Overview and Competition. According to the appraisal, the United States industrial market absorbed 133.8 million square feet of industrial space in the third quarter of 2021 and had a total inventory of approximately 15.7 billion square feet. As of the third quarter of 2021, the United States industrial market had a national vacancy rate of 4.6% and average triple-net asking rents of $8.62 PSF (which represents a 12.4% increase compared to the third quarter of 2020). The ILPT Logistics Portfolio, which is primarily comprised of large warehouse/distribution properties (with an average property size of 555,195 square feet) has a weighted average U/W Gross Rent of $5.85 PSF (weighted by individual tenant square footage) which is below the appraiser’s weighted average concluded industrial market rents of $6.99 PSF (based on concluded market rents for each individual ILPT Logistics Portfolio Property weighted based on square footage).

The ILPT Logistics Portfolio is located across 12 states and 13 different markets. The largest market concentrations are in the Philadelphia (2 properties; approximately 19.6% of U/W NOI), Richmond (1 property; approximately 11.4% of U/W NOI), and Nashville (1 property; approximately 10.7% of U/W NOI) markets.

According to a third party market report, the Philadelphia market reported a vacancy rate of 4.4% as of February 2022 with 12-month rent growth of 12.7% and asking rents of $8.86 PSF. The Philadelphia market has seen average rent growth of 8.0% annually over the past three years and continues to benefit from its location between New York City and Washington, D.C. Over the past 12 months, Southern New Jersey has garnered approximately 60.0% of the Philadelphia market’s leasing by square footage.

According to a third party market report, the Richmond market reported a 3.0% vacancy rate and asking rents of $7.33 PSF as of February 2022. The Richmond industrial market has seen commitment from several nationally-recognized tenants, such as Amazon (2.6 million square foot lease signed in April 2021), Lowe’s (1.2 million square foot lease signed in October 2021) and Wegmans (plans to construct a 1.1 million square foot facility).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #13	Cut-off Date Balance:	$15,000,000
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		U/W NCF DSCR:	3.12x
		U/W NOI Debt Yield:	13.2%

According to a third party market report, the Nashville market reported a 4.1% vacancy rate, 12-month rent growth of 12.6% and asking rents of $9.31 PSF as of February 2022. The Nashville market benefits from its centralized location, allowing industrial users in the market to reach over half of the United States population in roughly one day’s drive.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ILPT Logistics Portfolio Properties:

Cash Flow Analysis

	2019(1)(2)	2020(1)(2)	2021	U/W	%(3)	U/W $ per SF
Base Rent(4)	$36,799,811	$39,088,922	$42,733,390	$45,294,616	82.1%	$4.80
Straight Line Rent(5)	0	0	0	1,425,124	2.6	0.15
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$36,799,811	$39,088,922	$42,733,390	$46,719,741	84.7%	$4.95
Other Income	0	0	0	0	0.0	0.00
Total Recoveries	6,366,966	7,084,453	8,487,015	8,458,413	15.3	0.90
Net Rental Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	100.0%	$5.85
(Vacancy & Credit Loss)	0	0	0	0	0.0	0.00
Effective Gross Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	100.0%	$5.85

Real Estate Taxes(6)	3,389,300	3,934,541	4,318,006	4,384,171	7.9	0.46
Insurance	415,553	714,622	902,985	27,801	0.1	0.00
Management Fee	1,289,041	1,371,282	1,565,541	1,655,345	3.0	0.18
Other Operating Expenses(7)	2,128,537	2,364,516	3,187,934	4,041,244	7.3	0.43
Total Operating Expenses	$7,222,431	$8,384,962	$9,974,466	$10,108,560	18.3%	$1.07

Net Operating Income	$35,944,346	$37,788,413	$41,245,939	$45,069,593	81.7%	$4.78
Replacement Reserves	0	0	0	1,887,664	3.4	0.20
TI/LC	0	0	0	1,415,748	2.6	0.15
Net Cash Flow	$35,944,346	$37,788,413	$41,245,939	$41,766,181	75.7%	$4.43

NOI DSCR(8)	2.69x	2.83x	3.09x	3.37x
NCF DSCR(8)	2.69x	2.83x	3.09x	3.12x
NOI Debt Yield(8)	10.5%	11.1%	12.1%	13.2%
NCF Debt Yield(8)	10.5%	11.1%	12.1%	12.2%
(1)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018.

(2)	Excludes historical financials from the 7303 Rickenbacker Parkway West property, which was built in 2020.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	The U/W Base Rent includes $784,006 in rent steps through March 1, 2023.

(5)	Straight Line Rent is underwritten based on the straight-line average rent steps for investment grade tenants over the shorter of (i) the respective tenant’s lease term and (ii) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(6)	Three of the ILPT Logistics Portfolio Properties, the 2020 Joe B. Jackson Parkway property, the 17001 West Mercury Street property, and the 5300 Centerpoint Parkway property, are subject to payment in lieu of taxes (“PILOT”) arrangements. With respect to such properties, real estate taxes were underwritten based on the PILOT agreements. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

(7)	Other Operating Expenses include utilities, operating expenses, general and administrative, cleaning, salaries and non-recoverable expenses.

(8)	The debt service coverage ratios and debt yields are calculated based on the ILPT Logistics Portfolio A Notes, and exclude the ILPT Logistics Portfolio B Notes.

Mezzanine Loans. At origination of the ILPT Logistics Portfolio Whole Loan, Citigroup Global Markets Realty Corp., UBS AG, BANA, BMO and Morgan Stanley Mortgage Capital Holdings LLC also originated a $175,000,000 Mezzanine A Loan (the “ILPT Logistics Portfolio Mezzanine A Loan”) secured by equity interests in the borrowers, and an $80,000,000 Mezzanine B Loan secured by equity interests in the borrowers under the ILPT Logistics Portfolio Mezzanine A Loan (the “ILPT Logistics Portfolio Mezzanine B Loan,” and, together with the ILPT Logistics Portfolio Mezzanine A Loan, the “ILPT Logistics Portfolio Mezzanine Loans”). The ILPT Logistics Portfolio Mezzanine Loans are coterminous with the ILPT Logistics Portfolio Whole Loan. The ILPT Logistics Portfolio Mezzanine Loans have been sold to third parties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Various	Loan #13	Cut-off Date Balance:	$15,000,000
Property Addresses – Various	ILPT Logistics Portfolio	Cut-off Date LTV:	29.0%
		U/W NCF DSCR:	3.12x
		U/W NOI Debt Yield:	13.2%

The ILPT Logistics Portfolio Total Debt as of the origination date is summarized in the following table:

Note	Original Balance	Interest Rate	Cumulative U/W NCF DSCR	Cumulative U/W NOI Debt Yield	Cumulative Cut-off Date LTV
A Notes	$341,140,000	3.86465618%	3.12x	13.2%	29.0%
B Notes	$103,860,000	3.86465618%	2.40x	10.1%	37.9%
Mezzanine A Loan	$175,000,000	5.1456%	1.33x	6.4%	59.6%
Mezzanine B Loan	$80,000,000	5.8956%
Total Debt	$700,000,000

Partial Release. The borrowers may obtain the release of any individual ILPT Logistics Portfolio Property from the lien of the ILPT Logistics Portfolio Whole Loan upon prepayment of a release price equal to the lesser of the remaining ILPT Logistics Portfolio Whole Loan or 115% of the allocated loan amount of such ILPT Logistics Portfolio Property, together with, if prior to the open period, payment of a prepayment fee equal to the greater of 0.5% and a yield maintenance premium, and satisfaction of certain conditions, including among others (i) no event of default exists, (ii) after giving effect to the release, the aggregate debt yield on the ILPT Logistics Portfolio Total Debt based on the remaining ILPT Logistics Properties is no less than the greater of such aggregate debt yield immediately preceding such release and 6.24% and (iii) satisfaction of REMIC related conditions.

In addition, the borrowers may obtain the release of any individual ILPT Logistics Portfolio Property to cure a default or event of default related to such ILPT Logistics Portfolio Property, but only if (i) (a) prior to obtaining such release, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or guarantor or the use of any operating income or rents from any other ILPT Logistics Portfolio Property to effectuate such cure) or (b) such event of default related to an environmental condition at any ILPT Logistics Portfolio Property and (ii) such default or event of default was not caused by the borrowers or any of their affiliates in bad faith to circumvent the foregoing release requirements. Such a release will be subject to the same requirements for partial release as set forth above, except that the conditions relating to lack of an event of default and the required debt yield for such release will not apply.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Oakridge Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$13,750,000		Location:	Amarillo, TX
	Cut-off Date Balance:	$13,750,000		Size:	232 Units
	% of Initial Pool Balance:	2.6%		Cut-off Date Balance Per Unit:	$59,267
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$53,654
	Borrower Sponsors:	Victor David Huhem, Eli Victor Huhem, Matthew John Baker and Jeffrey Tyler Baker		Year Built/Renovated:	1973/2019
	Guarantors:	Victor David Huhem, Eli Victor Huhem, Matthew John Baker and Jeffrey Tyler Baker		Title Vesting:	Fee
	Interest Rate:	3.7500%		Property Manager:	Oro Apartment Management, LLC
	Note Date:	January 13, 2022		Current Occupancy (As of):	100.0% (2/4/2022)
	Seasoning:	2 months		YE 2020 Occupancy:	98.5%
	Maturity Date:	February 6, 2032		YE 2019 Occupancy:	98.3%
	Interest-Only Period:	60 months		Appraised Value:	$23,700,000
	Loan Term (Original):	120 months		Appraised Value Per Unit:	$102,155
	Amortization Term (Original):	360 months		Appraisal Valuation Date:	November 22, 2021
	Loan Amortization Type:	Interest Only, Amortizing Balloon
	Call Protection:	L(26),D(90),O(4)
				Underwriting and Financial Information
	Lockbox Type:	Springing		TTM NOI (12/31/2021):	$1,525,647
	Additional Debt:	None		YE 2020 NOI:	$1,519,479
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,489,888
				U/W Revenues:	$2,121,264
				U/W Expenses:	$797,108
				U/W NOI:	$1,324,156
Escrows and Reserves				U/W NCF:	$1,259,196
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.73x / 1.65x
Taxes	$12,392	$5,901	NAP	U/W Debt Yield based on NOI/NCF:	9.6% / 9.2%
Insurance	$21,187	$6,726	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.6% / 10.1%
Replacement Reserve	$0	$5,413	$324,800	Cut-off Date LTV Ratio:	58.0%
Deferred Maintenance	$450,494	$0	NAP	LTV Ratio at Maturity:	52.5%

Sources and Uses
Sources			Uses
Original loan amount	$13,750,000	100.0%	Loan Payoff	$1,575,137	11.5%
			Upfront Reserves	484,073	3.5
			Closing costs	437,810	3.2
			Return of equity	11,252,980	81.8
Total Sources	$13,750,000	100.0%	Total Uses	$13,750,000	100.0%

The Mortgage Loan. The mortgage loan (the “Oakridge Apartments Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a multifamily property (the “Oakridge Apartments Property”) located in Amarillo, Texas.

The Property. The Oakridge Apartments Property consists of 232 multifamily units located in Amarillo, Texas. The Oakridge Apartments Property was constructed in 1973 and consists of 27 two-story residential buildings and one, single-story leasing office, situated on a 9.53-acre site. The Oakridge Apartments Property’s unit mix includes 138 one-bedroom/one bath units, eight two-bedroom/one-bath units, 70 two bedroom/1.5 bath units, and 16 three-bedroom/two bath units, with an average unit size of 825 square feet. Unit amenities include a stainless steel appliance package, grey vinyl flooring or ceramic tiles, quartz countertops in some units, walk-in closets, patios/balcony and a fireplace. Community amenities include a laundry facility, playground and a clubhouse. Since 2013, the borrower sponsor has spent approximately $4.1 million in exterior renovations, including full siding replacement and painting, roof replacement, parking area renovations, sidewalk replacements and unit interior renovations. The Oakridge Apartments Property has 318 surface parking spaces, resulting in a parking ratio of 1.4 spaces per unit. As of February 4, 2022, the Oakridge Apartments Property was 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 2727 Virginia Circle Amarillo, TX 79109	Loan #14 Oakridge Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,750,000 58.0% 1.65x 9.6%

The following table presents certain information relating to the unit mix of the Oakridge Apartments Property:

Unit Mix Summary (1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom (500 SF)	32	32	13.8%	100.0%	500	$603
1 Bedroom / 1 Bathroom (750 SF)	106	106	45.7%	100.0%	750	$667
2 Bedrooms / 1 Bathroom (800 SF)	8	8	3.4%	100.0%	800	$795
2 Bedrooms / 1.5 Bathrooms (992 SF)	70	70	30.2%	100.0%	992	$900
3 Bedrooms / 2 Bathrooms (1,250 SF)	16	16	6.9%	100.0%	1,250	$1,102
Total/Weighted Average	232	232	100.0%	100.0%	825	$763
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Oakridge Apartments Property:

Historical Occupancy

12/31/2018	12/31/2019(1)	12/31/2020(1)	2/4/2022(2)
NAV	98.3%	98.5%	100.0%
(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The Oakridge Apartments Property is located in Amarillo, Potter County, Texas, within the Amarillo Metropolitan Statistical Area (the “Amarillo MSA”). The city of Amarillo is situated in the northwestern portion of the state of Texas. The Amarillo MSA economy is primarily driven by education, health services, trade, transportation, utilities, leisure and hospitality sectors. Major employers within the Amarillo MSA include: Amarillo Independent School District, Tyson Foods, Inc., CNS Pantex, BSA Health System/Don & Sybil Harrington Cancer Center and Northwest Texas Healthcare System.

Access to the Oakridge Apartment Property is provided via North Pierce Street and Interstate 40. Interstate 40 provides access to the greater Amarillo City metro area. Amarillo College is located within approximately 2.4 miles of the Oakridge Apartments Property. Amarillo College offers associates degrees and certificate programs. Amarillo is also home to an established arts scene anchored by the Amarillo Opera, Amarillo Symphony, Lone Star Ballet, Amarillo Little Theatre, and Cadillac Ranch, one of the world’s first roadside sculptures featuring ten spray-painted Cadillacs buried nose-down in an Amarillo field off of Interstate 40. The neighborhood surrounding the Oakridge Apartments Property is predominantly commercial with development increasing over the past three years. Major retailers and restaurants surrounding the Oakridge Apartment Property are The Home Depot, Walmart Supercenter, Burlington, Target, Lowe’s and Sam’s Club.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius of the Oakridge Apartments Property is 11,793, 95,952 and 178,225, respectively, with a median household income within the same radii of approximately $46,446, $44,835 and $50,929, respectively.

According to a third party market research report, as of the fourth quarter of 2021, the Amarillo multifamily submarket contained approximately 14,489 units, a reported 9.4% vacancy rate, representing a year-over-year decrease of 2.4% and an average asking rent per unit of $796, representing a year-over-year increase of 8.2%.

Appraiser’s Comp Set – The appraiser identified five primary competitive properties for the Oakridge Apartments Property totaling 913 units, which reported an average vacancy rate of approximately 4.5%. The appraiser concluded to average monthly market rents per unit ranging from $729 for one-bedroom units, $962 for two-bedroom units and $1,200 for three-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden 2727 Virginia Circle Amarillo, TX 79109	Loan #14 Oakridge Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,750,000 58.0% 1.65x 9.6%

Competitive Set(1)

	Oakridge Apartments (Subject)(2)	Colonial Arms-Jamestown	The Wellington	Ridgecrest Apartment	Amarillo Square	Boulder Bay
Location	Amarillo, TX	Amarillo, TX	Amarillo, TX	Amarillo, TX	Amarillo, TX	Amarillo, TX
Distance to Subject	--	0.3 miles	0.7 miles	1.7 miles	1.8 miles	2.7 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Year Built/Renovated	1973/2019	1978/2021	1973/NAP	1974/NAP	1983/2018	2017/NAP
Number of Units	232	86	306	116	181	224
Average Monthly Rent (per unit)
1 Bedroom	$659 - $750	$665	$630 - $800	$625	$619	$825
2 Bedrooms	$850 - $975	$780 - $905	$820 - $950	$725	$725	$1,100
3 Bedrooms	$1,200	$1,055	$1,120 - $1,145	$895	$1,125 - $1,275	$1,400
Occupancy	100.0%	16.3%	100.0%	94.8%	89.0%	98.2%
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Oakridge Apartments Property:

Cash Flow Analysis

	2019	2020	TTM 12/31/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$2,006,737	$2,047,003	$2,064,679	$2,123,520	95.3%	$9,153
Grossed Up Vacant Space	0	0	0	0	0.0	0
Gross Potential Rent	$2,006,737	$2,047,003	$2,064,679	$2,123,520	95.3%	$9,153
Other Income(2)	73,840	83,222	97,295	103,920	4.7	448
Net Rental Income	$2,080,577	$2,130,225	$2,161,974	$2,227,440	100.0%	$9,601
(Vacancy & Credit Loss)	0	0	0	(106,176)(3)	(5.0)	(458)
Effective Gross Income	$2,080,577	$2,130,225	$2,161,974	$2,121,264	95.2%	$9,143

Real Estate Taxes	72,137	71,933	69,692	233,135	11.0	1,005
Insurance	72,000	72,000	72,000	80,712	3.8	348
Management Fee	80,267	81,879	82,544	63,638	3.0	274
Other Operating Expenses	366,285	384,934	412,091	419,623	19.8	1,809
Total Operating Expenses	$590,689	$610,746	$636,327	$797,108	37.6%	$3,436

Net Operating Income	$1,489,888	$1,519,479	$1,525,647	$1,324,156	62.4%	$5,708
Capital Expenditures	0	0	0	64,960	3.1	280
Net Cash Flow	$1,489,888	$1,519,479	$1,525,647	$1,259,196	59.4%	$5,428

NOI DSCR	1.95x	1.99x	2.00x	1.73x
NCF DSCR	1.95x	1.99x	2.00x	1.65x
NOI Debt Yield	10.8%	11.1%	11.1%	9.6%
NCF Debt Yield	10.8%	11.1%	11.1%	9.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes administrative fees, late fees, laundry income, guest parking and miscellaneous income.

(3)	The underwritten economic vacancy is 5.0%. The Oakridge Apartments Property was 100.0% physically occupied as of February 4, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Hampden Industrial Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	AREF		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial - Flex
	Original Principal Balance:	$13,100,000		Location:	Sheridan, CO
	Cut-off Date Balance:	$13,100,000		Size:	126,956 SF
	% of Initial Pool Balance:	2.5%		Cut-off Date Balance Per SF:	$103.19
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$103.19
	Borrower Sponsors:	Joseph David Blum and The Joseph D. Blum Revocable Trust		Year Built/Renovated:	1973/2019
	Guarantors:	Joseph David Blum and The Joseph D. Blum Revocable Trust		Title Vesting:	Fee
	Mortgage Rate:	4.2900%		Property Manager:	Colliers Bennett & Kahnweiler, Inc.
	Note Date:	March 11, 2022		Current Occupancy (As of):	94.5% (2/10/2022)
	Seasoning:	0 months		YE 2021 Occupancy:	91.3%
	Maturity Date:	April 6, 2032		YE 2020 Occupancy:	88.4%
	IO Period:	120 months		YE 2019 Occupancy:	90.0%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$26,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$204.80
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	February 19, 2022
	Call Protection:	L(24),D(92),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(2)
	Additional Debt:	No		TTM NOI (1/31/2022)(3):	$1,063,132
	Additional Debt Type (Balance):	NAP		YE 2021 NOI(3):	$1,042,437
				YE 2020 NOI(3):	$905,795
				YE 2019 NOI(3):	$660,716
				U/W Revenues:	$1,934,623
				U/W Expenses:	$670,090
Escrows and Reserves				U/W NOI(3):	$1,264,533
	Initial	Monthly	Cap	U/W NCF:	$1,218,516
Taxes	$26,007	$26,007	NAP	U/W DSCR based on NOI/NCF:	2.22x / 2.14x
Insurance	$19,691	$3,282	NAP	U/W Debt Yield based on NOI/NCF:	9.7% / 9.3%
Replacement Reserve	$0	$1,270	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.7% / 9.3%
TI/LC Reserve	$200,000	Springing(1)	$200,000	Cut-off Date LTV Ratio:	50.4%
Immediate Repairs	$47,300	$0	NAP	LTV Ratio at Maturity:	50.4%

Sources and Uses
Sources			Uses
Loan Amount	$13,100,000	50.4%	Purchase Price	$25,000,000	96.1%
Equity Contribution	12,917,514	49.6	Closing Costs	724,516	2.8
			Upfront Reserves	292,998	1.1
Total Sources	$26,017,514	100.0%	Total Uses	$26,017,514	100.0%
(1)	On each monthly payment date on which the balance in the TI/LC reserve is equal to or less than $50,000, the borrower is required to deposit $4,232.

(2)	While the Hampden Industrial Park Mortgage Loan (defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Hampden Industrial Park Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The increase in NOI over the last three years was primarily a result of leases being converted from modified gross to net.

The Mortgage Loan. The mortgage loan (the “Hampden Industrial Park Mortgage Loan”) is evidenced by a single promissory note with an original balance of $13,100,000 secured by a first mortgage encumbering the fee interest in a 126,956 square foot industrial flex space located in Sheridan, Colorado (the “Hampden Industrial Park Property”).

The Property. The Hampden Industrial Park Property is a 126,956 square foot industrial property, located in Sheridan, Colorado. Situated on an 8.4-acre site, the Hampden Industrial Park Property consists of four buildings with clear heights ranging from 14’ to 16’. The Hampden Industrial Park Property was constructed in 1973 and was last renovated in 2019. Recent capital improvements include a new roof, tenant and monument signage, new awnings, parking lot repairs, exterior LED lighting, exterior paint, and landscaping upgrades. The Hampden Industrial Park Property features 114,256 square feet (90.0% of NRA) of warehouse space and 12,700 square feet (10.0% of NRA) of office/flex space. The Hampden Industrial Park Property features 381 surface parking spaces (approximately 3.0 spaces per 1,000 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #15	Cut-off Date Balance:	$13,100,000
2331 West Hampden Avenue	Hampden Industrial Park	Cut-off Date LTV:	50.4%
Sheridan, CO 80110		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.7%

The Hampden Industrial Park Property was 94.5% occupied by 54 tenants as of February 10, 2022 and no tenant leases more than 4.3% of the NRA or contributes to more than 4.2% of the underwritten base rent. The tenants are primarily local in nature and have a mixture of uses including automotive repair and service, body work, and detailing work. Other primary uses include a variety of business service and contractor type uses.

COVID-19 Update. As of March 6, 2022, the Hampden Industrial Park Property is open and operating. Based on an accounts receivable report dated February 23, 2022, approximately $11,030 was over 30 days delinquent and $1,900 of accounts receivable was over 60 days delinquent, representing a collection rate over underwritten in-place gross rent of 99.4% and 99.9% for January 2022 and December 2021, respectively. As of March 6, 2022, the Hampden Industrial Park Mortgage Loan is not subject to any modification or forbearance agreement, and the borrower has not requested any modification or forbearance to the Hampden Industrial Park Mortgage Loan terms.

The following table presents certain information relating to the tenancy at the Hampden Industrial Park Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Jesus Santiago Dominguez	NR/NR/NR	5,468	4.3%	$9.66	$52,830	4.2%	7/31/2024	None	N
Vitaliy Filatou	NR/NR/NR	4,500	3.5%	$9.50	$42,750	3.4%	3/31/2023	None	N
Finishing Glo Detailing	NR/NR/NR	4,264	3.4%	$10.63	$45,318	3.6%	11/30/2024	None	N
Bill Lovelett	NR/NR/NR	4,250	3.3%	$11.84	$50,340	4.0%	7/31/2022	None	N
David Oropeza	NR/NR/NR	4,250	3.3%	$10.19	$43,313	3.5%	3/31/2023	None	N
Total Major Tenants		22,732	17.9%	$10.32	$234,550	18.7%

Non-Major Tenants		97,298	76.6%	$10.48	$1,019,884	81.3%

Occupied Collateral Total		120,030	94.5%	$10.45	$1,254,434	100.0%

Vacant Space		6,926	5.5%

Collateral Total		126,956	100.0%

(1)	Information obtained from the underwritten rent roll dated February 10, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #15	Cut-off Date Balance:	$13,100,000
2331 West Hampden Avenue	Hampden Industrial Park	Cut-off Date LTV:	50.4%
Sheridan, CO 80110		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the lease rollover schedule at the Hampden Industrial Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	17	36,234	28.5%	36,234	28.5%	$376,912	30.0%	$10.40
2023	15	33,122	26.1%	69,356	54.6%	$338,755	27.0%	$10.23
2024	17	38,724	30.5%	108,080	85.1%	$406,739	32.4%	$10.50
2025	4	8,050	6.3%	116,130	91.5%	$92,188	7.3%	$11.45
2026	1	3,900	3.1%	120,030	94.5%	$39,840	3.2%	$10.22
2027	0	0	0.0%	120,030	94.5%	$0	0.0%	$0.00
2028	0	0	0.0%	120,030	94.5%	$0	0.0%	$0.00
2029	0	0	0.0%	120,030	94.5%	$0	0.0%	$0.00
2030	0	0	0.0%	120,030	94.5%	$0	0.0%	$0.00
2031	0	0	0.0%	120,030	94.5%	$0	0.0%	$0.00
2032	0	0	0.0%	120,030	94.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	120,030	94.5%	$0	0.0%	$0.00
Vacant	0	6,926	5.5%	126,956	100.0%	$0	0.0%	$0.00
Total/Weighted Average	54	126,956	100.0%			$1,254,434	100.0%	$10.45
(1)	Information obtained from the underwritten rent roll dated February 10, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes contractual rent steps through February 2023. Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hampden Industrial Park Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	2/10/2022(2)
90.0%	88.4%	91.3%	94.5%
(1)	Information obtained from the borrower. Represents the average occupancy over the preceding twelve months.

(2)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The Hampden Industrial Park Property is located in Sheridan, Colorado, in Arapahoe County, within the Denver-Aurora-Lakewood, CO metropolitan statistical area (“MSA”). The city of Sheridan is considered a suburb of metro Denver, located approximately seven miles from Denver’s central business district. The top three industries within the Denver-Aurora-Lakewood, CO MSA are Healthcare/Social Assistance, Prof/Scientific/Tech Services, and Retail Trade, which represent a combined total of 35% of the population. Primary access to the Hampden Industrial Park Property is provided by US 85. The land surrounding the Hampden Industrial Park Property consists of commercial (40%), industrial (20%), and single unit residential (20%) properties. According to the appraisal, the estimated 2021 population within a one, three, and five-mile radius of the Hampden Industrial Park Property is 11,363, 143,082 and 377,663, respectively. The estimated 2021 average household income within the same radii was $61,844, $88,034 and $104,291, respectively.

According to the appraisal, the Hampden Industrial Park Property is situated in the South Central industrial submarket, which contained approximately 25.3 million square feet of industrial space as of the third quarter of 2021. The South Central industrial submarket reported a vacancy rate of 4.1% with an average asking rental rate of $8.93 per square foot. The South Central Industrial submarket reported net absorption of 4,789 square feet during the third quarter of 2021.

The appraiser identified six competitive properties for the Hampden Industrial Park Property totaling approximately 832,931 square feet. The appraiser concluded to net market rents for the Hampden Industrial Park Property of $12.00 PSF for fronting units, $10.50 PSF for units greater than 3,000 square feet, $11.00 for units between 1,500 and 3,000 square feet, and $12.00 PSF for units less than 1,500 square feet, and a stabilized vacancy rate of 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #15	Cut-off Date Balance:	$13,100,000
2331 West Hampden Avenue	Hampden Industrial Park	Cut-off Date LTV:	50.4%
Sheridan, CO 80110		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Hampden Industrial Park Property:

Market Rent Summary(1)

	Fronting Units	> 3,000 Square Feet	1,500-3,000 Square Feet	< 1,500 Square Feet
Market Rent (PSF)	$12.00	$10.50	$11.00	$12.00
Lease Term (Years)	3.0	3.0	3.0	3.0
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	$0.50/SF/Yr.	$0.50/SF/Yr.	$0.50/SF/Yr.	$0.50/SF/Yr.

(1)	Information obtained from the appraisal.

The following table presents certain information relating to seven recent sales of properties comparable to the Hampden Industrial Park Property:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Adjusted Sale Price(2)	Sale Price (PSF)
Parkway Point	Lone Tree, CO	90,219	Dec-20	$14,150,000	$156.84
Arapahoe Corporate Park II	Centennial, CO	58,943	Dec-20	$9,050,000	$153.54
Stapleton Square	Denver, CO	64,868	Dec-20	$9,025,000	$139.13
8100 Shaffer Parkway Office/Flex Building	Littleton, CO	29,302	Mar-21	$5,600,000	$191.11
Garrison Business Park	Lakewood, CO	49,183	May-21	$10,000,000	$203.32
Blakeland Industrial Park	Littleton, CO	88,152	Oct-21	$19,385,000	$219.90
4700 South Business Park	Englewood, CO	70,393	Nov-21	$13,300,000	$188.94
(1)	Information obtained from the appraisal.

(2)	Adjusted for cash equivalency, lease-up, and/or deferred maintenance.

The following table presents certain information relating to six comparable leases to those at the Hampden Industrial Park Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Hampden Park West 1500 West Hampden Avenue Sheridan, CO	1981/NAP	7,799	0.5 miles	100%	5 yrs.	1,917	$10.00	NNN
4700 South Business Park 4719, 4720, 4731, 4750 South Santa Fe Circle Englewood, CO	1997/2000	70,393	1.7 miles	95%	5 yrs.	7,712	$12.50	NNN
Sherwood Business Park 2701-2895 West Oxford Avenue Englewood, CO	1981/NAP	230,000	0.9 miles	100%	5 yrs.	4,300	$9.75	NNN
Oxford Santa Fe Business Park 4111-4251 South Natches Court Englewood, CO	1985/NAP	190,492	1.0 miles	90%	3 yrs.	1,520	$11.00	NNN
Dry Creek Business Park 7300-7348 South Alton Way Centennial, CO	1980/NAP	244,028	8.6 miles	92%	5 yrs.	10,193	$11.00	NNN
Parkway Point 8200-8250 Park Meadows Drive Lone Tree, CO	1985/NAP	90,219	9.1 miles	96%	3 yrs.	3,864	$12.37	NNN
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #15	Cut-off Date Balance:	$13,100,000
2331 West Hampden Avenue	Hampden Industrial Park	Cut-off Date LTV:	50.4%
Sheridan, CO 80110		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hampden Industrial Park Property:

Cash Flow Analysis

	2019	2020	2021	TTM 1/31/2022	U/W	%(1)	U/W $ per SF
Rents in Place	$1,031,241	$963,525	$1,128,177	$1,148,812	$1,203,026	58.9%	$9.48
Contractual Rent Steps(2)	0	0	0	0	51,409	2.5	0.40
Grossed Up Vacant Space	0	0	0	0	109,034	5.3	0.86
Gross Potential Rent	$1,031,241	$963,525	$1,128,177	$1,148,812	$1,363,469	66.7%	$10.74
Other Income(3)	16,910	15,783	13,098	14,588	14,588	0.7	0.11
Total Recoveries	207,257	397,731	462,265	473,752	665,600	32.6	5.24
Net Rental Income	$1,255,407	$1,377,039	$1,603,540	$1,637,152	$2,043,657	100.0%	$16.10
(Vacancy & Credit Loss)(4)	0	0	0	0	(109,034)	(8.0)	(0.86)
Effective Gross Income	$1,255,407	$1,377,039	$1,603,540	$1,637,152	$1,934,623	94.7%	$15.24

Real Estate Taxes	261,452	236,330	215,252	226,257	312,083	16.1	2.46
Insurance	13,800	15,573	24,928	24,928	39,382	2.0	0.31
Management Fee	62,750	41,311	79,696	81,595	77,385	4.0	0.61
Other Operating Expenses	256,689	178,030	241,228	241,240	241,240	12.5	1.90
Total Operating Expenses	$594,692	$471,244	$561,104	$574,020	$670,090	34.6%	$5.28

Net Operating Income(5)	$660,716	$905,795	$1,042,437	$1,063,132	$1,264,533	65.4%	$9.96
Replacement Reserves	0	0	0	0	15,235	0.8	0.12
TI/LC	0	0	0	0	30,782	1.6	0.24
Net Cash Flow	$660,716	$905,795	$1,042,437	$1,063,132	$1,218,516	63.0%	$9.60

NOI DSCR	1.16x	1.59x	1.83x	1.87x	2.22x
NCF DSCR	1.16x	1.59x	1.83x	1.87x	2.14x
NOI Debt Yield	5.0%	6.9%	8.0%	8.1%	9.7%
NCF Debt Yield	5.0%	6.9%	8.0%	8.1%	9.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through February 2023.

(3)	Other Income includes oil removal and other miscellaneous fees.

(4)	The underwritten economic vacancy is 5.4%. The Hampden Industrial Park Property was 94.5% leased as of February 10, 2022.

(5)	The increase in NOI over the last three years was primarily a result of leases being converted from modified gross to net resulting in increase in recoveries.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2022-C62	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.